As filed with the U.S. Securities and Exchange Commission on October 2, 2024.

Registration No. 333-280739

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3

to

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BeLive Holdings

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7373	Not Applicable
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

26A Ann Siang Road

#03-00

Singapore 069706

+65 9090 5788

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry F. Schlueter, Esq. Celia Velletri, Esq. Schlueter & Associates, P.C. 5655 South Yosemite Street, Suite 350 Greenwood Village, CO 80111 (303) 292-3883	Lawrence Metelitsa. Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 396-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering by the registrant of its 1,750,000 Ordinary Shares (the “Public Offering Prospectus”) through the underwriters named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale by selling shareholders named therein of up to 2,139,227 Ordinary Shares of the registrant (the “Resale Prospectus”). The resale offering is not part of, and will not be conducted simultaneously with, the firm commitment public offering. It will not take place until the ordinary shares are listed on Nasdaq. The registrant will not receive any proceeds from the sale of Ordinary Shares by the selling shareholders.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different inside and outside front covers;
●	they contain different Offering sections in the Prospectus Summary;
●	they contain different Use of Proceeds sections;
●	the Capitalization and Dilution sections are deleted from the Resale Prospectus;
●	the Underwriting section from the Public Offering Prospectus is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place;
●	a Selling Shareholders section is included in the Resale Prospectus; and
●	the Legal Matters section in the Resale Prospectus deletes the reference to counsel for the underwriters.

The registrant has included in this registration statement a set of alternate pages after the back cover of the Public Offering Prospectus, which we refer to as the Alternate Pages, to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling stockholders named therein.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 2, 2024

PROSPECTUS

BeLive Holdings

1,750,000 Ordinary Shares

This is the initial public offering of ordinary shares, par value US$0.0005 per share (“Ordinary Shares”), of BeLive Holdings, a Cayman Islands exempted company. Throughout this prospectus, unless the context indicates otherwise, references to “BeLive” refers to BeLive Holdings, a holding company, and references to “we,” the “Company” or “our company” are to BeLive and/or its consolidated subsidiaries.

We anticipate that the initial public offering price of the Ordinary Shares to be US$4.00 per Ordinary Share.

Unless otherwise noted, the share and per share information in this prospectus reflects a 5-for-1 reverse stock split (the “Reverse Split”) of our outstanding Ordinary Shares effective as of February 18, 2024.

Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to have our Ordinary Shares listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BLIV”. There can be no assurance our application for listing will be approved by Nasdaq. If our application is not approved, we will not proceed with this offering.

We are a holding company incorporated in the Cayman Islands and conduct all our operations through our subsidiaries in Singapore and Vietnam. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our Ordinary Shares should be aware that the Ordinary Shares do not represent or constitute equity interests in our subsidiaries.

We are an “emerging growth company” and a “foreign private issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. See “Prospectus Summary – Implications of Being an Emerging Growth Company” and “Prospectus Summary – Implications of Being a Foreign Private Issuer”.

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 9, for factors you should consider before investing in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share		Total
Initial public offering price(1)	US$	4.00	US$	7,000,000
Underwriting discounts and commissions(2)	US$	0.300	US$	525,000
Proceeds, before expenses, to us(3)	US$	3.700	US$	6,475,000

(1) Assuming an initial public offering price of US$4.00, the initial public offering price set forth on this cover page.

(2) We have also agreed to reimburse the underwriters for certain expenses and to provide the representatives of the underwriters a non-accountable expense allowance equal to 0.5% of the gross proceeds of this offering payable at the closing of the offering. See “Underwriting” for additional information regarding compensation payable to the underwriters.

(3) The amount of offering proceeds to us presented in this table does not give effect to the exercise of the over-allotment option issued to the underwriters.

We have granted the underwriters an option, exercisable from time to time in whole or in part, to purchase up to 262,500 additional Ordinary Shares from us at the initial public offering price, less underwriting discounts and commissions, within 45 days after the closing of this offering, solely to cover over-allotments, if any. If the underwriters exercise the option in full, the total proceeds to us, before expenses and after deducting underwriting discounts and commissions, assuming an initial public offering price of US$4.00, the initial public offering price set forth on this cover page, will be US$7,446,250.

The underwriters expect to deliver the Ordinary Shares to investors on or about [●], 2024.

Sole bookrunning manager

R.F. Lafferty & Co., Inc.

The date of this prospectus is October 2, 2024.

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ABOUT THIS PROSPECTUS

Neither we, nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we, nor the underwriters take responsibility for, or provide any assurance about the reliability of, any information that you may receive from other parties. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not assume that the information contained in the registration statement of which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus, and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

For investors outside the United States: Neither we, nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

The financial information in this prospectus has been prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, which differ in certain significant respects from accounting principles generally accepted in the United States, or “U.S. GAAP.” This prospectus does not include a reconciliation from IFRS to U.S. GAAP. You should consult your own professional advisors for an understanding of the differences between IFRS and U.S. GAAP, and how those differences might affect the financial information included in this prospectus.

ii

When we refer to “U.S. dollars” and “US$” in this prospectus, we are referring to United States dollars, the legal currency of the United States of America. When we refer to “S$,” we are referring to Singapore dollars, the legal currency of Singapore.

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts, and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

In anticipation of undertaking a public offering of its Ordinary Shares, the Company has:

(i)	effective February 18, 2024, amended its Memorandum of Association to change the authorized share capital to $50,000 divided into 100,000,000 ordinary shares of a par value of $0.0005 each;
(ii)	effective February 18, 2024, effected a 5:1 reverse stock split resulting in 7,985,241 Ordinary Shares outstanding, which have been retroactively restated to the beginning of the first period presented herein; and
(iii)	effective June 20, 2024, changed the authorized share capital to $500,000 divided into 1,000,000,000 ordinary shares of par value of $0.0005 each.

The economic rights of our ordinary shares held by each shareholder prior to and after the Reverse Split shall remain unchanged, which rights include, but are not limited to, dividend, liquidation, and conversion rights.

Financial Information in U.S. Dollars

Our reporting currency is the Singapore dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Singapore dollars into U.S. dollars were made at S$1.3193 to US$1.00, the noon buying rate as certified by the Federal Reserve Bank of New York for customs purposes as of December 29, 2023, the last business day in 2023. We make no representation that the Singapore dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Singapore dollars, as the case may be, at any particular rate, or at all.

MARKET, INDUSTRY, AND CERTAIN STATISTICAL DATA

Certain statistical data, market and industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties, and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate,” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may, from time to time, make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the United States Securities and Exchange Commission (the “SEC”), other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties, and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, regional, national, international, or global political, economic, business, competitive, market and regulatory conditions, the risk factors set forth in “Risk Factors” including but not limited to the following:

●	our business strategies, operating plans, and business prospects;

iii

●	our capital commitment plans and funding requirements and the availability of financing and capital to fund these needs

●	our ability to effectuate and manage our planned business expansion;

●	the regulatory and political environment in the jurisdictions in which our we operate;

●	competition in the live commerce and shoppable short video industry in which we operate;

●	our ability to attract customers and maintain customer loyalty;

●	our ability to retain senior management team members and recruit qualified and experienced new team members

●	breaches of laws or regulations in the operation and management of our current and future businesses and assets;

●	the overall global economic and general market conditions;

●	our ability to execute our strategies;

●	our ability to maintain our competitiveness and operational efficiency;

●	our ability to anticipate and respond to changes in the live commerce and shoppable short video industry and in client demands, trends and preferences;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

●	changes in interest rates or rates of inflation; and

●	legal, regulatory, and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus, and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The market for building envelope solutions may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

iv

ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability and our affairs are governed by our Memorandum and Articles of Association and the Companies Act, and the common law of the Cayman Islands.

All of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents of jurisdictions other than the United States and all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168 as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States of America or of any state of the United States of America.

Cayman Islands

Appleby, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the U.S. federal securities laws or the securities laws of any state or other territory of the United States of America; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

Appleby has informed us that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company in a foreign court (other than certain judgments of a superior court of certain states of the Commonwealth of Australia) will be recognized as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, we would expect such proceedings to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice.

Singapore

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties, or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States, or any state or territory of the United States is enforceable in Singapore.

Vietnam

Vietnam became a party to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the “New York Convention”) on September 12, 1995, and a few bilateral treaties relating to the recognition and enforcement of foreign judgments but not to any other multinational treaty in this regard. Foreign arbitral awards can be enforceable in Vietnam under the New York Convention after being recognized by Vietnamese courts in accordance with statutory procedures. One of Vietnam’s most significant declarations is that the New York Convention will be applied only to differences arising out of legal relationships which are considered as commercial under the laws of Vietnam. However, in principle, Vietnam’s Civil Procedure Code provides that a civil judgment or decision of a foreign court is enforceable in Vietnam only if there is a treaty in this regard between Vietnam and such foreign country (including international treaties) or on a reciprocal basis. Vietnam’s Civil Procedure Code also sets out several grounds for Vietnamese courts to refuse the recognition and enforcement of foreign judgments and decisions or foreign arbitral awards. Furthermore, even if a foreign arbitral award is recognized, there are reconsideration procedures in place. According to the public database of the Ministry of Justice, which provide a brief of 83 petitions submitted from January 1, 2012 to September 30, 2019, 30 of them were rejected. Therefore, it may be difficult to enforce in Vietnam any judgment or decision issued by a U.S. court against us or our directors and officers who are citizens of Vietnam.

v

DEFINITIONS

Unless we indicate otherwise, all information in this prospectus reflects the following:

“Articles of Association” means the Amended and Restated Articles of Association of our Company, adopted on and effective as of March 5, 2024, and as further supplemented, amended, or otherwise modified from time to time.

“BeLive BVI” means BeLive Technology Group Ltd, a BVI business company incorporated under the laws of the British Virgin Islands on March 7, 2023, and a direct wholly owned subsidiary of BeLive Holdings.

“BeLive Cayman” means BeLive Holdings, an exempted company incorporated under the laws of the Cayman Islands on February 24, 2023.

“BeLive SaaS” and “BeLive SaaS Solution” means BeLive’s cloud-based software-as-a-service that can be integrated into a customer’s existing online platform.

“BeLive Singapore” means BeLive Technology Pte. Ltd, a company incorporated under the laws of the Republic of Singapore on June 18, 2014, and an indirect wholly owned subsidiary of BeLive Holdings.

“BeLive Solutions” means BeLive’s BeLive SaaS Solution and BeLive White Label Solution.

“BeLive White Label” and “BeLive White Label Solution” means BeLive’s customized live and video technology solutions, including live commerce and shoppable short video solutions, that can be integrated into a customer’s internal system.

“BeLive Vietnam” means BeLive Technology (Vietnam) Company Limited, a company incorporated under the laws of the Socialist Republic of Vietnam on June 16, 2021, and an indirect wholly owned subsidiary of BeLive Holdings.

“BSIP” means BSIP (BVI) Company Limited, which holds Ordinary Shares, issued upon the exercise of options pursuant to the Company’s 2023 Share Option Scheme, for the benefit of certain employees of the Group.

“BVI” means the British Virgin Islands.

“CAGR” means compound annual growth rate.

“Companies Act” means the Companies Act (as revised) of the Cayman Islands.

“Company”, “we”, “us”, “our” and “BeLive” means BeLive Holdings, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on February 24, 2023.

“COVID-19” means the Coronavirus Disease 2019.

“Group” means BeLive Holdings, and its subsidiaries BeLive BVI, BeLive Singapore and BeLive Vietnam.

“Memorandum” or “Memorandum of Association” means the amended and restated memorandum of association of our Company adopted on March 5, 2024 and with effect from March 5, 2024, and as further supplemented, amended, or otherwise modified from time to time.

“$”, “US$”, or “US dollars” refers to the legal currency of the United States.

Other terms are defined in this prospectus.

Company information provided herein is as of the date of this Prospectus unless otherwise indicated.

vi

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Overview

Our Group’s history began in 2014 when we launched a social streaming mobile application with a focus on empowering users to share their lives while interacting with their audience in real time. Recognizing a significant potential in e-commerce, we redirected our focus in 2018 towards business-to-business and providing live commerce and shoppable short videos solutions (“BeLive Solutions”) to international retail companies and e-commerce marketplaces. Our BeLive Solutions enable our customers to leverage the power of interactive and immersive live and video commerce to their online business and enable our customers to curate unique videos that may also be aired real-time as they are simultaneously being recorded, for anytime instant replay. We categorize our BeLive Solutions into (i) an enterprise-grade BeLive White Label Solution which is customized to meet a customer’s unique requirements and which can be integrated into their existing internal system and (ii) a cloud-based software-as-a-service (SaaS) solution (“BeLive SaaS Solution”) for customers who are looking for a quick and cost-effective live commerce and shoppable short video solution without the necessity of building their own infrastructure and technology stack.

BeLive Holdings is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of its own, it conducts its operations of providing live commerce and shoppable short videos through its indirect wholly owned subsidiaries, BeLive Singapore and BeLive Vietnam.

Our mission is to be an industry leader in designing, developing, and providing technology solutions for live commerce and shoppable short videos.

1

Our Corporate

BeLive Cayman was incorporated on February 24, 2023, under the laws of the Cayman Islands, while BeLive BVI was incorporated on March 7, 2023, under the laws of the BVI, and has been a direct wholly owned subsidiary of BeLive Cayman since incorporation.

Our Operating Subsidiaries are BeLive Singapore, which was incorporated on June 18, 2014, under the laws of Singapore, and BeLive Vietnam, which was incorporated on June 16, 2021, under the laws of Vietnam, and which has been a wholly owned subsidiary of BeLive Singapore since incorporation. Through our Operating Subsidiaries, BeLive Cayman primarily engages in the development and provision of live commerce and shoppable short videos solutions.

On June 9, 2023, as part of a reorganization prior to the listing, BeLive BVI acquired all of the shares of BeLive Singapore from FTAG Ventures Pte. Ltd, Kenneth Teck Chuan Tan, and several other minority shareholders in exchange for shares of BeLive Cayman in the same proportion as their respective shareholdings in BeLive Singapore. Upon completion of such reorganization, BeLive Singapore became a wholly owned subsidiary of BeLive BVI.

The chart below sets out our corporate structure:

FTAG Ventures Pte. Ltd.
Pre IPO / Post IPO
57.83% / 47.61%
Kenneth Teck Chuan Tan
Pre IPO / Post IPO
6.38% / 5.25%
Minority Shareholders
Pre IPO / Post IPO
35.79% / 29.47%
Public Shareholders
Pre IPO /Post IPO
0% / 17.67%
BeLive Holdings
Cayman Islands
"BeLive Cayman"
100%
BeLive Technology Group Limited
British Virgin Islands
"BeLive BVI"
100%
BeLive Technology Pte. Ltd.
Singapore
"BeLive Singapore"
100%
BeLive Technology (Vietnam) Company Ltd.
Vietnam
"BeLive Vietnam

(1)	Assumes sale of all shares by the Selling Shareholders and represents shares owned by certain non-selling minority shareholders and shares owned by BSIP which holds Ordinary Shares, issued upon the exercise of options pursuant to the Company’s 2023 Share Option Scheme, for the benefit of certain employees of the Group.

2

In anticipation of the public offering of Ordinary Shares for which this registration statement applies, the Company has:

(i)	effective February 18, 2024, amended its Memorandum of Association to change the authorized share capital to $50,000 divided into 100,000,000 ordinary shares of a par value of $0.0005 each; and
(ii)	effective February 18, 2024, effected a 5:1 reverse stock split resulting in 7,985,241 Ordinary Shares outstanding, which have been retroactively restated to the beginning of the first period presented herein; and
(iii)	effective June 20, 2024, changed the authorized share capital to $500,000 divided into 1,000,000,000 ordinary shares of par value of $0.0005 each.

The economic rights of our ordinary shares held by each shareholder prior to and after the Reverse Split shall remain unchanged, which rights include, but are not limited to, dividend, liquidation, and conversion rights.

The Industry

Live commerce and shoppable short videos refer to the combination of streaming video and e-commerce and the use of such video content on streaming online digital platforms to promote or sell products and services in real time. This format, unlike home shopping TV, allows for a two-way, real-time interactive, and immersive experience permitting users to watch, interact with the product offered and, with one click, see full product details and seamlessly add these items to their cart without leaving the live stream. Often featuring influencers or experts in the product area, it provides an interactive and immersive experience for customers, improves brand appeal and product differentiation, and accelerates the consumer’s decision process from awareness to purchase. Video analytics tools provide retailers with essential insight into customer behavior and demographics thus allowing them to make personalized recommendations, creating an authentic and engaging experience for shoppers. The fusion of interactive video with online buying and selling is revolutionizing the retail industry and consumer shopping habits and turning viewers into buyers.

Covid-19 led to unprecedented growth in e-commerce, including the surge of new trends in the sector, as more retailers were forced to shutter their brick-and-mortar stores and seek alternative methods to reach and engage with their customers. Live commerce and shoppable short videos allowed vendors to showcase their products and interact with customers facing severe movement restrictions imposed due to the pandemic as well as the increase of those working remotely. In this context, not only did livestream shopping help weather the crisis, but it also forged a new way of doing business, unlocking a world of opportunities for retailers while also providing consumers who were suffering from social isolation and longing for human connections with a near in-person experience.

Our Competitive Strengths

As a comprehensive provider of a technology platform, we deliver a market-leading combination of effective and unique functionality, scalability, and ease-of-use to facilitate the growth of clients’ digital commerce businesses.

We are committed to offering our customers technological diversity, quality, and reliability. We offer a diversified portfolio of technological products that can be customized to satisfy our customers’ specialized and unique needs. We believe we have several competitive strengths that will enable us to maintain and increase our market position in the industry. Our competitive strengths include:

●	established reputation and proven track record in the live commerce and shoppable short video industry

●	innovative business model

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●	technology innovation, application and research and development capabilities

●	broad strategic alliances and relationship network

●	experienced and committed management team

●	stable relationships with our major customers

See “Business – Our Competitive Strengths.”

Our Growth Strategies

We intend to expand our business and strengthen our market position in the live commerce and shoppable short video industry by implementing the following business strategies and future plans.

●	expand and enhance our current solution offerings

●	adapt to changing market conditions and customer requirements

●	advance our video and live streaming technologies

●	selectively pursue strategic alliances

See “Business - Our Growth Strategies.”

Summary Risk Factors and Challenges

Investing in our Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 9 of this prospectus, which you should carefully consider before making a decision to purchase our Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose part or all of your investment.

These risks include but are not limited to the following:

Risks Related to Our Business and Industry

●	We have a history of operating losses, and we may not be able to generate sufficient revenue to achieve and sustain profitability.

●	Our future revenue and operating results will be harmed if we are unable to acquire new customers, retain existing customers, expand sales to our existing customers, develop new functionality for our BeLive Solutions that achieves market acceptance, or the increase in e-commerce during the COVID-19 pandemic fails to continue after the pandemic ends.

●	We currently report our financial results under IFRS, which differs in certain significant respects from U.S. generally accepted accounting principles (U.S. GAAP).

●	Our business generates and processes a large amount of data, and the improper use or disclosure of such data could harm our reputation as well as have a material adverse effect on our business and prospects.

●	Undetected programming errors could adversely affect our clients’ experience and market acceptance of our live commerce and shoppable videos, which may materially and adversely affect our business, financial condition, and results of operations.

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●	We require highly qualified personnel to generate high quality live commerce and shoppable short videos and if we are unable to hire or retain qualified personnel, we may not be able to grow effectively and our business, financial condition, and results of operation may be materially and adversely affected.

●	Natural catastrophic events and man-made problems such as power disruptions, computer viruses, global pandemics, data security breaches and terrorism may disrupt our business.

●	We face intense competition, especially from well-established companies offering solutions and related applications. We may lack sufficient financial or other resources to maintain or improve our competitive position, which may harm our ability to add new customers, retain existing customers, and grow our business.

●	If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, and changing customer needs or preferences, our BeLive Solutions may become less competitive.

●	Privacy concerns and laws or other domestic or foreign regulations may reduce the effectiveness of our applications and adversely affect our business.
●	We are dependent upon customers’ continued and unimpeded access to the Internet, and upon their willingness to use the Internet for commerce.

●	If our software or hardware contains serious errors or defects, we may lose revenue and market acceptance and may incur costs to defend or settle claims with our customers.

●	Security breaches, denial of service attacks, or other hacking and phishing attacks on our systems or other security breaches, including internal security failures, could harm our reputation or subject us to significant liability, and adversely affect our business and financial results.

●	We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

●	If we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer.

●	Our business could be adversely affected by IT systems breakdown or disruption.

Risks Related to Our Securities and This Offering

●	An active trading market for our Ordinary Shares may not be established or, if established, may not continue, and the trading price for our Ordinary Shares may fluctuate significantly.

●

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

●	We may not maintain the listing of our Ordinary Shares on Nasdaq, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

●	Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

●	If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	We are an emerging growth company within the meaning of the rules under the Securities Act and may take advantage of certain reduced reporting requirements applicable to other public companies that are not emerging growth companies.

●	We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. corporation.

●	We will incur significantly increased costs and devote substantial management time as a result of the listing of our shares.

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Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the federal securities laws. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:

●	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

●	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements;

●	extended transition periods for complying with new or revised accounting standards;

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in addition to any required unaudited interim financial statements in this prospectus; and

●	reduced disclosures regarding executive compensation in our periodic reports, proxy statements and registration statements, including in this prospectus.

We will remain an emerging growth company until the earliest to occur of: (i) the end of the first fiscal year in which our annual gross revenue is $1.235 billion or more; (ii) the end of the first fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Securities Exchange Act of 1934, as amended, (the “Exchange Act”); (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) the end of the fiscal year during which the fifth anniversary of this offering occurs. We may choose to take advantage of some, but not all, exemptions afforded to emerging growth companies. We currently intend to take advantage of the exemptions discussed above. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. The Company will take advantage of the extended transition period for complying with any new or revised financial account standards provided pursuant to Section 7(a)(2)(B).

Implications of Being a Foreign Private Issuer

We will become subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers”, and under those requirements we will file reports with the SEC. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Furthermore, Nasdaq listing rules allow foreign private issuers to rely on their home country corporate governance practices in lieu of Nasdaq corporate governance requirements, provided that we comply with the requirements relating to notification of noncompliance, voting rights and the composition of the audit committee. As we may choose to rely on our home country corporate governance requirements and certain exemptions thereunder to the extent permitted by Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq listing rules and will be required to comply with the applicable requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer

Corporate Information

We were incorporated in the Cayman Islands on February 24, 2023. Our registered office in the Cayman Islands is at 71 Fort Street, PO Box 500, George Town, Grand Cayman, KY1-1106, Cayman Islands. Our principal executive office is at 26A Ann Siang Road, #03-00, Singapore 069706. Our telephone number at this location is +65 8753 9987. Our principal website address is www.belive.sg. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168.

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The Offering

Initial public offering price	We estimate that the initial offering price will be US$4.00 per Ordinary Share.

Ordinary Shares offered by us	1,750,000 Ordinary Shares (or 2,012,500 Ordinary Shares if the underwriters exercise the over-allotment option in full).

Ordinary Shares issued and outstanding prior to this offering	8,152,574 Ordinary Shares.

Ordinary Shares issued and outstanding immediately after this offering	9,902,574 Ordinary Shares (or 10,165,074 Ordinary Shares if the underwriters exercise the over-allotment option in full).

Over-allotment option	We have granted to the underwriters an option, exercisable for 45 days after completion of this offering, to purchase up to an additional 262,500 Ordinary Shares at the initial public offering price, less underwriting discounts, and commissions, solely for the purpose of covering over-allotments, if any.

Use of proceeds	We estimate that we will receive approximately $4,940,000 in net proceeds from this offering, assuming no exercise of the overallotment option granted by the Company to the underwriters, based on an assumed initial public offering price of $4.00 per share, after deducting underwriting fees and commissions, a non-accountable expense allowance and estimated offering expenses. We currently intend to use the net proceeds from this offering for the following purposes: (i) approximately US$600,000 to advance our video and live streaming technologies, artificial intelligence (“AI”) and big data capabilities; (ii) approximately US$600,000 for solution development to expand and enhance our current solution offerings, as well as to develop new features and functionalities to continue to provide innovative value propositions to our customers; (iii) approximately US$3,240,000 for marketing and branding, including marketing and promotional activities to further expand our customer base and strengthen our brand; and (iv) approximately US$500,000 for general corporate purposes that are beneficial in developing the business and its strategic direction.

Dividend policy	We do not intend to pay any dividends on our Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividends and Dividend Policy” for more information.

Lock-up	Our officers, directors and holders of 5% or more of our Ordinary Shares have agreed, subject to certain exceptions, for a period of 180 days after the closing of this offering, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares. See “Shares Eligible for Future Sale” and “Underwriting”.

Risk factors	Investing in our Ordinary Shares involves risks. The risks could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	We have applied to have our ordinary shares listed on the Nasdaq Capital Market under the symbol “BLIV”. There can be no assurance that our application to have our Ordinary Shares listed on Nasdaq will be approved. If our application is not approved, we will not proceed with this offering.

Transfer agent	VStock Transfer, LLC.

(1)	Retrospectively restated for effect of the Reverse Split.

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Summary Consolidated Financial Data

You should read the following summary consolidated financial data together with our audited consolidated financial statements and the related notes appearing at the end of this prospectus, “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” elsewhere in this prospectus, which are prepared in accordance with IFRS, as issued by the IASB. We have derived the consolidated financial data as of and for the financial years ended December 31, 2022 and December 31, 2023 from our audited consolidated financial statements and as of and for the six months ended June 30, 2023, and 2024 from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

The financial information in this prospectus has been prepared in accordance with IFRS, which differs in certain significant respects from U.S. GAAP. This information should be read in conjunction with, and is qualified in its entirety by reference to, our aforementioned consolidated financial statements, including the notes thereto, and the information contained under “Presentation of Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	For the six months ended June 30,		For the year ended December 31,
	2024	2023	2023	2022
	(S$)	(S$)	(S$)	(S$)
				(Restated)
Revenue	763,922	1,257,154	3,090,361	4,189,838
Cost of sales	(464,536)	(641,736)	(1,391,923)	(1,608,781)
Gross profit	299,386	615,418	1,698,438	2,581,057
Other income	48,323	69,049	255,292	381,235
Fair value gain on redeemable, convertible, and cumulative preference shares (“RCCPS”)	-	-	-	3,200,000
Expenses
Marketing expenses	(110,187)	(151,366)	(327,782)	(413,254)
Administrative expenses	(5,123,586)	(3,843,286)	(3,457,587)	(3,409,099)
Provision for expected credit loss	-	-	(26,049)	-
Bad debt written off	-	-	(227,067)	(696,526)
Finance costs	(2,443)	(4,642)	(9,414)	(2,310)
Profit/(Loss) before tax	(4,888,507)	(3,314,827)	(2,094,169)	1,641,103
Income tax expenses	-	-	-	(5,202)
Profit/(Loss) for the period/year	(4,888,507)	(3,314,827)	(2,094,169)	1,635,901
Other comprehensive income/(loss):
Items that may be reclassified subsequently to profit or loss:
Exchange differences on translation of foreign operations	(1,201)	298	(1,663)	(1,050)
Total comprehensive income/(loss) for the period/year	(4,889,708)	(3,314,529)	(2,095,832)	1,634,851
Profit/(loss) per share for the loss attributable to owners of the Company
Basic	(1.25)	(0.51)	(0.31)	1.89
Diluted	(1.25)	(0.51)	(0.31)	0.25

Consolidated Balance Sheet Data:

	As of June 30,	As of December 31,
	2024	2023	2022
	(S$)	(S$)	(S$)
			(Restated)
Current assets	787,098	648,087	2,524,741
Total assets	1,558,409	1,624,482	3,611,953
Current liabilities	1,065,045	488,478	701,950
Total liabilities	1,083,754	507,629	734,353
Total equity	474,655	1,116,853	2,877,600

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RISK FACTORS

Investing in our shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in the Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We have a history of operating losses, and we may not be able to generate sufficient revenue to achieve and sustain profitability.

We had net income (loss) of approximately S$1,636,000, S$(2,094,000), S$(3,315,000) and S$(4,889,000), respectively, for the financial years ended December 31, 2022, and 2023 and for the six months ended June 30, 2023, and 2024. Despite generating net income during the financial year ended December 31, 2022, we anticipate that our operating expenses will increase in the foreseeable future as we seek to maintain and continue to grow our business, attract new clients, and further enhance our services. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher operating expenses. As a result of the foregoing and other factors, we may incur net losses in the future and may be unable to achieve or maintain profitability on a quarterly or annual basis for the foreseeable future.

Our results of operations could be adversely affected by volatile, negative, or uncertain economic and political conditions and the effects of these conditions on our clients’ businesses and levels of business activity.

Global macroeconomic and geopolitical conditions affect our businesses. Volatile, negative, or uncertain economic and political conditions in our significant markets could in the future undermine business confidence in our significant markets, or in other markets, which are increasingly interdependent, and cause our clients to reduce or defer their spending on new projects, or may result in clients reducing, delaying, or eliminating spending under existing projects with us, which would negatively affect our business. Growth in the markets we serve could occur slowly, or could stagnate or contract, in each case, for an extended period of time.

Our future revenue and operating results will be harmed if we are unable to acquire new customers, retain existing customers, expand sales to our existing customers, develop new functionality for our BeLive Solutions that achieves market acceptance, or the increase in e-commerce during the COVID-19 pandemic fails to continue after the pandemic ends.

In order to continue to grow our business, we must continue to acquire new customers to purchase and use our BeLive Solutions. Our success in adding new customers depends on numerous factors, including our ability to: (1) offer a compelling e-commerce platform, (2) execute our sales and marketing strategy, (3) attract, effectively train and retain new sales, marketing, professional services, and support personnel in the markets we pursue, (4) develop or expand relationships with partners and alliances, payment providers and systems integrators, (5) expand into new geographies and market segments, and (6) efficiently onboard new customers to our BeLive Solutions.

Our ability to increase revenue also depends, in part, on our ability to retain existing customers and to sell additional functionality and adjacent services to our existing and new customers. Our customers have no obligation to renew their contracts with our solutions after the expiration of their initial subscription period. In order for us to maintain or improve our results of operations, it is important that our customers renew their contracts with us on the same or more favorable terms to us. Our ability to increase sales to existing customers depends on several factors, including their experience with implementing and using our BeLive Solutions, their ability to integrate our BeLive Solutions with other technologies, and our pricing model.

Our ability to generate revenue may be inconsistent across small and midsize businesses, mid-market, and large enterprise customers. If we experience limited or inconsistent growth in any of these customer sets, particularly our large enterprise customers, our business, financial condition, and operating results could be adversely affected.

We have significant customer concentration, and if we fail to attract new customers, retain existing customers, or maintain or increase sales to customers, our business, financial condition, results of operations, and growth prospects will be harmed.

During the financial years ended December 31, 2023 and during the six months ended June 30, 2024, customers who contributed over 10% of the total revenue of the Group accounted for approximately 63% and 70% of our total revenue, respectively. This concentration of customers could leave us exposed to the risks associated with the loss or default of one or more of these significant customers, which would materially and adversely affect our revenue and results of operations. If these customers were to default in their payment obligations to us, significantly reduce their relationship with us, or if we are unable to replace any lost revenue through the sale of our BeLive Solutions and services to additional customers, our financial condition, results from operations and growth prospects could be negatively impacted, and such impact would likely be significant.

We currently report our financial results under IFRS, which differs in certain significant respect from U.S. generally accepted accounting principles.

Our consolidated financial statements are prepared in accordance with IFRS. There have been and there may in the future be certain significant differences between IFRS and U.S. GAAP, including differences related to revenue recognition, intangible assets, share-based compensation expense, income tax and earnings per share. As a result, our financial information and reported earnings for historical or future periods could be significantly different if they were prepared in accordance with U.S. GAAP. In addition, we do not intend to provide a reconciliation between IFRS and U.S. GAAP unless it is required under applicable law. As a result, you may not be able to meaningfully compare our consolidated financial statements under IFRS with those companies that prepare consolidated financial statements under U.S. GAAP.

Our success depends on our ability to maintain our reputation. If events occur that damage our reputation, our business and financial results may be harmed.

Our business, results of operations and prospects depend, in part, on our ability to maintain our reputation for providing high quality products and services. We could lose existing or potential clients and/or opportunities for securing new projects if our reputation were to be associated with any negative publicity, including negative complaints raised by unsatisfied clients, that comes to the public’s attention. If we fail to successfully maintain, promote, and position our brand and protect our reputation, our business, financial condition, and operating results may be adversely affected.

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If we fail to maintain or grow our brand recognition, our ability to expand our customer base will be impaired and our financial condition may suffer.

We believe maintaining and growing the BeLive brand is important to supporting continued acceptance of our existing and future solutions, attracting new customers to our BeLive Solutions, and retaining existing customers. We also believe that the importance of brand recognition will increase as competition in our market increases. Successfully maintaining our brand will depend largely on the effectiveness of our marketing efforts, our ability to provide a reliable and useful BeLive Solutions to meet the needs of our customers at competitive prices, our ability to maintain our customers’ trust, our ability to continue to develop new functionality and solutions, and our ability to successfully differentiate our BeLive Solutions. Brand promotion activities may not generate customer awareness or yield increased revenue. Even if they do, any increased revenue may not offset the expenses we incurred in building our brand. If we fail to successfully promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to realize a sufficient return on our brand-building efforts, and our business could suffer.

If we fail to offer high quality support, our business and reputation could suffer.

Our customers rely on our personnel for support related to our subscription and customer solutions. High-quality support is important for the renewal and expansion of our agreements with existing customers. The importance of high-quality support will increase as we expand our business and pursue new customers, particularly large enterprise customers. If we do not help our customers quickly resolve issues and provide effective ongoing support, our ability to sell new solutions to existing and new customers could suffer and our reputation with existing or potential customers could be harmed.

Our business generates and processes a large amount of data, and the improper use or disclosure of such data could harm our reputation as well as have a material adverse effect on our business and prospects.

Our e-commerce platform generates and processes a large quantity of personal, transaction, demographic, and behavioral data. We face risks inherent in handling large volumes of data and in protecting the security of such data. In particular, we face a number of challenges relating to data from transactions and other activities on our platform, including:

●	protecting the data in and hosted on our system, including against attacks on our system by outside parties or fraudulent behavior by our employees;

●	addressing concerns related to privacy and sharing, safety, security, and other factors; and

●	complying with applicable laws, rules and regulations relating to the collection, use, disclosure, or security of personal information, including any requests from regulatory and government authorities relating to such data.

Any systems failure or security breach or lapse that results in the release of user data could harm our reputation and brand and, consequently, our business, in addition to exposing us to potential legal liability.

Failure to maintain or improve our technology infrastructure could harm our business and prospects.

Adopting new software and upgrading our online infrastructure requires significant investments of time and resources, including adding new hardware, updating software, and recruiting and training new engineering personnel. Maintaining and improving our technology infrastructure require significant levels of investment. Adverse consequences could include unanticipated system disruptions, slower response times, impaired quality of customers’ experiences and delays in reporting accurate operating and financial information. In addition, much of the software and interfaces we use are internally developed and proprietary technology. If we experience problems with the functionality and effectiveness of our software or are unable to maintain and constantly improve our technology infrastructure to handle our business needs, our business, financial condition, results of operation and prospects, as well as our reputation, could be materially and adversely affected.

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Undetected programming errors could adversely affect our clients’ experience and market acceptance of our live commerce and shoppable short videos, which may materially and adversely affect our business, financial condition, and results of operations.

Live commerce and shoppable short videos content produced by our clients or displayed on our client’s e-commerce platform may contain programming errors that may only become apparent after our release. We generally have been able to resolve such programming errors in a timely manner. However, we cannot assure you that we will be able to detect and resolve all of these programming errors effectively. Undetected audio or video programming errors or defects may adversely affect user experience which in turn may have a material and adverse effect on our business, financial condition, and results of operation.

We rely on computer software and hardware systems in our operations, the failure of which could adversely affect our business, financial condition, and results of operations.

We are dependent upon our computer software and hardware systems in developing our BeLive Solutions and maintaining important operational and market information. In addition, we rely on our computer hardware for the storage, delivery, and transmission of data. Any system failure that causes interruptions to the input, retrieval and transmission of data or increase in service time could disrupt our normal operations. Although we have a disaster recovery plan that is designed to address the failures of our computer software and hardware systems, we may not be able to effectively carry out this disaster recovery plan or restore our operations within a sufficiently short time frame to avoid business disruptions. Any failure in our computer software or hardware systems could decrease our revenues and harm our relationships with our clients, which in turn could have a material adverse effect on our business, results of operations and financial condition.

We are dependent upon customers’ continued and unimpeded access to the Internet, and upon their willingness to use the Internet for commerce.

Our success depends upon the general public’s ability to access the Internet, including through mobile devices, and its continued willingness to use the Internet to pay for purchases, communicate, access social media, research and conduct commercial transactions. The adoption of any laws or regulations that adversely affect the growth, popularity, or use of the Internet, including changes to laws or regulations impacting Internet neutrality, could decrease the demand for our BeLive Solutions, increase our operating costs, or otherwise adversely affect our business. Given uncertainty around these rules, we could experience discriminatory or anti-competitive practices that could impede both our and our customers’ growth, increase our costs or adversely affect our business. In the future, providers of Internet browsers could introduce new features that would make it difficult for customers to use our BeLive Solutions. In addition, Internet browsers for desktop, tablets or mobile devices could introduce new features, or change existing browser specifications, such that they would be incompatible with our BeLive Solutions. If customers become unable, unwilling, or less willing to use the Internet for commerce for any reason, including lack of access to high-speed communications equipment, congestion of traffic on the Internet, Internet outages or delays, disruptions, or other damage to customers’ computers, increases in the cost of accessing the Internet and security and privacy risks or the perception of such risks, our business could be adversely affected.

We maintain limited business liability and property insurance and do not maintain any business disruption or litigation insurance; therefore, incidents or claims we experience may result in substantial costs to us and the diversion of our resources.

While we maintain liability insurance against injuries, death or losses due to fire and water leakage, as well as property insurance covering damage to our occupied premises and facilities, we have determined that the risks of disruption or other liability from our business, and the cost of obtaining insurance coverage for these risks and the difficulties associated with obtaining such insurance on commercially reasonable terms, make it impractical for us to have obtained such insurance on terms and conditions that are commercially reasonable. As a result, we did not purchase any business liability, disruption or litigation, coverage for our operations. Any occurrence of an uninsured loss or damage or litigation or business disruption may result in substantial costs to us and the diversion of our resources, which could have an adverse effect on our operating results.

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If we cannot continue to innovate technologically or develop, market, and sell new products and services, or enhance existing technology and products and services to meet customer requirements, our ability to grow our revenue could be impaired.

Our growth largely depends on our ability to innovate and add value to our existing creative platform and to provide our customers and contributors with a scalable, high-performing technology infrastructure that can efficiently and reliably handle increased customer and contributor usage globally, as well as the deployment of new features. Without improvements to our technology and infrastructure, our operations might suffer from unanticipated system disruptions, slow performance, or unreliable service levels, any of which could negatively affect our reputation and ability to attract and retain customers and contributors. We are currently making, and plan to continue making, significant investments to maintain and enhance the technology and infrastructure and to evolve our information processes and computer systems in order to run our business more efficiently and remain competitive. We may not achieve the anticipated benefits, significant growth, or increased market share from these investments for several years, if at all. If we are unable to manage our investments successfully or in a cost-efficient manner, our business and results of operations may be adversely affected.

Natural catastrophic events and man-made problems such as power disruptions, computer viruses, global pandemics, a cyberattack or data security breaches and terrorism may disrupt our business.

We rely heavily on our network infrastructure and IT systems for our business operations. An online attack, damage as a result of civil unrest, earthquake, fire, terrorist attack, power loss, global pandemics (such as the COVID-19 pandemic), telecommunications failure, or other similar catastrophic event could cause system interruptions, delays in accessing our service, reputational harm, and loss of critical data. Such events could prevent us from providing our BeLive Solutions to our customers. A catastrophic event that results in the destruction or disruption of our data centers, or our network infrastructure or IT systems, including any errors, defects, or failures in third-party hardware, could affect our ability to conduct normal business operations, and adversely affect our operating results.

In addition, as computer malware, viruses, cyberattack, computer hacking, fraudulent use attempts, and phishing attacks have become more prevalent, we face increased risk from these activities. These activities threaten the performance, reliability, security, and availability of our BeLive Solutions. Any computer malware, viruses, computer hacking, fraudulent use attempts, phishing attacks, or other data security breaches to our systems could, among other things, harm our reputation and our ability to retain existing customers and attract new customers. Many companies that provide cloud-based services have reported a significant increase in cyberattack activity since the beginning of the COVID-19 pandemic.

On June 3, 2024, our Board of Directors approved the authorization of an amendment to the Company’s Audit Committee Charter (the “Audit Committee Charter”) pursuant to which it adopted a cybersecurity policy (the “Cybersecurity Policy”) and further approving that the Audit Committee will have full authority and powers to implement the Cybersecurity Policy. The Audit Committee Charter provides the members of the Audit Committee with authorization and authority to conduct continuous analysis of and review for any potential cybersecurity risks as part of the Company’s overall risk management program and to create a cyber-resilient organization, which will contribute to the value preservation of the Company. The Audit Committee Charter further provides authority and responsibility to the members of the Audit Committee to: (i) understand the economic drivers and impact of cyber risk, including the financial impact to our Company; (ii) align cyber-risk management policies with the Company’s business needs by integrating cyber-risk analysis into significant business decisions; (iii) ensure our Company’s organizational structure supports cybersecurity goals; and (iv) incorporate cybersecurity expertise into board governance. See “Audit Committee Charter”.

In addition, because we may utilize a third-party contractor to provide these services to us, including cloud, software, data center and other critical technology, to collect and maintain personal data on our shareholders, we rely heavily on the data security practices and policies adopted by these third-party service providers. Our ability to monitor our third-party service providers’ data security is limited. A vulnerability in our or our third-party service providers’ software or systems, a failure of our third-party service providers’ safeguards, policies or procedures, or a breach of a software or systems could result in the compromise of the confidentiality, integrity or availability of the data housed. We have not experienced any cybersecurity attacks or any similar incidents; however, we cannot guarantee that such attacks will not occur in the future and adversely affect our shareholders. We and our third-party service providers and partners may be unable to anticipate or prevent techniques used in the future to obtain unauthorized access or to sabotage systems and we cannot guarantee that applicable recovery systems, security protocols, network protection mechanisms and other procedures are or will be adequate to prevent network and service interruption, system failure or data loss. In addition, we may also become liable in the event our or our third-party service providers are subject to security breaches, privacy breaches or other cybersecurity threats. This could expose us to a risk of litigation, indemnity obligations and damages, cause us to incur significant liability and financial loss and be subject to regulatory scrutiny, investigations, proceedings and fines and penalties, and require us to expend significant capital and other resources to alleviate problems caused by any such cybersecurity attack or other security breach or incident and implement additional security measures.

We currently do not maintain cybersecurity insurance, and in the event that we were to seek to obtain such insurance coverage, it may not be available on acceptable terms or may not be available in sufficient amounts to cover one or more large claims in connection with cybersecurity liabilities. Insurers could also deny coverage as to any future claim.

If we are unable to increase market awareness of our Company and our applications, our revenue may not continue to grow, or may decline.

Market awareness of our Company and our applications is essential to our ability to generate new leads for expanding our business and our continued growth. If we fail to sufficiently invest in our marketing programs or they are unsuccessful in creating market awareness of our Company and our applications, our revenue may grow more slowly than expected or may decline and our financial performance may be adversely affected.

We face intense competition, especially from well-established companies offering solutions and related applications. We may lack sufficient financial or other resources to maintain or improve our competitive position, which may harm our ability to add new customers, retain existing customers, and grow our business.

The market for e-commerce solutions is evolving and highly competitive. We expect competition to increase in the future from established competitors and new market entrants. With the introduction of new technologies and the entry of new companies into the market, we expect competition to persist and intensify in the future. This could harm our ability to increase sales, maintain or increase renewals, and maintain our prices. We face intense competition from other software companies that may offer related e-commerce platform software solutions and services. Our competitors include larger companies that have acquired e-commerce platform solution providers in recent years. We also compete with custom software internally developed within e-commerce businesses. In addition, we face competition from niche companies that offer point products that attempt to address certain of the problems that our BeLive Solutions solves.

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Merger and acquisition activity in the technology industry could increase the likelihood that we compete with other large technology companies. Many of our existing competitors have, and our potential competitors could have, substantial competitive advantages such as greater name recognition, longer operating histories, larger sales and marketing budgets and resources, greater customer support resources, lower labor and development costs, larger and more mature intellectual property portfolios, and substantially greater financial, technical, and other resources.

Some of our larger competitors also have substantially broader product lines and market focus and will therefore not be as susceptible to downturns in a particular market. Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering by our competitors, or continuing market consolidation. New start-up companies that innovate, and large companies that are making significant investments in research and development, may invent similar or superior products and technologies that compete with our BeLive Solutions. In addition, some of our competitors may enter into new alliances with each other or may establish or strengthen cooperative relationships with agency partners, technology and application providers in complementary categories, or other parties. Any such consolidation, acquisition, alliance, or cooperative relationship could lead to pricing pressure, a loss of market share, or a smaller addressable share of the market. It could also result in a competitor with greater financial, technical, marketing, service, and other resources, all of which could harm our ability to compete.

Any disruption of service at the data centers that house our equipment and deliver our software applications could harm our business.

While we procure and operate all infrastructure equipment delivering our applications, third parties operate the data centers that we use. While we control and have access to our servers and all the other components of our network that are located in our external data centers, we do not control the operation of these data centers and we are therefore vulnerable to disruptions, power outages or other issues the data centers experience. We may experience interruptions, delays and outages in service and availability from time to time.

The owners of our data centers have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew these agreements on commercially reasonable terms, or if one of our data center operators is acquired, we may be required to transfer our servers and other infrastructure to new data centers, and we may incur significant costs and possible service interruption in connection with doing so.

Our data centers are vulnerable to damage or interruption from human error, malicious acts, earthquakes, hurricanes, tornados, floods, fires, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures, and similar events. The occurrence of a natural disaster or an act of terrorism, vandalism or other misconduct, a decision to close the data centers without adequate notice or other unanticipated problems could result in lengthy interruptions in availability of our applications.

Any changes in third-party service levels at our data centers or any errors, defects, disruptions, or other performance problems with our applications could harm our reputation and may damage our customers’ businesses. Interruptions in availability of our applications might reduce our revenue, cause us to issue credits to customers, subject us to potential liability, and cause customers to terminate their subscriptions or decide not to renew their subscriptions with us.

If we fail to adequately manage our data center infrastructure capacity, our existing customers may experience service outages and our new customers may experience delays in the deployment of our applications.

We have experienced significant customer growth, which increases the amount of data, data processing, and bandwidth needed to run our service. We aim to maintain sufficient capacity in our operations infrastructure to meet the needs of all of our customers. However, preparing data center infrastructure expansion requires time and resources. If we do not accurately predict our infrastructure capacity requirements with sufficient lead time, our customers could experience service impairment that may subject us to financial penalties and could cause us to lose customers. If our data center infrastructure capacity fails to keep pace with increased subscriptions, customers may experience delays or reductions in the quality of our service as we seek to obtain additional capacity, which could harm our reputation and harm our business.

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If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, and changing customer needs or preferences, our BeLive Solutions may become less competitive.

The software industry is subject to rapid technological change, evolving industry standards and practices, and changing customer needs and preferences. The success of our business will depend, in part, on our ability to adapt and respond effectively to these changes on a timely basis. We may introduce significant changes to our BeLive Solutions or develop and introduce new and unproven services, including using technologies with which we have little or no prior development or operating experience. If we are unable to develop and sell new technology, features, and functionality for our BeLive Solutions that satisfy our customers and that keep pace with rapid technological and industry change, our revenue and operating results could be adversely affected. If new technologies emerge that deliver competitive solutions at lower prices, more efficiently, more conveniently, or more securely, it could adversely impact our ability to compete.

Our BeLive Solutions must also integrate with a variety of network, hardware, mobile, and software platforms and technologies. We need to continuously modify and enhance our BeLive Solutions to adapt to changes and innovation in these technologies. If businesses widely adopt new e-commerce technologies, we will have to develop new functionality for our BeLive Solutions to work with those new technologies. This development effort may require significant engineering, marketing, and sales resources, all of which would affect our business and operating results. Any failure of our BeLive Solutions to operate effectively with future technologies could reduce the demand for our BeLive Solutions. If we are unable to respond to these changes in a cost-effective manner, our BeLive Solutions may become less marketable and less competitive or obsolete, and our operating results may be negatively affected.

If our applications contain serious errors or defects, we may lose revenue and market acceptance and we may incur costs to defend or settle product liability claims.

Complex software applications such as ours often contain errors or defects, particularly when first introduced or when new versions or enhancements are released. Our current and future applications may contain serious defects.

Since our customers use our applications for critical business purposes, defects or other performance problems could negatively impact our customers and could result in:

●	loss or delayed market acceptance and sales;
●	sales credits or refunds for prepaid amounts related to unused subscription services;
●	cancelled contracts and loss of customers;
●	diversion of development and customers service resources; and
●	injury to our reputation.

The costs incurred in correcting any material errors or defects might be substantial and could adversely affect our operating results. Although our customer agreements typically contain provisions designed to limit our exposure to certain of the claims above, existing, or future laws or unfavorable judicial decisions could negate these limitations. Even if not successful, a product liability claim brought against us would likely be a distraction to management, time-consuming and costly to resolve, and could seriously damage our reputation in the marketplace, making it harder for us to sell our applications. Additionally, our errors and omissions insurance may be inadequate or may not be available in the future on acceptable terms, or at all, and our policy may not cover all claims made against us and defending a suit, regardless of its merit, could be costly and divert management’s attention.

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We could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights.

In recent years, there has been significant litigation involving patents and other intellectual property rights in our industry. Companies providing software are increasingly bringing and becoming subject to suits alleging infringement of proprietary rights, particularly patent rights, and to the extent we gain greater market visibility, we face a higher risk of being the subject of intellectual property infringement claims. We do not have a significant patent portfolio, which could prevent us from deterring patent infringement claims through our own patent portfolio, and our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. The risk of patent litigation has been amplified by the increase in the number of a type of patent holder, which we refer to as a non-practicing entity, whose sole business is to assert such claims and against whom our own intellectual property portfolio may provide little deterrent value. We could incur substantial costs in prosecuting or defending any intellectual property litigation. If we sue to enforce our rights or are sued by a third-party that claims that our applications infringe its rights, the litigation could be expensive and could divert our management resources.

In addition, in a minority of instances, we have agreed to indemnify our customers against claims that our applications infringe the intellectual property rights of third parties. Our business could be adversely affected by any significant disputes between us and our customers as to the applicability or scope of our indemnification obligations to them. Any intellectual property litigation to which we might become a party, or for which we are required to provide indemnification, may require us to do one or more of the following:

●	cease selling or using applications that incorporate the intellectual property that we allegedly infringe;
●	make substantial payments for legal fees, settlement payments or other costs or damages;
●	obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology; or
●	redesign the allegedly infringing applications to avoid infringement, which could be costly, time-consuming, or impossible.

If we are required to make substantial payments or undertake any of the other actions noted above as a result of any intellectual property infringement claims against us or any obligation to indemnify our customers for such claims, such payments or actions could harm our business.

Privacy concerns and laws or other domestic or foreign regulations may reduce the effectiveness of our applications and adversely affect our business.

Our customers may use our applications in the future to collect, use and store personal or identifying information regarding their customers and employees. Federal, state, and foreign government bodies and agencies have adopted, are considering adopting or may adopt laws and regulations regarding the collection, use, storage, and disclosure of personal information obtained from individuals. The costs of compliance with, and other burdens imposed by, such laws and regulations that are applicable to the businesses of our customers may limit the use and adoption of our applications and reduce overall demand, or lead to significant fines, penalties, or liabilities for any noncompliance with such privacy laws. Furthermore, privacy concerns may cause our customers to resist providing the personal data necessary to allow them to use our applications effectively. Even the perception of privacy concerns, whether or not valid, may inhibit market adoption of our applications in certain industries. All of these legislative and regulatory initiatives may adversely affect our customers’ ability to process, handle, store, use and transmit demographic and personal information from their customers and employees, which could reduce demand for our applications.

In addition to government activity, privacy advocacy groups and the technology and other industries are considering various new, additional, or different self-regulatory standards that may place additional burdens on us. If the processing of personal information were to be curtailed in this manner, our applications would be less effective, which may reduce demand for our applications and adversely affect our business.

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We may become subject to additional compliance costs as data protection laws evolve worldwide.

In certain instances, the Company is or may become subject to applicable privacy and data protection laws and regulations. The laws and regulations relating to privacy and data protection are evolving, may impose inconsistent or conflicting standards among jurisdictions, can be subject to significant change and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. For example, the European Union (EU) data protection regime, the General Data Protection Regulation (“GDPR”) became effective on May 25, 2018, and, in addition to imposing stringent obligations relating to privacy, data protection, and information security, authorizes fines up to 4% of global annual revenue or €20 million, whichever is greater, for some types of violations. Although we do not currently focus our marketing efforts in Europe, nor do we currently have a meaningful European customer base, in the future, as we grow, we may need to incur additional costs to comply with GDPR.

In addition to government regulation, privacy advocates and industry groups may propose self-regulatory standards from time to time. These and other industry standards may legally or contractually apply to us, or we may elect to comply with such standards or to facilitate compliance with such standards. We also expect that there will continue to be new proposed laws, regulations and standards relating to privacy and data protection in various jurisdictions, and we cannot determine the impact such future laws, regulations and standards may have on our business. Future restrictions on the collection, use, sharing or disclosure of data, or associated requirements, could require us to incur additional costs or modify our platform, possibly in a material manner, which we may be unable to achieve in a commercially reasonable manner or at all, and which could limit our ability to develop new features. Because the interpretation and application of laws, standards, contractual obligations, and other obligations relating to privacy and data protection are uncertain, it is possible that these laws, standards, contractual obligations, and other obligations may be interpreted and applied in a manner that is inconsistent with our current data management practices, our privacy, data protection, or data security policies or procedures, or the features of our BeLive Solutions.

Any violations of laws and regulations relating to privacy, data protection, or the safeguarding of private information could subject our Company or any users to fines, penalties or other regulatory actions, as well as to civil actions by affected parties. Any such violations could also result in negative publicity and harm to our or our users’ reputations. Any such violations also could adversely affect our ability to develop and successfully commercialize our products.

If we cannot continue to innovate or fail to adapt to changes in our industry, our business, financial condition, and results of operations would be materially and adversely affected.

The subscription service and application development service industries have trends of developing high-end and high-tech products to fulfill the changing customers’ demands. Furthermore, our competitors are constantly developing innovations in different products to enhance customers’ experience. We continue to invest significant resources in our infrastructure, research and development, and other areas to enhance our existing solutions and introduce new solutions that will attract more participants to our marketplaces. The changes and developments in our industry may also require us to re-evaluate our business model and adopt significant changes to our long-term strategies and business plan. Our failure to innovate and adapt to these changes would have a material adverse effect on our business, financial condition, and results of operations.

If we fail to improve and enhance the functionality, performance, reliability, design, security, and scalability of our BeLive Solutions and innovate and introduce new solutions in a manner that responds to our customers’ evolving needs, our business may be adversely affected.

The markets in which we compete are characterized by constant change and innovation and we expect them to continue to evolve rapidly. Our success has been based on our ability to identify and anticipate the needs of our customers and design platforms that provide them with the breadth of tools they need to operate and grow their businesses. Our ability to attract new customers, retain revenue from existing customers and increase sales to both new and existing customers will depend in large part on our ability to continue to improve and enhance the functionality, performance, reliability, design, security, and scalability of our BeLive Solutions and to innovate and introduce new solutions.

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We expect that new services and technologies applicable to the industries in which we operate will continue to emerge and evolve. These new services and technologies may be superior to, impair, or render obsolete the solutions we currently offer or the technologies we currently use to provide them. We have in the past, and may experience in the future, difficulties with software development that could delay or prevent the development, introduction or implementation of new solutions and enhancements. Software development involves a significant amount of time for our research and development team, as it can take our developers months to update, code and test new and upgraded solutions and integrate them into our BeLive Solutions. We must also continually update, test, and enhance our software platforms. For example, our design team spends a significant amount of time and resources incorporating various design enhancements, such as customized colors, fonts, content, and other features, into our BeLive Solutions. The continual improvement and enhancement of our BeLive Solutions requires significant investment, and we may not have the resources to make such investment. Our improvements and enhancements may not result in our ability to recoup our investments in a timely manner, or at all. We may make significant investments in new solutions or enhancements that may not achieve expected returns. The success of any enhancement or new solution depends on several factors, including the timely completion and market acceptance of the enhancement or new solution. Our ability to develop new enhancements or solutions may also be inhibited by industry-wide standards, laws and regulations, resistance to change by customers, difficulties relating to integration or compatibility with third-party software or hardware, or third parties’ intellectual property rights.

Any new solution we develop or acquire might not be introduced in a timely or cost-effective manner and might not achieve the broad market acceptance necessary to generate significant revenue. Improving and enhancing the functionality, performance, reliability, design, security, and scalability of our BeLive Solutions is expensive, time-consuming, and complex, and to the extent we are not able to do so in a manner that responds to our customers’ evolving needs, our business, operating results, and financial condition will be adversely affected.

If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service and customer satisfaction or adequately address competitive challenges.

We may continue to experience rapid growth and organizational change, which may continue to place significant demands on our management and our operational and financial resources. We have also experienced growth in the number of customers, the amount of transactions we process, and the amount of data that our hosting infrastructure supports. Our success will depend in part on our ability to manage this growth effectively. We will require significant capital expenditures and valuable management resources to grow without undermining our culture of innovation, teamwork, and attention to customer success, which has been central to our growth so far. If we fail to manage our anticipated growth and change in a manner that preserves our corporate culture, it could negatively affect our reputation and ability to retain and attract customers and employees.

We intend to expand our international operations in the future. Our expansion will continue to place a significant strain on our managerial, administrative, financial, and other resources. If we are unable to manage our growth successfully, our business and results of operations could suffer.

It is important that we maintain a high level of customer service and satisfaction as we expand our business. As our customer base continues to grow, we will need to expand our account management, customer service, and other personnel. Failure to manage growth could result in difficulty or delays in launching our BeLive Solutions, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new features, or other operational difficulties. Any of these could adversely impact our business performance and results of operations.

We anticipate that our operations will continue to increase in complexity as we grow, which will create management challenges.

We expect our business growth to continue and for our operations to become increasingly complex. To manage this growth, we continue to make substantial investments to improve our operational, financial, and management controls as well as our reporting systems and procedures. We may not be able to implement and scale improvements to our systems and processes in a timely or efficient manner or in a manner that does not negatively affect our operating results. For example, we may not be able to effectively monitor certain extraordinary contract requirements or individually negotiated provisions as the number of transactions continues to grow. Our systems and processes may not prevent or detect all errors, omissions, or fraud. We may have difficulty managing improvements to our systems, processes, and controls or in connection with third-party software. This could impair our ability to provide our BeLive Solutions to our customers, causing us to lose customers, limiting our BeLive Solutions to less significant updates, or increasing our technical support costs. If we are unable to manage this complexity, our business, operations, operating results, and financial condition may suffer.

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As our customer base continues to grow, we will need to expand our services and other personnel, and maintain and enhance our partnerships and alliances, to provide a high level of customer service. Extended stay-at-home, business closure, and other restrictive orders may impact our ability to identify, hire, and train new personnel. We also will need to manage our sales processes as our sales personnel and partner and alliance networks continue to grow and become more complex, and as we continue to expand into new geographies and market segments. If we do not effectively manage this increasing complexity, the quality of our BeLive Solutions and customer service could suffer, and we may not be able to adequately address competitive challenges. These factors could impair our ability to attract and retain customers and expand our customers’ use of our BeLive Solutions.

If we are unable to maintain our corporate culture as we grow, we could lose the innovation, teamwork, passion and focus on execution that we believe contribute to our success, and our business may be harmed.

We believe a portion of our success has been our corporate culture. We have invested substantial time and resources in building our team. As we grow and develop our infrastructure as a public company, our operations may become increasingly complex. We may find it difficult to maintain these important aspects of our corporate culture. If we are required to maintain work-from-home arrangements for a significant period of time, it may impact our ability to preserve our corporate culture. Any failure to preserve our culture could negatively affect our future success, including our ability to retain and recruit personnel, and to effectively focus on and pursue our corporate objectives.

Activities of customers and their shoppers could damage our brand, subject us to liability and harm our business and financial results.

Our terms of service prohibit our customers from using our BeLive Solutions to engage in illegal activities and our terms of service permit us to take down customers’ contents if we become aware of illegal use. Customers may nonetheless engage in prohibited or illegal activities or upload content in violation of applicable laws, which could subject us to liability. Furthermore, our brand may be negatively impacted by the actions of customers that are deemed to be hostile, offensive, inappropriate, or illegal. We do not proactively monitor or review the appropriateness of our customers’ contents. Our safeguards may not be sufficient for us to avoid liability or avoid harm to our brand. Hostile, offensive, inappropriate, or illegal use could adversely affect our business and financial results.

In many jurisdictions, laws relating to the liability of providers of online services for activities of their shoppers and other third parties are being tested by actions based on defamation, invasion of privacy, unfair competition, copyright and trademark infringement, and other theories. Any court ruling or other governmental regulation or action that imposes liability on customers of online services in connection with the activities of their shoppers could harm our business. We could also be subject to liability under applicable law, which may not be fully mitigated by our terms of service. Any liability attributed to us could adversely affect our brand, reputation, ability to expand our subscriber base, and financial results.

If our software or hardware contains serious errors or defects, we may lose revenue and market acceptance and may incur costs to defend or settle claims with our customers.

Software such as ours often contains errors, defects, security vulnerabilities or software bugs that are difficult to detect and correct, particularly when first introduced or when new versions or enhancements are released. Despite internal testing, our BeLive Solutions may contain serious errors or defects, security vulnerabilities or software bugs that we may be unable to successfully correct in a timely manner or at all, which could result in lost revenue, significant expenditures of capital, a delay or loss in market acceptance and damage to our reputation and brand, any of which could have an adverse effect on our business, financial condition, and results of operations. Furthermore, our BeLive Solutions is a multi-tenant cloud-based system that allow us to deploy new versions and enhancements to all of our customers simultaneously. To the extent we deploy new versions or enhancements that contain errors, defects, security vulnerabilities or software bugs to all of our customers of a single platform simultaneously, the consequences would be more severe than if such versions or enhancements were only deployed to a smaller number of our customers. Additionally, our hardware products may have defects in design, manufacture, or associated software. Such defects could expose us to product liability claims, litigation, or regulatory action.

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Since our customers use our services for processes that are critical to their businesses, errors, defects, security vulnerabilities, service interruptions or software bugs in our BeLive Solutions could result in losses to our customers. Our customers may seek significant compensation from us for any losses they suffer or cease conducting business with us altogether. Further, a customer could share information about bad experiences on social media, which could result in damage to our reputation and loss of future sales. There can be no assurance that provisions typically included in our agreements with our customers that attempt to limit our exposure to claims would be enforceable or adequate or would otherwise protect us from liabilities or damages with respect to any particular claim. Even if not successful, a claim brought against us by any of our customers would likely be time-consuming and costly to defend and could seriously damage our reputation and brand, making it harder for us to sell our solutions.

A cyberattack, security breach or other unauthorized access or interruption to our information technology systems or those of our third-party service providers could delay or interrupt service to our customers and their customers, harm our reputation or subject us to significant liability.

Cybersecurity threats, privacy breaches, insider threats or other incidents and malicious Internet-based activity continue to increase, evolve in nature, and become more sophisticated. Information security risks for companies such as ours have significantly increased in recent years in part because of the proliferation of new technologies, the use of Internet and telecommunications technologies to conduct financial transactions, and the increased sophistication and activities of organized crime, hackers, terrorists, and other external parties, as well as nation-state and nation-state-supported actors.

Many companies that provide services similar to ours have also reported a significant increase in cyberattack activity since the beginning of the COVID-19 pandemic. In addition, in the past, some of our customers have been subject to distributed denial of service attacks (“DDoS”), a technique used by hackers to take an Internet service offline by overloading its servers. Our BeLive Solutions may be subject to similar DDoS attacks in the future. In addition, because we leverage service providers, including cloud, software, data center and other critical technology vendors to deliver our solutions, we rely heavily on the data security practices and policies adopted by these third-party service providers. Our ability to monitor our third-party service providers’ data security is limited. A vulnerability in our third-party service providers’ software or systems, a failure of our third-party service providers’ safeguards, policies or procedures, or a breach of a third-party service provider’s software or systems could result in the compromise of the confidentiality, integrity or availability of our systems or the data housed in our third-party solutions. In addition, in the event our third-party service providers and subprocesses are subject to security breaches, privacy breaches or other cybersecurity threats, our business may be impacted. We cannot guarantee that such incidents may not occur and could adversely affect our operations. We and our third-party service providers may be unable to anticipate or prevent techniques used in the future to obtain unauthorized access or to sabotage systems and cannot guarantee that applicable recovery systems, security protocols, network protection mechanisms and other procedures are or will be adequate to prevent network and service interruption, system failure or data loss. Since techniques used to obtain unauthorized access change frequently and the sophistication and size of DDoS and other cybersecurity attacks is increasing, we may be unable to implement adequate preventative measures or stop the attacks while they are occurring. Any actual or perceived DDoS attack or other security breach or incident could delay or interrupt service to our customers and their customers, could result in loss, compromise, corruption or disclosure of confidential information, intellectual property and sensitive and personal information or data we rely on to provide our solutions, may deter consumers from visiting our customers’ shops, damage our reputation and brand, expose us to a risk of litigation, indemnity obligations and damages for breach of contract, cause us to incur significant liability and financial loss and be subject to regulatory scrutiny, investigations, proceedings and penalties, and require us to expend significant capital and other resources to alleviate problems caused by any such DDoS attack or other security breach or incident and implement additional security measures.

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Data security breaches could also expose us to liability under various laws and regulations across jurisdictions and increase the risk of litigation and governmental or regulatory investigation. Due to concerns about data security and integrity, a growing number of legislative and regulatory bodies have adopted breach notification and other requirements in the event that information subject to such laws is accessed by unauthorized persons. We may need to notify governmental authorities and affected individuals with respect to such incidents. For example, some jurisdictions, including the EU, the United Kingdom, Brazil and all 50 states in the United States, have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal information, and our agreements with certain customers require us to notify them in the event of a security incident. Complying with such numerous and complex regulations in the event of a data security breach would be expensive and difficult, and failure to comply with these regulations could subject us to regulatory scrutiny and additional liability. Such mandatory disclosures could lead to negative publicity and may cause our customers to lose confidence in the effectiveness of our data security measures and data handling. Moreover, if a high-profile security breach occurs with respect to another SaaS provider, customers may lose trust in the security of the SaaS business model generally, which could adversely impact our ability to retain existing customers or attract new ones. In addition, if our security measures fail to protect information adequately, we could be liable to our customers, their end-consumers, and consumers with whom we have a direct relationship. We could be subject to fines and higher transaction fees, we could face regulatory or other legal action, and our customers could end their relationships with us. The limitations of liability in our contracts may not be enforceable or adequate or would otherwise protect us from any such liabilities or damages with respect to any particular claim.

We currently do not maintain cybersecurity insurance, and in the event we were to seek to obtain such insurance coverage, it may not be available on acceptable terms or may not be available in sufficient amounts to cover one or more large claims in connection with cybersecurity liabilities. Insurers could also deny coverage as to any future claim.

We are also subject to federal, state, and foreign laws regarding cybersecurity and the protection of data. that may limit the use and adoption of our services, expose us to liability, or otherwise adversely affect our business.”

We could incur substantial costs in protecting or defending our proprietary rights. Failure to adequately protect our rights could impair our competitive position and we could lose valuable assets, experience reduced revenue, and incur costly litigation.

Our success is dependent, in part, upon protecting our proprietary technology. We rely on our confidentiality, non-compete, non-solicitation and nondisclosure agreements and a combination of trade secret laws, contractual provisions, trademarks, service marks, and copyrights in an effort to establish and protect our proprietary rights. We make business decisions about when to seek intellectual property protection for a particular technology and when to rely upon trade secret protection; however, the approach we select may ultimately prove to be inadequate.

Intellectual property protections issued to us in the future may not provide us with competitive advantages or may be successfully challenged by third parties. Any of our trademarks or other intellectual property rights may be challenged or circumvented by others or invalidated through administrative process or litigation. Others may independently develop similar products, duplicate any of our solutions or design around our patents, or adopt similar or identical brands for competing platforms. Legal standards relating to the validity, enforceability, and scope of protection of intellectual property rights are uncertain. Despite our precautions, it may be possible for unauthorized third parties to copy our BeLive Solutions and use information that we regard as proprietary to create products and services that compete with ours. Some license provisions restricting unauthorized use, copying, transfer, and disclosure of our intellectual property may be unenforceable under the laws of jurisdictions outside the United States.

To the extent we expand our international activities, our exposure to unauthorized copying and use of our BeLive Solutions and proprietary information may increase. Moreover, effective trademark, copyright, patent, and trade secret protection may not be available or commercially feasible in every country in which we conduct our business. Further, intellectual property law, including statutory and case law, particularly in the United States, is constantly developing. Changes in the law could make it harder for us to enforce our rights.

We enter into confidentiality and invention assignment agreements with our employees, consultants, and third parties to protect our proprietary technologies and competitive advantage, all of which offer only limited protection. We enter into confidentiality agreements with strategic and business partners and alliances. No assurance can be given that these agreements will be effective in securing ownership of our intellectual property or controlling access to our proprietary information and trade secrets. The confidentiality agreements on which we rely to protect certain technologies may be breached and may not provide an adequate remedy in the event of unauthorized use or disclosure of our confidential information, trade secrets or proprietary technology. As such, these agreements may not be effective in controlling access to and distribution of our proprietary information since they do not prevent our competitors or partners from independently developing technologies that are equivalent or superior to our BeLive Solutions.

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We may be required to spend significant resources to monitor, protect, and enforce our intellectual property rights. Litigation may be necessary in the future to enforce our intellectual property rights and protect our trade secrets. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming, and distracting to management. Such litigation could result in the impairment or loss of portions of our intellectual property. Enforcement of our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property. An adverse determination of any litigation proceedings could put our intellectual property at risk of being invalidated or interpreted narrowly. An adverse determination could risk the issuance or cancellation of pending patent and trademark filings. Because of the substantial discovery required in connection with intellectual property litigation, our confidential or sensitive information could be compromised by disclosure in litigation. Litigation could result in public disclosure of results of hearings, motions, or other interim developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

In addition, our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our BeLive Solutions, impair the functionality of our BeLive Solutions, delay introductions of new functionality to our BeLive Solutions, result in the substitution of inferior or more costly technologies into our BeLive Solutions, or injure our reputation. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use or misappropriation of our intellectual property. Policing unauthorized use of our technologies, trade secrets, and intellectual property may be difficult, expensive, and time-consuming, particularly in foreign countries where the laws may not be as protective of intellectual property rights as those in the United States and where mechanisms for enforcement of intellectual property rights may be weak. Despite our efforts to protect our intellectual property rights, unauthorized third parties may attempt to use, copy, or otherwise obtain and market or distribute our intellectual property rights or technology or otherwise develop services with the same or similar functionality as our platform. If we fail to meaningfully protect our intellectual property and proprietary rights, our business, operating results, and financial condition could be adversely affected.

Security breaches, denial of service attacks, or other hacking and phishing attacks on our systems or other security breaches, including internal security failures, could harm our reputation or subject us to significant liability, and adversely affect our business and financial results.

We operate in an industry that is prone to cyber-attacks. Failure to prevent or mitigate security breaches and improper access to or disclosure of our data, customer data, or the data of their consumers, could result in the loss or misuse of such data, which could harm our business and reputation. The security measures we have integrated into our internal networks and platforms, which are designed to prevent or minimize security breaches, may not function as expected or may not be sufficient to protect our internal networks and platforms against certain attacks. In addition, techniques used to sabotage or to obtain unauthorized access to networks in which data is stored or through which data is transmitted change frequently. As a result, we may be unable to anticipate these techniques or implement adequate preventative measures to prevent an electronic intrusion into our networks. While we have established a cyber-attack remediation plan to enable us to assess and respond to such attacks, there can be no assurance that the measures set forth under such plan will be adequate in all circumstances nor that they will be effective in mitigating, or allowing us to recover from, the effects of such attacks. In addition, we have insurance coverage, but this coverage may be insufficient to compensate us for all liabilities that we may incur.

Our customers’ storage and use of data concerning their stores and restaurants and their consumers is essential to their use of our BeLive Solutions, which stores, transmits, and processes our customers’ proprietary information and personal information relating to them and their clients. If a security breach were to occur, as a result of third-party action, employee error, breakdown of our internal security processes and procedures, malfeasance or otherwise, and the confidentiality, integrity or availability of our customers’ data was disrupted, we could incur significant liability to our customers and to individuals whose information was being stored by our customers, and our BeLive Solutions may be perceived as less desirable, which could negatively affect our business and damage our reputation.

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Our BeLive Solutions and third-party applications available on, or that interface with, our BeLive Solutions may be subject to DDoS, a technique used by hackers to take an Internet service offline by overloading its servers, and we cannot guarantee that applicable recovery systems, security protocols, network protection mechanisms and other procedures are or will be adequate to prevent network and service interruption, system failure or data loss. In addition, computer malware, viruses, and hacking and phishing attacks by third parties are prevalent in our industry. We have experienced such attacks in the past and may experience such attacks in the future. As a result of our increased visibility, we believe that we are increasingly a target for such breaches and attacks.

Moreover, our BeLive Solutions and third-party applications available on, or that interface with, our BeLive Solutions could be breached if vulnerabilities in our BeLive Solutions or third-party applications are exploited by unauthorized third parties or due to employee error, breakdown of our internal security processes and procedures, malfeasance, or otherwise. Further, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as usernames, passwords or other information or otherwise compromise the security of our internal networks, electronic systems and/or physical facilities in order to gain access to our data or our customers’ data. Since techniques used to obtain unauthorized access change frequently and the size and severity of DDoS attacks and security breaches are increasing, we may be unable to implement adequate preventative measures or stop DDoS attacks or security breaches while they are occurring. In addition to our own platforms and applications, some of the third parties we work with may receive information provided by us, by our customers, or by our customers’ clients through web or mobile applications integrated with US. If these third parties fail to adhere to adequate data security practices, or in the event of a breach of their networks, our own and our customers’ data may be improperly accessed, used, or disclosed.

Any actual or perceived DDoS attack or security breach could damage our reputation and brand, expose us to a risk of litigation and possible liability and require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the DDoS attack or security breach. Some jurisdictions have enacted laws requiring companies to notify individuals and authorities of data security breaches involving certain types of personal or other data and our agreements with certain customers and partners require us to notify them in the event of a security incident. Similarly, if our suppliers experience data breaches and do not notify us or honor their notification obligations to authorities or users, we could be held liable for the breach. We may not be in a position to assess whether a data breach at one of our suppliers would trigger an obligation or liability on our part. Such mandatory disclosures are costly, could lead to negative publicity, and may cause our customers to lose confidence in the effectiveness of our data security measures. Moreover, if a high-profile security breach occurs with respect to another SaaS provider, customers may lose trust in the security of the SaaS business model generally, which could adversely impact our ability to retain revenue from existing customers or attract new customers. Similarly, if a high-profile security breach occurs with respect to a retailer, commerce as a service or e-commerce platform, customers may lose trust in e-commerce more generally, which could adversely impact our customers’ businesses. Any of these events could harm our reputation or subject us to significant liability, and materially and adversely affect our business and financial results.

We may need to raise additional capital required to grow our business, and we may be unable to raise capital on terms acceptable to us, or at all.

Growing and operating our business will require significant cash outlays and capital expenditures and commitments. We have utilized cash on hand and cash generated from operations as sources of liquidity. If cash on hand and cash generated from operations are not sufficient to meet our cash requirements, we will need to seek additional capital, potentially through equity or debt financing, to fund our growth. Our ability to access the credit and capital markets in the future as a source of liquidity, and the borrowing costs associated with such financing, are dependent upon market conditions. We cannot provide any assurance that our assumptions used to estimate our liquidity requirements will remain accurate due to the unprecedented nature of the disruption to our operations and the unpredictability of the COVID-19 global pandemic, as well as other factors. In the event of a sustained market deterioration and continued declines in revenues, we may need additional liquidity, which would require us to evaluate available alternatives and take appropriate actions. We cannot provide any assurance that we will be able to obtain additional sources of financing or liquidity on acceptable terms, or at all. In addition, we have agreed for a period of 180 days after completion of this offering, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly any shares or any securities convertible into or exercisable or exchangeable for our shares either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriter. The existence of this provision may delay or prevent us from raising additional capital for the 180-day period following this offering. In addition, any equity securities we issue, including any preferred stock, may be on terms that are dilutive or potentially dilutive to our shareholders, and the prices at which new investors would be willing to purchase our securities may be lower than the offering price per share of our shares in this offering. The holders of any equity securities we issue, including any preferred stock, may also have rights, preferences or privileges which are senior to those of existing holders of our shares. If new sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans based on available funding, if any, which would harm our ability to grow our business.

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Our executive officers have no prior experience in operating a U.S. public company, and their inability to operate the public company aspects of our business could harm us.

Our executive officers have no experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules, and regulations uncertain. Our failure to comply with all laws, rules, and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and share price.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to this Offering, we were a private company with limited accounting personnel resources. Furthermore, prior to this Offering, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our internal controls relating to financial reporting have not kept pace with the expansion of our business. Our financial reporting function and system of internal controls may be less developed in certain respects than those of similar companies that operate in fewer or more developed markets and may not provide our management with as much or as accurate or timely information. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our consolidated financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Ordinary Shares.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as defined under the U.S. federal securities laws, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that could be qualified or adverse if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources, and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

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During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our consolidated financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under securities laws and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

Although our current cash and cash equivalents, anticipated cash flows from operating activities and the proceeds from this offering will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for at least 12 months following this offering, there is a risk that we may need additional cash resources in the future to fund our growth plans or if we experience adverse changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for new investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. The issuance and sale of additional equity would result in further dilution to our shareholders. The occurrence of any of these risks could adversely affect our operations or financial condition.

We will be subject to changing laws, rules, and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs, and the risks associated with non-compliance.

Following this offering, we will be subject to rules and regulations by various governing bodies and self-regulatory organizations, including, for example, the SEC and the Nasdaq Capital Market, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

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If we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer.

Our business depends, in part, on our ability to identify and protect proprietary information and other intellectual property such as our client lists and information and business methods. We rely on a combination of trade secrets, confidentiality policies, non-disclosure and other contractual arrangements and copyright and trademark laws to protect our intellectual property rights. However, we may not adequately protect these rights, and their disclosure to, or use by, third parties may harm our competitive position. Our inability to detect unauthorized use of, or to take appropriate or timely steps to enforce, our intellectual property rights may harm our business. Also, third parties may claim that our business operations infringe on their intellectual property rights. These claims may harm our reputation, cost us money to defend, distract the attention of our management and prevent us from offering some services. Confidential intellectual property is increasingly stored or carried on mobile devices, such as laptop computers, which increases the risk of inadvertent disclosure where the mobile devices are lost or stolen, and the information has not been adequately safeguarded or encrypted. This also makes it easier for someone with access to our systems, or someone who gains unauthorized access, to steal information and use it to our disadvantage. Advances in technology, which permit increasingly large amounts of information to be stored on mobile devices or on third-party “cloud” servers, may exacerbate these risks.

Our business could be adversely affected by IT systems breakdown or disruption.

We depend on our IT systems to (i) oversee our project progress; (ii) manage our working schedule; (iii) allocate our resources; (iv) review our performance; and (v) review our capacity, trace our project information, and assess our project progress in a timely and systematic manner. We also depend on our IT systems to assist us in (i) our design and drawings; and (ii) our communication with our clients and their consultants. An extended breakdown or failure of our IT systems could disrupt our operations and adversely affect our business, financial condition, and results of operations.

Risks Related to Our Securities and This Offering

An active trading market for our Ordinary Shares may not be established or, if established, may not continue, and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will be established. If an active public market for our Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our shares may be materially and adversely affected. The initial public offering price for our shares in this offering was determined by negotiation between us and the representative of the underwriters based on several factors, and we can provide no assurance that the trading price of our shares after this offering will not decline below the public offering price. As a result, investors in our shares may experience a significant decrease in the value of their shares.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risks addressed below in “—The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines where such stock price volatility was seemingly unrelated to the company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors in our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase our Ordinary Shares prior to any price decline.

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Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

We may not be able to maintain the listing of our Ordinary Shares on Nasdaq, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We intend to list our Ordinary Shares on Nasdaq concurrently with this offering. In order to continue listing our shares on Nasdaq, we must maintain certain financial and share price levels, and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on Nasdaq in the future.

If Nasdaq delists our Ordinary Shares, and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Moreover, if we were no longer listed on Nasdaq or another national securities exchange, we would be subject to state securities laws of each state in which we offer our shares.

The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, such as the performance and fluctuation of the market prices of other companies with business operations located mainly in Singapore that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings, and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

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Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume of our shares to decline.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, including the sale of 2,139,227 shares by the selling shareholders who will be able to sell pursuant to the Resale Prospectus, could adversely affect the market price of our shares, and could materially impair our ability to raise capital through equity offerings in the future. Prior to the sale of our shares in this offering, we have 8,152,574 Ordinary Shares outstanding. The shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and applicable lock-up agreements. There will be 9,902,574 Ordinary Shares outstanding immediately after this offering (or 10,165,074 if the over-allotment is exercised in full). In connection with this offering, our directors and officers and any other holder of five percent (5%) or more of the outstanding Ordinary Shares of the Company have agreed not to sell any shares until 180 days after the close of the offering without the prior written consent of the representative of the underwriters, subject to certain exceptions. However, the representative of the underwriters may release these securities from these restrictions at any time. We cannot predict what effect, if any, market sales of securities held by any shareholders or the availability of these securities for future sale will have on the market price of our shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than they received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

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Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Singapore law. Even if our board of directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors as determined by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our shares, and you may even lose your entire investment.

In the event that our Board decides to declare and pay dividends, they may be prohibited from doing so due to certain regulations and contractual restrictions.

With the exception of Vietnam, there are no foreign exchange controls or foreign exchange regulations under current applicable laws of the BVI or Singapore, the places of incorporation of our significant subsidiaries, or contractual restrictions, that would affect the payment or remittance of dividends. However, in the event that the group strategy is to have the subsidiaries raise capital and retain such financing for their operations, such loan or financing agreements may contain covenants which could restrict the payment of dividends. Furthermore, current Singapore regulations permit a Singapore subsidiary to pay dividends to its respective shareholders only out of its profits, if any, determined in accordance with Singapore accounting standards and regulations. As of June 30, 2024, our Singapore subsidiary’s accumulated losses and net liabilities were approximately S$15,303,000, and S$2,824,000, respectively, as such our Singapore subsidiary is prohibited from making distributions to us in the form of loans, advances, or cash dividends during the six months ended June 30, 2024 and accordingly, as of June 30, 2024, the Company has restricted net liabilities of approximately S$2,824,000.

Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase shares in this offering, you will pay substantially more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of US$3.521 per share, representing the difference between our as adjusted net tangible book value per share of -US$0.024 as of June 30, 2024, after giving effect to the net proceeds to us from this offering, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus and an assumed initial public offering price of US$4.00 per share. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this offering.

Our Pre-IPO Investors have purchased their shares at a price less than the purchase price of the shares in this offering and will be able to sell their shares after completion of this offering subject to restrictions under the lock-up requirement.

Our Pre-IPO shareholders have purchased their Ordinary Shares at an average price of approximately US$1.31 per share, which is substantially lower than the assumed initial public offering price of US$4.00 per share in this offering. The Ordinary Shares issued to the Company’s existing shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Pre-IPO Investors the opportunity to sell those Ordinary Shares. The Pre-IPO Investors are not subject to any lock-up or leakage agreements and have the right to sell the shares being registered at any time. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their Pre-IPO shares, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the Ordinary Shares following completion of the offering, to the detriment of participants in this offering.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

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If we are determined to be a PFIC for any taxable year (or any portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any tax year. We treat our affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by the provisions of our Memorandum and Articles of Association, and by the provisions of the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands.

The rights of our shareholders and the fiduciary duties of our directors and officers under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to obtain copies of the register of members or corporate records of the company. They will, however, have such rights as may be set out in the company’s articles of association. A Cayman Islands exempted company may maintain its principal register of members and any branch registers in any country or territory, whether within or outside the Cayman Islands, as the company may determine from time to time. There is no requirement for an exempted company to make any returns of members to the Registrar of Companies in the Cayman Islands. The names and addresses of the members are, accordingly, not a matter of public record and are not available for public inspection. However, an exempted company shall make available at its registered office, in electronic form or any other medium, such register of members, including any branch register of member, as may be required of it upon service of an order or notice by the Tax Information Authority pursuant to the Tax Information Authority Act (2013 Revision) of the Cayman Islands. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

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As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, or members of the board of directors than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforcement of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are an “emerging growth company” within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company” in the U.S. federal securities laws, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company”.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the U.S. federal securities laws will remain an emerging growth company until the earlier of (1) the last day of the financial year (a)following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

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Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. corporation.

Upon the closing of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until one hundred twenty (120) days after the end of each financial year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within seventy-five (75) days after the end of each financial year. Foreign private issuers also are exempt from Regulation Fair Disclosure (FD), aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second quarter, and, accordingly, the next determination will be made with respect to us on December 31, 2023. In the future, we would lose our foreign private issuer status if (i) more than 50% of our outstanding voting securities are owned by U.S. residents and (ii) a majority of our directors or executive officers are U.S. citizens or residents, or if we fail to meet additional requirements necessary to avoid loss of foreign private issuer status.

If we lose our foreign private issuer status on such date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms beginning at the end of the first fiscal year ending after such date, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq listing rules and will be required to comply with the applicable requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. These expenses will relate to, among other things, the obligation to reconcile our financial information that is reported according to IFRS to U.S. GAAP and to report future results according to U.S. GAAP. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, obtaining and maintaining directors’ and officers’ liability insurance would become more difficult and expensive for us, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

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As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we do not plan to rely on any home country practices with respect to our corporate governance after we complete this offering. However, if we do choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers. could also make it more difficult for us to attract and retain qualified members of our board of directors.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our shares.

We will incur additional legal, accounting, and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company nor the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us, and our business may be adversely affected.

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USE OF PROCEEDS

After deducting the estimated commissions and estimated offering expenses payable by us, we expect to receive net proceeds of approximately $4,940,000 from this offering, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares, based on an assumed initial public offering price in this offering of $4.00 per share as set forth on the cover page of this prospectus, after deducting underwriting fees and commissions and estimated offering expenses.

We plan to use the net proceeds we receive from this offering for the following purposes in line with our strategies:

●	approximately US$600,000 to advance our video and live streaming technologies, AI, and big data capabilities;

●	approximately US$600,000 for solution development to expand and enhance our current solution offerings, as well as to develop new features and functionalities to continue to provide innovative value propositions to our customers;

●	approximately US$3,240,000 for marketing and branding, including marketing and promotional activities to further expand our customer base and strengthen our brand; and

●	approximately US$500,000 for general corporate purposes that are beneficial in developing the business and its strategic direction.

The actual allocation of proceeds realized from this offering will depend upon our operating revenues and cash position and our working capital requirements and may change. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs, or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors.”

Pending any use described above, we plan to invest the net proceeds in short-term interest-bearing obligations, investment-grade instruments, or certificates of deposit.

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CAPITALIZATION

The following table sets forth our capitalization and our indebtedness as of June 30, 2024, as follows:

●	on an actual basis;

●	on a pro forma basis to reflect the issuance and sale of 1,750,000 Ordinary Shares by us in this offering at an assumed initial public offering price of US$4.00 per Ordinary Share as set forth on the cover page of this prospectus, assuming the underwriters do not exercise the over-allotment option; and

●	on a pro forma as adjusted basis to reflect the issuance and sale of 2,012,500 Ordinary Shares by us in this offering at an assumed initial public offering price of US$4.00 per Ordinary Share as set forth on the cover page of this prospectus, assuming the underwriters exercise the over-allotment option in full.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Actual	Pro forma(1)	Pro forma As adjusted(2)
	(S$)	(S$)	(S$)
Cash and Cash Equivalents	$48,936	$6,740,660	$8,162,990

Total Liabilities	$1,083,754	$1,083,754	$1,083,754

Shareholders’ Equity
Ordinary Shares, par value US$0.0005 per share, 1,000,000,000 Ordinary Shares authorized, 8,152,574 Ordinary Shares outstanding on an actual basis 9,902,574 Ordinary Shares outstanding on an pro forma basis (assuming 1,750,000 Ordinary Shares to be issued in this offering with no exercise of over-allotment option) and 10,165,074 Ordinary Shares outstanding on a pro forma as adjusted basis (assuming over-allotment option is exercised in full)	$5,462	$6,647	$6,825
Reserve	27,402,801	34,093,340	35,515,492
Accumulated losses	(26,933,608)	(26,933,608)	(26,933,608)
Total Equity	474,655	7,166,379	8,588,709
Total Capitalization	$474,655	$7,166,379	$8,588,709

(1)	Assuming no exercise of the underwriters’ over-allotment option

(2)	Assuming full exercise of the underwriters’ over-allotment option

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DIVIDENDS AND DIVIDEND POLICY

We do not intend to pay any dividends on our Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business.

Any future determination to declare cash dividends would be subject to the discretion of our board of directors and would depend upon various factors, including our results of operations, financial condition and liquidity requirements, restrictions that may be imposed by applicable law and our contracts and other factors deemed relevant by our board of directors.

The declaration, amount, and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws. Our board of directors will take into account general economic and business conditions; our financial condition and results of operations; our available cash and current and anticipated cash needs; capital requirements; contractual, legal, tax, and regulatory restrictions; and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

In the event that we decide to pay dividends in the future, subject to the Companies Act and our Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of our Memorandum and Articles of Association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law which is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits.

Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant. In addition, we are a holding company and depend upon the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares. When making recommendations on the timing, amount, and form of future dividends, if any, our board of directors will consider, among other things:

●	our results of operations and cash flow;

●	our expected financial performance and working capital needs;

●	our future prospects;

●	our capital expenditures and other investment plans;

●	other investment and growth plans;

●	dividend yields of comparable companies globally;

●	restrictions on the payment of dividends that may be imposed on us by our financing arrangements; and

●	the general economic and business conditions and other factors deemed relevant by our board of directors and statutory restrictions on the payment of dividends.

We are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares. With the exception of Vietnam, there are no foreign exchange controls or foreign exchange regulations under current applicable laws of the BVI, Singapore or Vietnam, the places of incorporation of our significant subsidiaries, or contractual restrictions that would affect the payment or remittance of dividends. However, in the event that the group strategy is to have the subsidiaries raise capital and retain such financing for their operations, such loan or financing agreements may contain covenants which could restrict the payment of dividends. Furthermore, current Singapore regulations permit a Singapore subsidiary to pay dividends to its respective shareholders only out of its profits, if any, determined in accordance with Singapore accounting standards and regulations. Similarly, current Vietnam regulations permit a Vietnam subsidiary to pay dividends to its respective shareholders only out of its profits, if any, determined in accordance with Vietnamese accounting standards and regulations. An exception to this is dividends payable to holders of preference shares, who may receive fixed or bonus dividends regardless of the company’s profitability. For the avoidance of doubt, our Vietnam subsidiary has not issued, nor does it intend to issue, any preference shares. As of June 30, 2024, our Singapore subsidiary’s accumulated losses and net liabilities were approximately S$15,303,000, and S$2,824,000, respectively, as such our Singapore subsidiary is prohibited from making distributions to us in the form of loans, advances, or cash dividends during the six months ended June 30, 2024 and accordingly, as of June 30, 2024, the Company has restricted net liabilities of approximately S$2,824,000.

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DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after the offering.

As of June 30, 2024, we had a historical net tangible book value of -US$199,682 or -US$0.024 per share. Historical net tangible book value per share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) less total liabilities, divided by the number of outstanding Ordinary Shares. After giving effect to the sale of Ordinary Shares in this offering by the Company at an assumed initial public offering price of US$4.00 per share as set forth on the cover page of this prospectus, after deducting US$525,000 in underwriting discounts and commissions, estimated offering expenses payable by the Company of approximately US$1,500,000, and the non-accountable expense allowance of US$35,000, the pro forma as adjusted net tangible book value as of June 30, 2024 would have been approximately US$4,740,318, or US$0.479 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.503 per share to our existing shareholders and an immediate dilution of US$3.521 per share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per share basis to new investors.

	No Exercise of Over-Allotment Option- US$	Full Exercise of Over- Allotment Option US$
Assumed initial public offering price per share	4.000	4.000
Historical net tangible book value per share as of June 30, 2024	-0.024	-0.024
Increase in as adjusted net tangible book value per share attributable to the investors in this offering	0.503	0.594
Pro forma net tangible book value per share after giving effect to this offering	0.479	0.570
Dilution per share to new investors participating in this offering	3.521	3.430

If the underwriters exercise the option to purchase additional shares to cover over-allotments in full, the pro forma net tangible book value per Ordinary Share after giving effect to this offering would be approximately US$0.570 per share, and the dilution to investors in this offering would be approximately US$3.430 per Ordinary Share.

The following table illustrates our pro forma proportionate ownership, upon completion of this offering, by (i) the Pre-IPO Investors; and (ii) investors purchasing Ordinary Shares in this Offering, assuming the underwriters do not exercise their over-allotment option, together with the total price and average price per Ordinary Share paid by each of these groups of shareholders.

	Shares purchased			Total consideration
	Number		Percent(1)	Amount (US$)		Percent(1)		Average price per share (US$)
Pre-IPO Investors(2)	8,152,574		82.33%	$10,667,516		60.38%		$1.31
Public Investors	1,750,000	(3)	17.67%	$7,000,000	(3)	39.62	%(3)	$4.00
Total	9,902,574	(3)	100.00%	$17,667,516		100.00%		1.78

(1) Represents the percent ownership after this offering.

(2) Prior to the offering, the Pre-IPO Investors, together, own an aggregate of 100% of the outstanding Ordinary Shares of the Company.

(3) Assumes no exercise of the over-allotment option by the underwriters.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of our consolidated financial condition and results of operations for the years ended December 31, 2022 and 2023 and as of and for the six months ended June 30, 2023 and 2024 and should be read in conjunction with the information included under “Business,” and our consolidated financial statements and the accompanying notes included elsewhere in this prospectus, which were prepared in accordance with IFRS, as issued by the IASB, and presented in Singapore dollars (S$), the Group’s functional currency. The discussion and analysis below are based on comparisons between our historical financial data for different periods and include certain forward-looking statements about our business, operations, and financial performance. These forward-looking statements are subject to risks, uncertainties, assumptions, and other factors described in “Risk Factors.” Our actual results may differ materially from those expressed in, or implied by, those forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

Overview

We are a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of our own, we conduct all of our operations through our operating entities incorporated in Singapore and Vietnam, BeLive Singapore and BeLive Vietnam. This is an offering of our Ordinary Shares, and you are not investing directly in BeLive Singapore and BeLive Vietnam, our operating entities.

We are a leading technology solution provider for live commerce and shoppable short videos headquartered in Singapore. With our purpose-built solutions, we strive to create value to our customers which enable them to reach and engage their target customers and meet their evolving business and technology needs. Our solutions enable our customers to leverage the power of interactive and immersive live and video commerce to their online business, and enable our customers to curate unique videos, leading to more traffic and better shopping experiences on their platforms. We generate revenue from the provision of our BeLive White Label Solution and BeLive SaaS Solution.

Factors Affecting Our Performance and Related Trends

We believe that the key factors affecting our performance and financial performance include:

Our ability to attract new customers and retain existing customers.

In order to maintain and increase our revenue, we need to continue to retain and attract new customers by means of strategic alliance marketing, inbound marketing, and outbound marketing, for further information on our sales and marketing strategies, please refer to the section headed “Business — Sales and Marketing”. A number of factors could adversely impact our ability to successfully implement our marketing efforts, such as inability of our sales and marketing team to effectively interact with potential customers, or potential customers do not find our products and services sufficient to meet their needs. If we are unable to successfully market our solutions, whether due to failure to maintain and expand relationships with our partners and alliances and/or failure to adjust our strategy in order to meet the needs of current and potential customers, our ability to retain and attract new customers may be undermined, which would adversely affect our business and results of operations.

The number of new and repeat customers accounted for 28% and 72% of our total number of customers, respectively, for the year ended December 31, 2023, and 64% and 36%, respectively, for the year ended December 31, 2022. For the six months ended June 30, 2023, the number of new and repeat customers accounted for 15% and 85% of our total number of customers, respectively, and 4% and 96%, respectively, for the six months ended June 30, 2024.

For the years ended December 31, 2022 and 2023 and for the six months ended June 30, 2023 and 2024, customers who contributed over 10% of the total revenue of the Group accounted for approximately 66%, 63%, 75% and 70% of the Group’s total revenue, respectively.

As a result of these close and stable relationships with our existing customers, we are able to receive recurring businesses from the existing customers. If we are unable to maintain close and stable relationships with our existing customers, our business and results of operations may be adversely affected.

Our ability to help our customers to enhance viewer engagement.

The engagement of viewers (potential customers of our customers is significant to our business and results of operation. As a technology solution provider for live commerce and shoppable short videos, the level of viewer engagement on our customers’ content affects our revenue and profitability. In order for our customers to enhance viewer engagement, we provide analytical tools that enable our customers and marketers to track and study first-party behavioral data and to create content that resonates better with the viewers. Such behavioral data include but not limited to:

●	the number of likes, comments, and view counts – provide our customers and content creators insights as to the popularity of each of their content;
●	lists of viewers – allow our customers and content creators to understand which type of content attracts new and/or returning viewers the most;
●	the average view duration – allow our customers and content creators to adjust the duration of the live stream/short video in order to achieve optimal views; and
●	the number of product clicks and whether such products have been added to cart and/or purchased by the viewers – allow our customers and content creators to understand the popularity of each product and the effectiveness of the content on viewer’s purchase intention, and to gain insights on pushing relevant marketing information according to their product interest.

In 2021, we collaborated with AI Singapore on a research project titled “BeLive Audience Sentiment Engine (B.A.S.E.)”, with an aim to allow businesses hosting livestreams to obtain useful insight and analytics on viewers’ sentiment. Such audience sentiment engine is a machine learning algorithm that is integrated, at the request of our clients, into our BeLive White Label Solution. It detects and processes all texts extracted from comments during a live stream, evaluates the sentiment of all comments and classify them as positive, negative, or neutral, which allow our customers to understand how well-perceived the stream is, the effectiveness of their stream or host, and further identify consumer needs and product marketing opportunities.

Our data analytics and AI support allow our customers and content creators to better understand the preferences of their viewers in order to create content that is more appealing and targeted, which may increase the level of viewer engagement on our customers’ content.

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Demand of our bespoke solutions.

We categorize our solutions into enterprise-grade BeLive White Label Solution and cloud-based BeLive SaaS Solution. For customers with high demand for customized live commerce and shoppable short videos solutions, we provide them with bespoke solutions that can be integrated with their internal systems and offered through a white-label approach, made-to-measure for each unique customer’s needs. For customers who are looking for quick and cost-effective live commerce and shoppable short videos solutions without building their own infrastructure and technology stacks from scratch, we provide them with our SaaS solution, which comprises basic functionalities that are typically featured in our BeLive White Label Solutions. Our BeLive White Label Solution accounted for approximately 28%, 19%, 75% and 71% of the Group’s total revenue for the years ended December 31, 2022 and 2023 and for the six months ended June 30, 2023 and 2024, respectively. Fluctuation in the demand of bespoke and complex solutions may affect our results of operations.

Our ability to manage our cost of sales.

Our results of operations depend on our ability to manage our costs and expenses. Our cost of sales consists primarily of server and technology infrastructure expenses, developer cost and other technological microservices that are required to ensure our solutions are functioning optimally. The cost of sales may also include streaming discounts to promote adoption of the solution with the customers. Our contracts with clients may not be able to adjust according to the increase in cost of sales, if we are unable to control such costs, our financial performance may be adversely affected.

Our ability to further advance our technological capabilities and infrastructure.

Our strong technological capabilities and infrastructure, in particular our video and live streaming technologies, big data analytics AI, support our business development. Our ability to effectively invest in these technologies allows us to create a superior user experience and to timely identify new trends. We must continue to innovate to keep pace with the growth of our business and bring forward new technologies. If our technologies or solutions are unable to satisfy our customers due to complexity of their requirements, our ability to retain existing customers and attract new customers may be undermined, which would adversely affect our business and results of operations.

Results of Operations

	For the six months ended June 30,		For the year ended December 31,
	2024	2023	2023	2022
	(S$)	(S$)	(S$)	(S$)
				(Restated)
Revenue	763,922	1,257,154	3,090,361	4,189,838
Cost of sales	(464,536)	(641,736)	(1,391,923)	(1,608,781)
Gross profit	299,386	615,418	1,698,438	2,581,057
Other income	48,323	69,049	255,292	381,235
Fair value gain on redeemable, convertible, and cumulative preference shares (“RCCPS”)	-	-	-	3,200,000
Expenses
Marketing expenses	(110,187)	(151,366)	(327,782)	(413,254)
Administrative expenses	(5,123,586)	(3,843,286)	(3,457,587)	(3,409,099)
Provision for expected credit loss	-	-	(26,049)	-
Bad debt written off	-	-	(227,067)	(696,526)
Finance costs	(2,443)	(4,642)	(9,414)	(2,310)
Profit/(Loss) before tax	(4,888,507)	(3,314,827)	(2,094,169)	1,641,103
Income tax expenses	-	-	-	(5,202)
Profit/(Loss) for the period/year	(4,888,507)	(3,314,827)	(2,094,169)	1,635,901
Other comprehensive income/(loss):
Items that may be reclassified subsequently to profit or loss:
Exchange differences on translation of foreign operations	(1,201)	298	(1,663)	(1,050)
Total comprehensive income/(loss) for the period/year	(4,889,708)	(3,314,529)	(2,095,832)	1,634,851
Profit/(loss) per share for the loss attributable to owners of the Company
Basic	(1.25)	(0.51)	(0.31)	1.89
Diluted	(1.25)	(0.51)	(0.31)	0.25

38

Revenue

We derive our revenue from (i) the provision of enterprise-grade BeLive White Label Solution and cloud-based BeLive SaaS Solution, and (ii) the sale of software development kit (SDK) to system integrators. The SDKs are typically basic kits that are provided to system integrators for them to continue building their solutions that are unique to their line of business. These are basic kits that are foundational that will enable them to develop their capabilities. A live streaming software development kit is a tool kit for developing mobile software which let broadcasters build their own streaming apps. The following table sets out the breakdown of our revenue for the periods indicated:

	For the six months ended June 30,		For the year ended December 31,
	2024	2023	2023	2022
	(S$)	(S$)	(S$)	(S$)
Gross revenue	763,922	1,262,380	3,100,812	4,282,726
Less: Discounts and rebate	-	(5,226)	(10,451)	(92,888)

Net revenue	763,922	1,257,154	3,090,361	4,189,838

	For the six months ended June 30,		For the year ended December 31,
	2024	2023	2023	2022
	(S$)	(S$)	(S$)	(S$)
Disaggregation of revenue
Revenue from contracts with customers within the scope of IFRS 15, types of goods or services – recognized overtime

Installation fees	542,975	941,399	596,415	1,165,138
Onboarding fees	-	-	6,407	6,897
Subscription fees	168,299	206,954	1,168,388	368,001
Server costs	40,307	83,669	147,120	542,351
Source code revenue	-	-	1,150,093	2,200,000
Revenue from contracts with customers within the scope of IFRS 15, types of goods or services – recognized at a point in time

Miscellaneous income	12,341	30,358	32,389	339

Gross revenue	763,922	1,262,380	3,100,812	4,282,726

Discounts	-	(5,226)	(10,451)	(70,888)
Streaming hours rebate	-	-	-	(22,000)
	-	(5,226)	(10,451)	(92,888)

Net revenue	763,922	1,257,154	3,090,361	4,189,838

39

Comparison of the Six Months Ended June 30, 2023 and 2024

Our revenue generated from the provision of enterprise-grade BeLive White Label Solution and cloud-based BeLive SaaS Solution consists primarily of installation fees, subscription fees, server costs, and miscellaneous income. Our net revenue decreased by approximately S$493,000 or 39.2% from approximately S$1,257,000 for the six months ended June 30, 2023 to approximately S$764,000 for the six months ended June 30, 2024, primarily due to the decrease in installation fees, subscription fees, server costs and miscellaneous income during the six months ended June 30, 2024.

Our subscription fees decreased by approximately S$39,000 or 18.7% from approximately S$207,000 for the six months ended June 30, 2023 to approximately S$168,000 for the six months ended June 30, 2024, primarily due to the decrease in total number of customers on a subscription model during the six months ended June 30, 2024.

Our installation fees decreased by approximately S$398,000 or 42.3% from approximately S$941,000 for the six months ended June 30, 2023 to approximately S$543,000 for the six months ended June 30, 2024, primarily due to the decrease in total number of customers requiring BeLive White Label Solutions during the six months ended June 30, 2024.

Our server costs decreased by approximately S$43,000 or 51.8% from approximately S$84,000 for the six months ended June 30, 2023 to approximately S$40,000 for the six months ended June 30, 2024, primarily due to the decrease in streaming time as compared to the six months ended June 30, 2023 as a result of less streaming sessions organized by our customers. The reduction of server costs was also attributable to technological efficiency. We have managed to optimize our servers and infrastructure to reduce cost operationally to support the SaaS customers.

Cost of Sales

Our cost of sales represents costs and expenses attributable to the provision of our enterprise-grade BeLive White Label Solution and cloud-based BeLive SaaS Solution including server and technology infrastructure cost, developer cost for our software and other technological microservices required for the operations of our solutions. Our cost of sales decreased by approximately S$177,000 or 27.6%, from approximately S$642,000 for the six months ended June 30, 2023 to approximately S$465,000 for the six months ended June 30, 2024, primarily attributable to the reduction in use of server and technology infrastructure services.

Gross Profit

As a result of the foregoing, our gross profit decreased by approximately S$316,000 or 51.4%, from approximately S$615,000 for the six months ended June 30, 2023 to approximately S$299,000 for the six months ended June 30, 2024.

Other Income

Our other income is primarily comprised of (i) interest income and (ii) government grant. The following table sets out the breakdown of other income for the periods indicated:

	For the six months ended June 30,
	2024	2023
	S$	S$
Interest income	-	6,467
Government grants	48,253	62,582
Others	70	-

	48,323	69,049

Our other income decreased by approximately S$21,000 or 30.0% from approximately S$69,000 for the six months ended June 30, 2023 to approximately S$48,000 for the six months ended June 30, 2024. Such decrease in other income was primarily attributable to the decrease in (i) government grants and (ii) interest income from late payment from clients, and was slightly offset by other income such as cash rebates from banks.

Expenses

The following table sets out the breakdown of our expenses for the periods indicated:

	For the six months ended June 30,
	2024	2023
	S$	S$
Expenses
Marketing expenses	(110,187)	(151,366)
Administrative expenses	(5,123,586)	(3,843,286)
Finance costs	(2,443)	(4,642)

Marketing Expenses

Our marketing expenses represent expenses relating to promotional efforts for the Group’s brand and business, which include advertising fees, expenses incurred in administering events, and other marketing initiatives such as webinars. Our marketing expenses decreased by approximately S$41,000 or 27.2% from approximately S$151,000 for the six months ended June 30, 2023 to approximately S$110,000 for the six months ended June 30, 2024 primarily due to less purchases for advertisements and reduced number of marketing events.

Administrative Expenses

Our administrative expenses represent expenses relating to the operations of the Group. This includes employee benefits expense, rent, travel expenses and other general expenses. Our administrative expenses increased by approximately S$1,280,000 or 33.3% from approximately S$3,843,000 for the six months ended June 30, 2023 to approximately S$5,124,000 for the six months ended June 30, 2024 primarily due to the increase in professional fees in preparation for the Company’s listing of its Ordinary Shares on Nasdaq.

Finance Costs

Our finance costs represent interest expenses from leases. Our finance costs decreased by approximately S$2,200 or 47.4% from approximately S$4,600 for the six months ended June 30, 2023 to approximately S$2,400 for the six months ended June 30, 2024 primarily due to a reduction in rent of the new premises.

Profit/Loss for the Period

As a result of the foregoing, we recorded a net loss of approximately S$3,315,000 for the six months ended June 30, 2023, and a net loss of approximately S$4,889,000 for the six months ended June 30, 2024.

Comparison of the Years Ended December 31, 2023 and 2022

Our revenue generated from the provision of enterprise-grade BeLive White Label Solution and cloud-based BeLive SaaS Solution consists primarily of installation fees, server costs and subscription fees.

Our net revenue decreased by approximately S$1,099,000 or 26.2% from approximately S$4,190,000 for the year ended December 31, 2022 to approximately S$3,090,000 for the year ended December 31, 2023, primarily due to the decrease in source code revenue, installation fees and server costs, partially offset by the increase in subscription fees during the year ended December 31, 2023. Our source code products are primarily relevant to a niche market of technology companies. While this revenue stream generates substantial income, it has historically been volatile and less predictable, leading to a decrease in our net revenue for the year ended December 31, 2023. We have therefore increased, and will continue to increase, our focus on our SaaS offerings which generate recurring income and higher profit margin. The increase in SaaS customers due to our shift in strategic focus was reflected in the increase in subscription fees during the year ended December 31, 2023.

Our source code revenue represents the sale of software development kit to system integrators. Our source code revenue decreased by approximately S$1,050,000 or 47.7% from S$2,200,000 for the year ended December 31, 2022 to approximately S$1,150,000 for the year ended December 31, 2023, primarily due to less demand for such products during the year ended December 31, 2023.

Our subscription fees increased by approximately S$800,000 or 217.5% from approximately S$368,000 for the year ended December 31, 2022 to approximately S$1,168,000 for the year ended December 31, 2023, primarily due to the increase in total number of customers during the year ended December 31, 2023.

Our installation fees decreased by approximately S$569,000 or 48.8% from approximately S$1,165,000 for the year ended December 31, 2022 to approximately S$596,000 for the year ended December 31, 2023, primarily due to reduced bespoke features required by our BeLive White Label Solution customers, resulting in a decrease in overall contract size. While the number of brand logos increased, the release of our new SaaS solution and its adoption resulted in a decrease in installation fees.

Our server costs decreased by approximately S$395,000 or 72.9% from approximately S$542,000 for the year ended December 31, 2022 to approximately S$147,000 for the year ended December 31, 2023, primarily due to the decrease in streaming time of our BeLive White Label customers as compared to the year ended December 31, 2022 as a result of less dedicated bespoke server infrastructure required by BeLive White Label customers. The reduction of server costs was also attributable to technological efficiency. We have managed to optimize our servers and infrastructure to reduce cost operationally to support the SaaS customers.

40

Cost of Sales

Our cost of sales represents costs and expenses attributable to the provision of our enterprise-grade BeLive White Label Solution and cloud-based BeLive SaaS Solution including server and technology infrastructure cost, developer cost for our software and other technological microservices required for the operations of our solutions. Our cost of sales decreased by approximately S$217,000 or 13.5%, from approximately S$1,609,000 for the year ended December 31, 2022 to approximately S$1,392,000 for the year ended December 31, 2023, primarily attributable to a reduction in server infrastructure cost.

Gross Profit

As a result of the foregoing, our gross profit decreased by approximately S$883,000 or 34.2%, from approximately S$2,581,000 for the year ended December 31, 2022 to approximately S$1,698,000 for the year ended December 31, 2023.

Other Income

Our other income primarily comprised of (i) interest income, (ii) government grant, (iii) rental credit and (iv) sundry income. The following table sets out the breakdown of other income for the periods indicated:

	For the year ended December 31, 2023	For the year ended December 31, 2022
	S$	S$
Interest income	6,467	-
Government grants	148,893	378,682
Rental credit	-	2,553
Exchange gain	96,964	-
Sundry income	2,968	-

	255,292	381,235

Our other income decreased by approximately S$126,000 or 33.0% from approximately S$381,000 for the year ended December 31, 2022 to approximately S$255,000 for the year ended December 31, 2023. Such decrease in other income was primarily attributable to the decrease of government grants of approximately S$230,000 or 60.7% from approximately S$379,000 for the year ended December 31, 2022 to approximately S$149,000 for the year ended December 31, 2023 due to the decrease in government grant for market development in overseas markets, and was partially offset by (i) the increase in exchange gain of approximately S$97,000 due to currency fluctuations and (ii) the increase in interest income of approximately S$6,500 during the year ended December 31, 2023 from interest earned on clients’ overdue invoices.

Fair Value Gain on Redeemable, Convertible and Cumulative Preference Shares

On November 30, 2021, BeLive Singapore issued 6,000,000 RCCPS of S$1 each to one of its shareholders at a total consideration of S$6,000,000. These RCCPS carried cumulative dividend at the rate of 2.5% per quarter of each calendar year. As at December 31, 2021, the fair value of the RCCPS was S$21,200,000. On September 23, 2022, all RCCPS were converted into 30,000,000 founder/venture builder shares of BeLive Singapore and the fair value of the RCCPS was S$18,000,000 on the date of conversion. As a result of the foregoing, we recorded a fair value gain on these RCCPS of S$3,200,000 for the year ended December 31, 2022. As all of the shares have been converted during the year ended December 31, 2022, there was no fair value gain or loss on the RCCPS for the year ended December 31, 2023.

Expenses

The following table sets out the breakdown of our expenses for the periods indicated:

	For the year ended December 31, 2023	For the year ended December 31, 2022
	S$	S$
		(Restated)
Expenses
Marketing expenses	(327,782)	(413,254)
Administrative expenses	(3,457,587)	(3,409,099)
Provision for expected credit loss (“ECL”)	(26,049)	-
Bad debt written off	(227,067)	(696,526)
Finance costs	(9,414)	(2,310)

Marketing Expenses

Our marketing expenses represent expenses relating to promotional efforts for the Group’s brand and business, which include advertising fees, expenses incurred in administering events, and other marketing initiatives such as webinars. Our marketing expenses decreased by approximately S$85,000 or 20.7% from approximately S$413,000 for the year ended December 31, 2022 to approximately S$328,000 for the year ended December 31, 2023 primarily due to less purchases for advertisements and reduced number of marketing events.

Administrative Expenses

Our administrative expenses represent expenses relating to the operations of the Group. This includes employee benefits expense, rent, travel expenses and other general expenses. Our administrative expenses increased by approximately S$48,000 or 1.4% from approximately S$3,409,000 for the year ended December 31, 2022 to approximately S$3,458,000 for the year ended December 31, 2023 primarily due to an increase in professional fees in preparation for the Company’s listing of its Ordinary Shares on Nasdaq.

Provision for expected credit loss

Our provision for ECL represents the allowance for anticipated losses from bad debts or other credit exposures that are likely to become unrecoverable. Our provision for ECL increased by approximately S$26,000 from nil for the year ended December 31, 2022 to approximately S$26,000 for the year ended December 31, 2023 based on our assessment of recoverability of trade receivables and our internal policy on ECL.

Bad debt written off

Our bad debt written off represents amounts owed to the Group that were deemed unrecoverable and subsequently written off. Our bad debt written off decreased by approximately S$469,000 or 67.4% from approximately S$697,000 for the year ended December 31, 2022 to approximately S$227,000 for the year ended December 31, 2023 primarily due to a decrease in defaulting customers.

Finance Costs

Our finance costs represent interest expenses from leases. Our finance costs increased by approximately S$7,100 or 307.5% from approximately S$2,300 for the year ended December 31, 2022 to approximately S$9,400 for the year ended December 31, 2023 primarily due to the increase in interest expenses from leases as a new lease agreement has been effected.

41

Income Tax Expenses

Our income tax expenses decreased by approximately S$5,200 from approximately S$5,200 for the year ended December 31, 2022 to nil for the year ended December 31, 2023. No profits tax has been provided for BeLive Singapore as there were no assessable profits during the years ended December 31, 2022 and 2023. The income tax expenses were attributable to BeLive Vietnam, and no profit was recorded in BeLive Vietnam in the year ended December 31, 2023.

Profit/Loss for the Year

As a result of the foregoing, we recorded a net profit of approximately S$1,636,000 for the year ended December 31, 2022, and a net loss of approximately S$2,094,000 for the year ended December 31, 2023.

Liquidity and Capital Resources

We were incorporated in the Cayman Islands as a holding company and our Cayman Islands holding company did not have active business operations as of June 30, 2024 and as of the date of this prospectus. Our consolidated assets and liabilities, consolidated revenue and net income are the operation results of our subsidiaries in Singapore and Vietnam. Current Singapore regulations permit such Singapore subsidiary to pay dividends to its respective shareholders only out of its profits, if any, determined in accordance with Singapore accounting standards and regulations. As such, in the event that our Singapore subsidiary has accumulated profits, our Singapore may, take into consideration the Group’s future plans and opportunities and its shareholders’ interests, pay dividends to its respective shareholders. There are no exchange or capital controls under Singapore laws and both residents and non-residents are free to convert Singapore dollars to foreign currencies and/ or remit such currencies out of the country. Under current Singapore tax rules, there is no withholding tax imposed on dividends, regardless of whether they are paid to Singapore or foreign shareholders. However, foreign shareholders may be taxed on the receipt of such dividends back in their own home country, which will depend on the tax laws in the respective countries where they are resident. As of June 30, 2024, our Singapore subsidiary’s accumulated losses and net liabilities were approximately S$15,303,000, and S$2,824,000, respectively, as such our Singapore subsidiary is prohibited from making distributions to us in the form of loans, advances, or cash dividends during the six months ended June 30, 2024 and accordingly, as of June 30, 2024, the Company has restricted net liabilities of approximately S$2,824,000. As of June 30, 2024 and as of the date of this prospectus, there were no cash transfers between our Cayman Islands holding company and our subsidiary in Singapore, in terms of loans or advances or cash dividends.

In general, there are no strict limitations on cash transfers applicable to foreign investors and foreign-owned companies in Vietnam. Vietnam’s tax legal framework does not have any withholding tax applied to a foreign owned company when its foreign investors transfer outside of Vietnam their profits earned from its operations, provided that the company fulfills its own tax obligations and other financial obligations. Any foreign investor who invests in a foreign-owned company in Vietnam, shall only transfer the profits through the direct investment capital account (DICA) which is also the account used for capital injection purposes.

In assessing our liquidity, we monitor and analyze our cash on-hand and our operating expenditure commitments. Our liquidity needs are to meet our working capital requirements and operating expense obligations. Historically, we have financed our operations primarily through the (i) issuance of common stock, (ii) cash generated by operations, (iii) issuance of convertible loans and (iv) issuance of RCCPS. Other than issuance of convertible loans, issuance of RCCPS and leases, the Group has no other debt instruments.

As at June 30, 2024, we have a working capital deficit of approximately S$278,000, cash and cash equivalents of approximately S$49,000, current assets of approximately S$787,000 and current liabilities of approximately S$1,065,000.

Based on our current operating plan, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents and anticipated cash generated from operating activities will be sufficient to meet our anticipated working capital and capital expenditures for at least the next 12 months. Our future working capital requirements will depend on many factors, including the rate of our revenue growth, our introduction of new products and processes, and our expansion of sales and marketing and product development activities. To the extent that our cash and cash equivalents, cash flow from operating activities, and net proceeds of this offering are insufficient to fund our future activities, we may need to raise additional funds through bank credit arrangements, public or private equity or debt financings. We also may need to raise additional funds in the event we decide in the future to acquire businesses, technologies and products that will complement our existing operations. In the event additional funding is required, we may not be able to obtain bank credit arrangements or equity or debt financing on terms acceptable to us or at all.

42

Cash Flows for the Years Ended December 31, 2023 and 2022 and for the Six Months Ended June 30, 2024 and 2023

The following summarizes the key components of our cash flows for the years ended December 31, 2022 and 2023 and for the six months ended June 30, 2023 and 2024:

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2024	2023	2023	2022
	(S$)	(S$)	(S$)	(S$)
Net cash (used in)/generated from operating activities	(754,671)	(173,023)	59,938	(2,886,279)
Net cash used in investing activities	-	(2,145)	(249,232)	(792,713)
Net cash generated from financing activities	607,099	266,712	171,914	3,671,446
Net (decrease)/increase in cash and cash equivalents	(147,572)	91,544	(17,380)	(7,546)

Operating Activities

For the six months ended June 30, 2024, the Group recorded a loss before tax of approximately S$4,889,000 and net cash used in operating activities of approximately S$755,000 primarily attributable to changes in trade and other receivables of approximately S$292,000 representing amounts to be settled by our customers, partially offset by (i) changes in trade and other payables of approximately S$609,000 representing settlement to be made by the Group, (ii) adjustments for amortization of intangible assets of approximately S$111,000, and (iii) adjustments for depreciation of property, plant and equipment of approximately S$109,000.

For the six months ended June 30, 2023, the Group recorded a loss before tax of approximately S$3,315,000 and net cash used in operating activities of approximately S$173,000 primarily attributable to changes in trade and other payables of approximately S$188,000 representing settlement from our Group, partially offset by (i) adjustments for share-based payment of approximately S$1,333,000, (ii) adjustments for allowance of expected credit losses for receivables of approximately S$866,000, (iii) changes in trade and other receivables of approximately S$694,000 representing settlement from our customers, (iv) changes in contract assets of approximately S$346,000 representing accrued revenue that has yet to be recognized in the period and (v) adjustments for depreciation of property, plant and equipment of approximately S$101,000.

For the year ended December 31, 2023, the Group had net cash generated from operating activities of approximately S$60,000 despite a loss before tax of approximately S$2,094,000. This was primarily attributable to (i) changes in trade and other receivables of approximately S$1,255,000 representing settlement from our customers, (ii) changes in contract assets of approximately S$350,000 representing accrued revenue recognized in the financial year, (iii) adjustments for bad debt written off of approximately S$227,000, (iv) adjustments for amortization of intangible assets of approximately S$217,000 and (v) adjustments for depreciation of plant and equipment of approximately S$208,000, partially offset by changes in trade and other payables of approximately S$134,000 representing settlement from our Group.

For the year ended December 31, 2022, the Group recorded a profit before tax of approximately S$1,641,000 and net cash used in operating activities of approximately S$2,886,000 primarily attributable to (i) changes in trade and other receivables of approximately S$1,890,000 representing amounts to be settled by our customers, (ii) changes in contract assets of approximately S$222,000 representing accrued revenue that has yet to be recognized in the financial year, (iii) adjustment for fair value gain on RCCPS of S$3,200,000, partially offset by (i) bad debt written off of approximately S$697,000 and (ii) adjustments for depreciation of plant and equipment of approximately S$123,000.

Investing Activities

For the six months ended June 30, 2024, the Group had no net cash used in investing activities.

For the six months ended June 30, 2023, the Group had net cash used in investing activities of approximately S$2,100 primarily attributable to acquisition of property, plant, and equipment of approximately S$2,100 representing office premises costs due to purchases of laptops for the Company’s employees.

For the year ended December 31, 2023, the Group had net cash used in investing activities of approximately S$249,000 primarily attributable to (i) capitalization of intangible assets of approximately S$247,000 representing continuous development of our BeLive SaaS Solution technology and (ii) acquisition of plant and equipment of approximately S$2,100 representing addition of computers.

For the year ended December 31, 2022, the Group had net cash used in investing activities of approximately S$793,000 primarily attributable to (i) capitalization of intangible assets of approximately S$680,000 representing continuous development of our BeLive SaaS Solution technology and (ii) acquisition of plant and equipment of approximately S$113,000 representing addition of renovation due to relocation of our office in Singapore and addition of furniture and fittings.

Financing Activities

For the six months ended June 30, 2024, the Group had net cash generated from financing activities of approximately S$607,000 primarily attributable to proceeds from issuance of shares of approximately S$642,000, partially offset by (i) reduction of interest elements of lease rentals paid of approximately S$1,200 and (ii) reduction in repayment of principal portion of lease liability of approximately S$33,000.

For the six months ended June 30, 2023, the Group had net cash generated from financing activities of approximately S$267,000 primarily attributable to proceeds from issuance of shares of approximately S$335,000, partially offset by repayment of principal portion of lease liabilities of approximately S$64,000.

For the year ended December 31, 2023, the Group had net cash generated from financing activities of approximately S$172,000 primarily attributable to proceeds from issuance of shares of approximately S$335,000, partially offset by repayment of principal portion of lease liabilities of approximately S$154,000.

For the year ended December 31, 2022, the Group had net cash generated from financing activities of approximately S$3,671,000 primarily attributable to proceeds from RCCPS of approximately S$3,750,000, partially offset by repayment of principal portion of lease liabilities of approximately S$76,000.

43

Off-Statement of Financial Position Arrangements

We did not have any off-statement of financial position arrangements as at December 31, 2022 and 2023 and for the six months ended June 30, 2024.

Capital Expenditures

For the years ended December 31, 2022 and 2023 and for the six months ended June 30, 2023 and 2024, we had capital expenditure of approximately S$113,000, S$2,100, S$2,100 and nil, respectively. Our capital expenditures were mainly used for the costs of renovation and addition of furniture and fittings and addition of computers.

Lease Liabilities

The following table sets forth our lease liabilities as at December 31, 2023 and June 30, 2024:

	June 30, 2024	December 31, 2023
	(S$)	(S$)

Lease liabilities payable:
Within one year	8,682	41,409
Within a period of more than one year but not more than two years	18,709	19,151
	27,391	60,560

Contract Liabilities

Contract liabilities are deposit charged before the services commence, until the revenue is recognized on the relevant contract offset against these. As at December 31, 2023, we had contract liabilities of approximately S$38,000, and as at June 30, 2024, we did not have contract liabilities.

Related Party Transaction

For further information on our related party transactions during the years ended December 31, 2022 and 2023 and during the six months ended June 30, 2024, please refer to the section headed “Related Party Transactions”.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, contingent assets, and liabilities, each as of the date of the consolidated financial statements, and revenues and expenses during the periods presented.

On an ongoing basis, management evaluates their estimates and assumptions, and the effects of any such revisions are reflected in the consolidated financial statements in the period in which they are determined to be necessary. Management bases their estimates on historical experience and on various other factors that they believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual outcomes could differ materially from those estimates in a manner that could have a material effect on our consolidated financial statements. While our significant accounting policies are more fully described in the notes to our consolidated financial statements appearing elsewhere in this prospectus, we believe that the following accounting policies and estimates are critical to the process of making significant judgments and estimates in the preparation of our consolidated financial statements and understanding and evaluating our reported financial results.

Revenue Recognition

Revenue from contracts with customers

Under IFRS 15, the Group recognizes revenue when (or as) a performance obligation is satisfied, i.e., when “control” of the goods or services underlying the particular performance obligation is transferred to the customer. In addition, the services provided by the Group within each contract are distinct performance obligations because each service is unique and is independent from each other.

A performance obligation represents a good or service (or a bundle of goods or services) that is distinct or a series of distinct goods or services that are substantially the same.

Control is transferred over time and revenue is recognized over time by reference to the progress towards complete satisfaction of the relevant performance obligation if one of the following criteria is met:

●	the customer simultaneously receives and consumes the benefits provided by the Group’s performance as the Group perform;
●	the Group’s performance creates and enhances an asset that the customer controls as the Group perform; or
●	the Group’s performance does not create an asset with an alternative use to the Group and the Group has an enforceable right to payment for performance completed to date.

Otherwise, revenue is recognized at a point in time when the customer obtains control of the distinct good or service.

A contract asset represents the Group’s right to consideration in exchange for goods or services that the Group has transferred to a customer that is not yet unconditional. It is assessed for impairment in accordance with IFRS 9. In contrast, a receivable represents the Group’s unconditional right to consideration, i.e., only the passage of time is required before payment of that consideration is due.

A contract liability represents the Group’s obligation to transfer goods or services to a customer for which the Group has received consideration (or an amount of consideration is due) from the customer.

A contract asset and a contract liability relating to a contract are accounted for and presented on a net basis.

Over time revenue recognition: measurement of progress towards complete satisfaction of a performance obligation

Output method:

The progress towards complete satisfaction of a performance obligation is measured based on output method, which is to recognize revenue on the basis of direct measurements of the value of the goods or services transferred to our customer to date relative to the remaining goods or services promised under the contract, that best depicts our performance in transferring control of goods or services. There are different key milestones that highlight the progress of the technical and/or product development. Such key milestones would depict the Company’s performance towards complete satisfaction of its obligation.

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Variable consideration

For contracts that contain rights of return and volume rebates, the Group estimates the amount of consideration to which it will be entitled using either (a) the expected value method or (b) the most likely amount, depending on which method better predicts the amount of consideration to which the Group will be entitled.

The estimated amount of variable consideration is included in the transaction price only to the extent that it is highly probable that such an inclusion will not result in a significant revenue reversal in the future when the uncertainty associated with the variable consideration is subsequently resolved.

At the end of each reporting period, the Group updates the estimated transaction price (including updating its assessment of whether an estimate of variable consideration is constrained) to represent faithfully the circumstances present at the end of the reporting period and the changes in circumstances during the reporting period.

Refund liabilities

The Group recognizes a refund liability if the Group expects to refund some, or all of the consideration received from customers.

Principal versus agent

When another party is involved in providing goods or services to a customer, the Group determines whether the nature of its promise is a performance obligation to provide the specified goods or services itself (i.e., the Group is a principal) or to arrange for those goods or services to be provided by the other party (i.e., the Group is an agent).

The Group is a principal if it controls the specified good or service before that good or service is transferred to a customer.

The Group is an agent if its performance obligation is to arrange for the provision of the specified good or service by another party. In this case, the Group does not control the specified good or service provided by another party before that good or service is transferred to the customer. When the Group acts as an agent, it recognizes revenue in the amount of any fee or commission to which it expects to be entitled in exchange for arranging for the specified goods or services to be provided by the other party.

Further details of the Group’s revenue and other income recognition policies are as follows:

Installation fee and Source code

Revenue from installation fee and source code are recognized over time based on the services that have been performed and rendered to the customers. They are recognized over time because the services, milestone obligations and each of their specific price are set out in the contract and would need to be fulfilled and completed before revenue can be recognized. Therefore, such revenue is recognized over time based on the services that have been performed and completed. The transaction price is allocated based on the price stated in the contracts with customers.

Revenue from installation fee refers to income earned by the Group by providing bespoke development services to the customers. Such development is by nature white-label and is dependent on the features requested by the customers.

Revenue from source code refers to income earned by the Group through the sale of source code to the customers. This includes the customized software codes that were developed for the clients to power their livestreaming infrastructure. They come in the form of server infrastructure, chat microservices, database infrastructure and other interactive features such as virtual gifts, polls, quizzes, or ecommerce cart that the customer requested. There are no development services rendered by the Group to such customers. There are different phases that follow after the signing of a source code contract and it will take a period of time to complete, including the deployment of customer’s code repository, user acceptance test and an assurance-type warranty period.

In the category of installation fee and source code, no software licenses are included as they are categorized under subscription fees.

Subscription fees

Revenue from subscription fee is recognized over time on a monthly basis as the services have been performed and rendered. The transaction price is allocated based on the price stated in the contracts with customers.

Server fees

Revenue from server fees is recognized over time on a monthly basis based on the server usage of the customers. The transaction price is allocated based on the price stated in the contracts with the customers.

Transaction Price of Performance Obligations

Selling price for each performance obligation as stated in the contract represents the standalone selling price of the goods and services for which they can be sold separately.

Miscellaneous income

Revenue from miscellaneous income is recognized at a point in time based on the services that have been performed and rendered to the customers.

Revenue from miscellaneous income refers to income earned through incentives and commissions from different partners.

Interest income

Interest income is recognized using the effective interest method. The effective interest rate is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset, or where appropriate, a shorter period.

Income tax and deferred tax

As a Cayman Islands exempted company, we have no tax liability in the Cayman Islands and any income tax expense and any deferred tax assets, or labilities, on a consolidated basis, are those imposed upon the operations in Singapore and Vietnam.

Income tax represents the sum of current and deferred tax. Income tax relating to items recognized outside profit or loss is recognized outside profit or loss, either in consolidated other comprehensive income or directly in equity.

Current tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period, taking into consideration interpretations and practices prevailing in the countries in which the Group operates.

Deferred tax is provided, using the liability method, on all temporary differences at the end of the reporting period between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognized for all taxable temporary differences, except:

●	when the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and
●	in respect of taxable temporary differences associated with investments in subsidiaries, associates, and joint ventures, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for all deductible temporary differences, the carryforward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences, the carryforward of unused tax credits and unused tax losses can be utilized, except:-

●

when the deferred tax asset relating to the deductible temporary differences arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

●	in respect of deductible temporary differences associated with investments in subsidiaries, associates and joint ventures, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

in respect of deductible temporary differences associated with investments in subsidiaries, associates and joint ventures, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at the end of each reporting period and are recognized to the extent that it has become probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be recovered.

Deferred tax is calculated, without discounting, at the tax rates that are expected to apply in the period when the asset is realized or the liability is settled, based on the tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Intangible assets

Intangible assets acquired separately

Intangible assets acquired separately and with finite useful lives are carried at cost less accumulated amortization and accumulated impairment losses, if any. Amortization for intangible assets with finite useful lives is provided on a straight-line basis over their estimated useful lives. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at each financial year end.

Gains or losses arising from derecognition of an intangible asset are measured at the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the consolidated statement of profit or loss when the asset is derecognized.

Research and development expenditure

Expenditure on research activities is recognized as an expense in the period in which it is incurred.

An internally-generated intangible asset arising from development (or from the development phase of an internal project) is recognized if, and only if, all of the following have been demonstrated:

●	the technical feasibility of completing the intangible asset so that it will be available for use or sale;

●	the intention to complete the intangible asset and use or sell it;

●	the ability to use or sell the intangible asset;

●	how the intangible asset will generate probable future economic benefits;

●	the availability of adequate technical, financial, and other resources to complete the development and to use or sell the intangible asset; and

●	the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognized for an internally generated intangible asset is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria. Where no internally generated intangible asset can be recognized, development expenditure is charged to the consolidated statement of profit or loss in the period in which it is incurred.

Subsequent to initial recognition, internally generated intangible assets are measured at cost less accumulated amortization and accumulated impairment losses (if any), on the same basis as intangible assets that are acquired separately.

The Group’s intangible assets have finite useful lives. All intangible assets are amortized on a straight-line basis over the following period:

Software              5 years

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Financial liabilities

Our financial liabilities include trade and other payables, amounts due to shareholders, lease liabilities, convertible loans and RCCPS.

Financial liabilities are classified, at initial recognition, as financial liabilities at fair value through profit or loss and loans and borrowings, as appropriate. All financial liabilities are recognized initially at fair value and, in the case of loans and borrowings, net of directly attributable transaction costs.

The subsequent measurement of financial liabilities depends on their classification. Financial liabilities are classified at FVTPL when the financial liability is (i) contingent consideration of an acquirer in a business combination to which IFRS 3 applies, (ii) held for trading or (iii) they are designated as at FVTPL.

For financial liabilities that are designated as at FVTPL, the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability is recognized in consolidated statement of profit or loss, unless the recognition of the effects of changes in the liability’s credit risk in consolidated other comprehensive income would create or enlarge an accounting mismatch in profit or loss. For financial liabilities that contain embedded derivatives, such as RCCPS, the changes in fair value of the embedded derivatives are excluded in determining the amount to be presented in consolidated other comprehensive income.

Derecognition of financial liabilities

We derecognize financial liabilities when, and only when, our obligations are discharged, cancelled, or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in consolidated statement of profit or loss.

Share-based payments

We operate a share option scheme which is an equity-settled share-based compensation enabling eligible employees of our Group to receive share options for subscribing the shares of a subsidiary of our Company (“equity-settled transactions”).

The cost of equity-settled transactions is recognized, together with a corresponding increase in equity, over the period in which the performance and/or service conditions are fulfilled in share option expense. The cumulative expense recognized for equity-settled transactions at the end of each reporting period until the vesting date reflects the extent to which the vesting period has expired and our best estimate of the number of equity instruments that will ultimately vest. The charge or credit to the consolidated statement of profit or loss for a period represents the movement in the cumulative expense recognized as at the beginning and end of that period.

No expense is recognized for awards that do not ultimately vest, except for equity-settled transactions where vesting is conditional upon a market or non-vesting condition, which are treated as vesting irrespective of whether or not the market or non-vesting condition is satisfied, provided that all other performance and/or service conditions are satisfied.

Where the terms of an equity-settled award are modified, as a minimum an expense is recognized as if the terms had not been modified if the original terms of the award are met. In addition, an expense is recognized for any modification that increases the total fair value of the share-based payments or is otherwise beneficial to the employee as measured at the date of modification.

Where an equity-settled award is cancelled, it is treated as if it had vested on the date of cancellation, and any expense not yet recognized for the award is recognized immediately. This includes any award where non-vesting conditions within the control of either our Group or the employee are not met. However, if a new award is substituted for the cancelled award and is designated as a replacement award on the date that it is granted, the cancelled and new awards are treated as if they were a modification of the original award, as described in the previous paragraph.

Provision for expected credit losses for trade receivables

We use a provision matrix to calculate ECLs for trade receivables. The provision rates are based on days past due for groupings of various customer segments that have similar loss patterns.

The provision matrix is initially based on our historical observed default rates. We will calibrate the matrix to adjust historical credit loss experience with forward-looking information. At every reporting date, historical default rates are updated and changes in the forward-looking estimates are analyzed.

The assessment of the correlation between historical observed default rates, forecast economic conditions and ECLs is a significant estimate. The amount of ECLs is sensitive to changes in circumstances and of forecast economic conditions. Our historical credit loss experience and forecast of economic conditions may also not be representative of customer’s actual default in the future.

As at December 31, 2023 and June 30, 2024, we had total trade receivables of approximately S$227,000 and S$251,000, respectively.

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Impairment of plant and equipment and intangible assets

Intangible assets are reviewed for impairment whenever there is an indication that these assets may be impaired. We consider the guidance of IFRS 36 in assessing whether there is any indication that an item of the above assets may be impaired. This assessment requires significant judgement.

If any such indication exists, the recoverable amount of the assets is estimated to ascertain the amount of impairment loss. The recoverable amount is defined as the higher of the fair value less cost to sell and value-in-use.

In determining the value-in-use of assets, we apply a discounted cash flow model where the future cash flows derived from such assets are discounted at an appropriate rate. Forecasts of future cash flow are estimated based on financial budgets and forecasts approved by the management.

Estimated useful lives of plant and equipment and intangible assets

The cost of plant and equipment and intangible assets is depreciated on a straight-line basis over the intangible assets’ estimated economic useful lives. The estimated useful life reflects our estimate of the periods that we intend to derive future economic benefits from the use of our intangible assets.

Fair value of financial instruments

Where the fair value of financial assets recorded in the consolidated statements of financial position cannot be derived from active markets, it is determined using valuation techniques including the discounted cash flow model. The inputs to these models are taken from observable markets where possible, but where this is not feasible, a degree of judgement is required in establishing fair values. The judgements include considerations of inputs such as liquidity risk, credit risk and volatility. Changes in assumptions about these factors could affect the reported fair value of financial instruments.

Recently Issued Accounting Pronouncements

For information about recent accounting pronouncements that will apply to us in the near future, see Note 2 to our consolidated financial statements, included elsewhere in this prospectus.

Quantitative and Qualitative Disclosures about Financial Risk

Risk Management Overview

Our activities expose us to a variety of financial risks from our operations. The key financial risks include credit risk, liquidity risk and market risk (including interest rate risk and foreign currency risk). We review and agree policies and procedures for the management of these risks, which are executed by the management team. It is and has been throughout the current and previous financial year, our policy that no trading in derivatives for speculative purposes shall be undertaken.

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Credit Risk

Credit risk refers to the risk that the counterparty will default on its contractual obligations resulting in a loss to the Group. Our exposure to credit risk arises primarily from trade and other receivables. In order to minimize the credit risk, we have adopted a policy of only dealing with creditworthy counterparties. We perform ongoing credit evaluation of our counterparties’ financial condition and generally do not require collateral.

For other financial assets including cash and cash equivalents, we minimize credit risk by dealing exclusively with high credit rating counterparties. The credit risks on bank balances are limited because the counterparties are banks or financial institutions with high credit ratings assigned by international credit-rating agencies. While the Company’s policy is to maintain cash balances at banks where such balances are covered by deposit insurance, maintaining bank balances under the insured deposit amounts at all times is operationally unfeasible.

For trade receivables and contract assets, we have applied the simplified approach in IFRS 9 to measure the loss allowance at lifetime ECL. We determine the ECL by using a provision matrix, estimated based on historical credit loss experience based on the past due status of the debtors, adjusted as appropriate to reflect current conditions and estimates of future economic conditions. Accordingly, the credit risk profile of trade receivables is presented based on their past due status in terms of the provision matrix.

For other receivables and amount due from shareholder, we assessed the latest performance and financial position of the counterparties, adjusted for the future outlook of the industry in which the counterparties operate in, and concluded that there has been no significant increase in the credit risk since the initial recognition of the financial assets. Accordingly, we measured the impairment loss allowance using 12-month ECL and determined that the ECL is insignificant.

Our exposure to credit risk is influenced mainly by the individual characteristics of each customer rather than the industry or country in which the customers operate and therefore significant concentrations of credit risk primarily arise when we have significant exposure to individual customers.

Liquidity Risk

Liquidity risk is the risk that an enterprise will encounter difficulty in raising funds to meet commitments associated with financial instruments. Liquidity risk may result from an inability to sell a financial asset quickly at close to its fair value.

Prudent liquidity risk management implies maintaining sufficient cash. We monitor and maintain a level of bank balances deemed adequate to finance our operations.

Market Risk

Market risk is the risk that changes in market prices, such as interest rates and foreign exchange rates will affect our income. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk.

(i) Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of our financial instruments will fluctuate because of changes in market interest rates. We are not exposed to interest rate risk as we have no significant interest-bearing assets and liabilities, and our income and operating cash flows are substantially independent of changes in market interest rates.

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(ii) Foreign Currency Risk

Our foreign exchange risk results mainly from cash flows from transactions denominated in foreign currencies. At present, we do not have any formal policy for hedging against currency risk. We ensure that the net exposure is kept to an acceptable level by buying or selling foreign currencies at spot rates, where necessary, to address short term imbalances.

We have transactional currency exposures arising from transactions that are denominated in a currency other than the functional currency of the Group, primarily United States Dollar (USD). The average exchange rates used for USD during the year ended December 31, 2022 and 2023, as derived from XE.com, through Xero, our accounting software, were 0.746141 and 0.757817 per Singapore Dollar, respectively.

Our currency exposure to the USD as of December 31, 2022 and 2023 was as follows:

	For the Year Ended December 31,
	2023	2022
	(S$)	(S$)

Trade and other receivables	202,839	27,324
Cash and cash equivalents(1)	92,808	5,360
Trade and other payables	(126,926)	(134,023)
Overall net exposure	168,721	(101,339)

Prior year retrospective restatement

In preparing the consolidated financial statements of the Group, the directors of the Company revisited the facts and circumstances of certain areas and considered that it is appropriate to correct the understatement of bad debt written off in the prior period. Accordingly, the consolidated statements of financial position as at December 31, 2022 and the consolidated statements of profit or loss and other comprehensive income, the consolidated statements of change in equity, the consolidated statements of cash flows and the relevant notes to the financial statements for the year ended December 31, 2022 have been restated.

The following tables disclose the adjustments that have been made in accordance with the amendment to each of the line items in the consolidated statement of financial position as previously reported as at December 31, 2022, and in the consolidated statements of profit or loss and other comprehensive income for the year ended December 31, 2022 as previously reported:-

Effect on consolidated statement of financial position as at December 31, 2022:

	As previously reported	Prior year adjustments	As restated
	S$	S$	S$

Current assets
Trade and other receivables, net	2,633,004	(686,508)	1,946,496
Deficiency
Accumulated losses	(19,264,424)	(686,508)	(19,950,932)

Effect on consolidated profit of loss and other comprehensive income for the year ended December 31, 2022:

	As previously reported	Prior year adjustments	As restated
	S$	S$	S$

Bad debt written off	(10,018)	(686,508)	(696,526)

Profit for the year	2,322,409	(686,508)	1,635,901

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BUSINESS

History and Corporate Structure

Our Group’s history began in journey in 2014 when we launched a social streaming mobile application with a focus on empowering users to share their lives while interacting with their audience in real time. Recognizing a significant potential in e-commerce, we redirected our focus in 2018 towards business-to-business and providing live commerce and shoppable short videos solutions (“BeLive Solutions”) to international retail companies and the e-commerce marketplaces. Our BeLive Solutions enable our customers to leverage the power of interactive and immersive live and video commerce to their online business and enable our customers to curate unique videos that may also be aired real-time as they are simultaneously being recorded, for anytime instant replay. We categorize our BeLive Solutions into (i) an enterprise-grade BeLive White Label Solution which is customized to meet a customer’s unique requirements and which can be integrated into their existing internal system and (ii) a cloud-based software-as-a-service solution (“BeLive SaaS Solution”) for customers who are looking for quick and cost-effective live commerce and shoppable short videos solution without the necessity of building their own infrastructure and technology stack.

Our mission is to be an industry leader in designing, developing, and providing technology solutions for live commerce and shoppable short videos.

Corporate Structure

BeLive Cayman was incorporated on February 24, 2023, under the laws of the Cayman Islands, while BeLive BVI was incorporated on March 7, 2023, under the laws of the BVI, and has been a direct wholly owned subsidiary of BeLive Cayman since incorporation.

Our Operating Subsidiaries are BeLive Singapore, which was incorporated on June 18, 2014, under the laws of Singapore, and BeLive Vietnam, which was incorporated on June 16, 2021, under the laws of Vietnam, and which has been a wholly owned subsidiary of BeLive Singapore since incorporation. Through our Operating Subsidiaries, BeLive Cayman primarily engages in the development and provision of live commerce and shoppable short videos solutions.

On June 9, 2023, as part of a reorganization prior to the listing, BeLive BVI acquired all of the shares of BeLive Singapore from FTAG Ventures Pte. Ltd., Kenneth Teck Chuan Tan, and several other minority shareholders in exchange for shares of BeLive Cayman in the same proportion as their respective shareholdings in BeLive Singapore. Upon completion of such reorganization, BeLive Singapore became a wholly owned subsidiary of BeLive BVI.

In anticipation of undertaking a public offering of its Ordinary Shares, the Company has:

(i)	effective February 18, 2024, amended its Memorandum of Association to change the authorized share capital to $50,000 divided into 100,000,000 ordinary shares of a par value of $0.0005 each;
(ii)	effective February 18, 2024, effected the 5:1 Reverse Split resulting in 7,985,241 Ordinary Shares outstanding, which have been retroactively restated to the beginning of the first period presented herein; and
(iii)	effective June 20, 2024, changed the authorized share capital to $500,000 divided into 1,000,000,000 ordinary shares of par value of $0.0005 each.

The economic rights of our ordinary shares held by each shareholder prior to and after the Reverse Split shall remain unchanged, which rights include, but are not limited to, dividend, liquidation, and conversion rights.

Entities

A description of our operating subsidiaries is set out below.

BeLive Singapore

BeLive Singapore was incorporated in Singapore on June 18, 2014 as a private company and serves as our corporate headquarters with primarily responsibility for overseeing the Group’s operations, marketing and sales and customer servicing.

BeLive Vietnam

BeLive Vietnam was incorporated in Vietnam on June 16, 2021 and is responsible for technical development, research of emerging technologies and integration techniques for live and video technology,

Organization Chart

The chart below sets out our corporate structure as of the date of this prospectus.

(1)	Assumes sale of all shares by the Selling Shareholders and represents shares owned by certain non-selling minority shareholders and shares owned by BSIP which holds Ordinary Shares, issued upon the exercise of options pursuant to the Company’s 2023 Share Option Scheme, for the benefit of certain employees of the Group.

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Industry Overview

Live commerce and shoppable short videos refer to the combination of streaming video and e-commerce and the use of such video content on streaming online digital platforms to promote or sell products and services in real time. This format, unlike home shopping TV, allows for a two-way, real-time interactive, and immersive experience permitting users to watch, interact with the product offered and, with one click, see full product details and seamlessly add these items to their cart without leaving the live stream. Often featuring influencers or experts in the product area, it provides an interactive and immersive experience for customers, improves brand appeal and product differentiation, and accelerates the consumer’s decision process from awareness to purchase. Video analytics tools provide retailers with essential insight into customer behavior and demographics thus allowing them to make personalized recommendations, creating an authentic and engaging experience for shoppers. The fusion of interactive video with online buying and selling is revolutionizing the retail industry and consumer shopping habits and turning viewers into buyers.

Covid-19 led to unprecedented growth in e-commerce, including the surge of new trends in the sector, as more retailers were forced to shutter their brick-and-mortar stores and seek alternative methods to reach and engage with their customers. Live commerce and shoppable short videos allowed vendors to showcase their products and interact with customers facing severe movement restrictions imposed due to the pandemic as well as the increase of those working remotely. In this context, not only did livestream shopping help weather the crisis, but it also forged a new way of doing business, unlocking a world of opportunities for retailers while also providing consumers who were suffering from social isolation and longing for human connections with a near in-person experience.

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Our Company

Overview

We are a leading technology solution provider for live commerce and shoppable short videos headquartered in Singapore. With our purpose-built solutions, we strive to create value to our customers which enable them to reach and engage their target customers and meet their evolving business and technology needs. Our solutions enable our customers to leverage the power of interactive and immersive live and video commerce to their online business, and enable our customers to curate unique videos, leading to more traffic and better shopping experiences on their platforms.

Our Products and Solutions

We categorize our solutions into an enterprise-grade BeLive White Label Solution and a cloud-based BeLive SaaS Solution.

BeLive White Label Solution

For customers with high demand for customized live commerce and shoppable short videos solutions, we provide them with bespoke solutions that can be integrated with their internal systems and offered through a White Label approach, made-to-measure for each unique customer’s needs. We follow a typical workflow to develop our BeLive White Label Solution which involves: (i) the formulation of business case, (ii) customization and development, (iii) technical implementation, (iv) user acceptance, and (iv) the provision of maintenance and support services.

(i)	Formulation of business case

When a potential opportunity is identified, our sales team will discuss with the client to understand their IT environment and gather their requests. After our sales team communicate the client’s request with our product management team, our product management team will then consult with our development team and assess the feasibility of the BeLive White Label solution and whether we will be able to deliver the BeLive White Label Solution on time.

We quote prices based on a range of factors, including our costs, quotations of our market competitors and our customer strategies. We also consider the complexity of the designs and the expected margins for the price setting. We will then enter into customer contracts with our customers once the final pricing is agreed.

(ii)	Customization and development

A key account management (“KAM”) personnel is then designated to handle each of our BeLive White Label Solution. Our KAM is responsible for establishing the project specification which sets out the specifications required by the customer, i.e., the functionalities, features, and display layout requirements. The specifications will be reviewed and approved by our product management team, development team and chief executive officer, Mr. Kenneth Teck Chuan Tan. Throughout our internal approval process, our KAM regularly communicates with our customers to ensure consistency with customer’s requirements.

Based on the specifications required by our customers, our development team works on software design and engineering of the BeLive White Label Solution, which includes the backend operation system, production servers, monitoring and analytics platform systems, and front-end mobile application for iOS and Android platforms and web components. Our KAM and project manager communicates with and receives feedback from our customers throughout the whole design and development process of the BeLive White Label Solution.

(iii)	Technical implementation

As a next step, we install, configure, and integrate the BeLive White Label Solution into the customers’ IT environments. We will then document the technical design in writing and provide the customers with administration instructions and training materials to enable them to administer the BeLive White Label Solution in their IT environment. Generally, the duration of the technical implementation stage varies from four to eight weeks, depending on factors including scope of work and technical complexity.

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(iv)	User acceptance

Once the BeLive White Label Solution is installed and configured into the customer’s IT environment, we will prepare a user acceptance test (“UAT”) plan with the customer. The UAT plan in general sets out the functions of the BeLive White Label Solution and the performance of the BeLive White Label Solution under different scenarios, for example, whether the BeLive White Label Solution can perform a certain function.

Once the UAT plan is agreed by the customer, they will perform UAT while we provide support and training where necessary. If problems are discovered during the test, we will fix the problem and perform UAT again to the satisfaction of the customer. After UAT is fully completed and successful, the customer will confirm user acceptance and our technical implementation services are considered completed. The BeLive White Label Solution will then be deployed to the live server.

(v)	Maintenance and support

Following the completion of the technical implementation and deployment of the BeLive White Label Solution, we provide ongoing maintenance and post-deployment support services to our customers. Our KAM monitors and measures customer satisfaction through monthly meetings with our customers to go through performance metrics and satisfaction levels of the BeLive White Label Solutions.

When the end-users encounter problem with the BeLive White Label Solution, they may contact our KAM directly, through telephone or email. Our KAM will redirect the problems to the relevant technical staff from our development team. Our technical staff will then carry out problem diagnostics by gathering system log, trace or screen capture and try to resolve the problem remotely. If such problem cannot be tackled over telephone, email or remote access, our technical staff may have to provide on-site support.

We generate revenue from our BeLive White Label Solutions primarily from the following three streams:

(i)	Customization and integration – We charge our customers a fixed fee, payable according to milestones, for the customization and integration of our BeLive White Label Solution onto our customers’ platform (the “Integration Services”).

(ii)	Licensing and maintenance – We charge our customers a monthly fee (the “Licensing and Maintenance Fee”), payable every six months, for the granting of a worldwide, limited, non-exclusive, non-transferable, non-sub-licensable right to use of our proprietary live commerce and shoppable short video technologies (“BeLive Technology”) and the provision of maintenance and support services. The Licensing and Maintenance Fee shall commence upon the completion of the Integration Services.

(iii)	Usage – We charge our customers a usage fee, payable each month, based on the hourly usage of our live commerce and/or shoppable short video recording services per user.

BeLive SaaS Solution

Building upon our strong technological capabilities, analytical insights into user’s behaviors and preferences, we enhanced several of the commonly used features that we have built for our enterprise customers and launched in 2022 a cloud-based SaaS BeLive SaaS Solution targeted at the retail industry. This cloud-based BeLive SaaS Solution is light code and is readily available for use on any website or mobile application as an iframe. Generally, we can deploy the BeLive SaaS Solution to a customers’ platforms in less than 24 hours upon engagement.

Our BeLive SaaS Solution can be easily integrated using a few lines of code, which enables our customers to seamlessly connect to and use our technology solutions without the need for reconfiguration or adjustment permitting them to integrate live and interactive videos directly onto their platforms, such as mobile applications and websites, while also maximizing their reach by simultaneously broadcasting their live video content to social media platforms. Leveraging the advantages of being a SaaS solution, the BeLive SaaS Solution offers our customers the low costs of ownership for our customers by avoiding the significant upfront costs and considerable investment associated with building their own infrastructure and technology stacks from scratch.

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Upon signing of the engagement agreement, new customers will be onboarded by our KAM team. The KAM team will walk the customer through the functions and the various features that are available, including training sessions on how to operate the content management system dashboard (the “Dashboard”), which typically takes one to two days following deployment of the BeLive SaaS Solution to our customers’ platforms. After onboarding, our customer will receive an email and password to access the Dashboard as an administrator. The administrator can then, through the dashboard, create host accounts for the content creators, such that they can host the live streams that have been scheduled without having to access to any sensitive information the customer might have on the Dashboard.

The content creators can then “go live” via BeLive’s LORA mobile application with streaming rights being assigned to them.

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We generate revenue from our BeLive SaaS Solutions primarily from the following three streams:

(i)	Onboarding – We charge our customers a fixed onboarding fee, payable upon engagement, for the delivery of our BeLive SaaS Solution.

(ii)	Licensing and maintenance – We charge our customers a monthly subscription fee, payable every six months, for the granting of a worldwide, limited, non-exclusive, non-transferable, non-sub-licensable right to use the BeLive Solution and the provision of maintenance services.

(iii)	Usage – We charge our customers a usage fee, payable each month, based on hourly usage of our live commerce and/or shoppable short video delivery services per user.

Features and functionalities

Basic features and functionalities

Basic features and functionalities such as (i) social commerce, (ii) interactive features, and (iii) content and data analytics are available in both our BeLive White Label and SaaS Solutions. In addition, our BeLive White Label Solutions also allow for new features and functionalities to be developed and the ones mentioned below may not be exhaustive.

(i)	Social commerce

We provide our customers with rich and dynamic ways to engage with its viewers beyond the traditional storefront through interactive live streams and shoppable short videos and provide the viewers with a seamless online shopping experience. Viewers can browse products without leaving the live stream/short videos by using an in-stream/video shopping catalogue. Viewing additional details and description of the products are also made seamless as the live stream/short video continues to play when viewers are directed to the product information page. Once the viewers have added all their goods to the shopping cart and have proceeded to check out, they would be asked to provide delivery information and can pay via secure payment gateways that we integrate into our solutions.

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Our customers use (a) shoppable short videos primarily to achieve considerable exposure to viewers of their brands, businesses, or products, and (b) live streams to market and promote products and interact with potential buyers in real time, explaining the value of the product and addressing their questions, thereby helping viewers to make purchase decisions. Social activity among streamers/short video creators and viewers during live streams/short videos also facilitate transactions by creating a lively atmosphere and providing product validation.

(ii)	Interactive features

We provide streamers/short video creators and viewers with various channels to interact with each other to form a vibrant and engaged social community. Interactions primarily revolve around the content on our customer’s platform, through which viewers can share similar interests and bond with each other. Some of the most common interactive features provided by our solutions include likes, shares, follows, comments, polling, rating, and quiz.

(a)	Likes, shares, and follows – Viewers can like content to support streamers/short video creators by sending a “heart”. Viewers can also share interesting or useful content with other people. The follow function allows viewers to follow a content creator and see all of their content and updates to their posts and activities on the customer’s platform as well as receive notifications when the content creator uploads new content. Likes, shares, and follows all contribute to social connections and user engagement.

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(b)	Comments – Viewers may leave comments to a short video to share their reactions and communicate with other viewers who have similar interests and needs. A viewer can also like a comment, and comments with most likes get placed further up the comment thread. A viewer may also reply to another viewer’s comment to continue a particular conversation in the comments section. In live streaming rooms, viewers comment and communicate with each other and interact with the streamer in real time.

(c)	Polling, rating, and quiz – We are capable of providing polling, rating and quiz functions which enable streamers/short video creators to engage with viewers during live streams/short videos more directly, create a fun and lively experience and a more personal environment.

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(iii)	Content and data analytics

We are capable of providing analytical tools that enable our customers and marketers to track and study first-party behavioral data such as the number of viewers, likes and comments, amount of time viewers spent viewing their content and other information providing viewer portraits and insights as to the popularity of their content. Through our data analytics support, our customers and content creator can better understand the preferences of their viewers and create content that is more appealing and targeted.

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Enhanced features and functionalities

Enhanced features and functionalities such as (i) loyalty rewards, (ii) virtual gifting, (iii) ticketing and (iv) virtual host are some of the developments that we are capable of providing to our White Label customers:

(i)	Loyalty reward

We are capable of integrating the customer’s existing loyalty reward program to our BeLive White Label Solutions, which can be repurpose with different use cases such as enabling viewers to earn loyalty points by watching a live stream/short video for a certain period of time, making loyalty point redemption purchases, or sending virtual gifts using reward points via the live stream. This will allow our customers to fully integrate their existing reward program into their live commerce ecosystem seamlessly.

(ii)	Virtual gifting

We are capable of providing a virtual gifting function for live streams. Viewers purchase virtual items and gift these virtual items to streamers as a gesture of friendship, appreciation, admiration, or support. We offer a wide variety of virtual items on our customers’ platforms at difference price points. Our diverse selection of lower-priced virtual items makes it easy for viewers to show appreciation for each other through small gifts and allow viewers to familiarize themselves with the gifting function, while higher-priced virtual items give a chance for streamers to obtain peer recognition during a live stream. We are also capable of releasing new virtual items related to current events and cultural trends.

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(iii)	Ticketing

We are capable of building ticketing systems which enable our customers to offer premium or gated contents through the sale of tickets. This will allow them to better monetize from the different contents that they have produced.

(iv)	Virtual host

Leveraging our strategic alliance with Neosapience, a Korean company that provides AI-powered content creation solution, we are capable of integrating AI voices and virtual human features into our solutions, which supports multiple languages, including English, Korean, and Mandarin. We can also design a custom avatar that aligns with the customer’s brand.

Our virtual host can be used to narrate contents, through a script and embed in product videos which will keep the viewers captivated with a mix of educational and entertaining content, including interesting facts and information about the topic or product.

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Technology

We use video and live streaming technologies, big data analytics and AI extensively in various aspects of our operations.

High-definition video and proprietary video compression technology – Our solutions are designed to run smoothly on all types of mobile phones and support high quality short video playback and low latency live streaming. We have also developed a set of proprietary algorithms to adjust lighting and color hue to improve the quality of videos shot in extreme conditions or by low-end mobile phones. We provide end-to-end support of filming, editing, uploading and playback of high-definition 1080p videos, which caters to increasing demand from users for a highly immersive video watching experience. We developed a video codec which can significantly reduce the size of the media files given the same subjective quality and improve the smoothness of video playback.

Advanced live streaming capability – In response to the diverse needs of live streaming scenarios and network conditions, we developed a proprietary transmission protocol and an adaptive bitrate streaming standard for our live streams, using advanced technologies such as multiple stream control algorithms, congestion control algorithms, adaptive fault-tolerant algorithms and multi-bitrate adaptive algorithms, while also accounting for multiple variables such as encoding standards, network speeds and business requirements. We also utilize joint source channel coding technology to adapt the quality of streaming sources with the fluctuation of network conditions encountered in the real world, significantly improving the upload speed and transmission stability of live streaming signals on weak networks. As a result, we can provide a live streaming experience that is smoother with higher resolution and lower latency. Our technological innovations in live streaming have resulted in outstanding performance on our customers’ live streaming platforms and increased average time spent per day by our users.

Big data and audience sentiment engine – Due to the nature of the solutions we offer, we require large amounts of storage and computing resources to process a high throughput of data being generated every day on our customers’ platforms, including to process (i) multimedia data such as videos to enhance our video streaming quality and improve our analysis and understanding of video content and (ii) mass user behavioral data on our customers’ platforms for analysis, to run computationally complex processes and algorithms for recommendations, searches and other functions, and to build a highly efficient data warehouse in support of smart and insightful data and sentiment analysis to drive fast iterations of our solutions. Our audience sentiment engine that focuses on AI technology was jointly developed with AI Singapore.

AI-powered content creation tools – Our machine learning, computer vision and computer graphics capabilities have enabled us to offer a wide array of content creation tools such as beautification functions, smart filters, stickers, human computer interactions and augmented reality and mixed reality effects. These carefully designed innovative features have fostered a highly interactive and enjoyable experience and motivated users to create more vibrant and inspirational content that attracts more users, which in turn fueled further growth in creative content on our customers’ platforms.

Research and Development

As part of the development of our solutions, we review our projects with clients who utilize our BeLive Solutions regularly and modify our equipment and technologies based on experience and feedback from completed projects. We are also committed to researching and developing technologies in order to understand the needs of viewers and enhance the effectiveness of our solutions for customers.

Our development team comprises of highly skilled engineers and IT professionals with extensive experience in mobile application and live videos and video-streaming software development and data analytics. To complement the existing technology in our solutions and to supplement our internal expertise, we are also looking to collaborate with third-party institutions and have collaborated with AI Singapore in 2021 on the research project titled “BeLive Audience Sentiment Engine (B.A.S.E.)” (the “Project”) by entering into a research collaboration agreement with AI Singapore, with an aim to allow businesses hosting livestreams to obtain useful insight and analytics on viewers’ sentiment on different aspects of the stream, such as understanding how well-perceived the stream is, the effectiveness of their stream or host, and further identifying consumer needs and product marketing opportunities. This Project has since been completed and deployed onto our technology stack. Such collaboration enabled deep knowledge transfer between the engineering team from AI Singapore, and our engineers and we will continue to develop and enhance the model over time.

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We believe scientific and technological innovations will help us achieve our long-term strategic objective to reach prospective clients from countries beyond our current footprint. We intend to continue to invest in research and development to support and enhance our business solutions and promote further innovation in the live commerce and shoppable short videos industry to elevate our position in the market.

Our Customers

Our customers primarily comprise local and renowned international brands and that are based in Asia and Oceania and Europe. They primarily consist of direct-to-consumers brands, e-commerce platforms and broadcasters. A large majority of our customers are retail and e-commerce businesses which utilize our solutions to engage with their target customers. The remainder of our customer base includes use cases in other sectors such as real estate, finance, and social platforms.

The breakdown of our revenue by geographic region for the year ended December 31, 2023 and for the six months ended June 30, 2024 is as follows:

Geographical region	For the year ended December 31, 2023	For the six months ended June 30, 2024
Asia & Oceania	97%	98%
Europe	3%	2%

For the year ended December 31, 2023 and for the six months ended June 30, 2024, customers who contributed over 10% of the total revenue of the Group accounted for approximately 63% and 70% of the Group’s total revenue, respectively. Revenue from customers contributing over 10% of the total revenue of the Group is as follows:

Customer who contributed over 10% of the Group’s total revenue	For the year ended December 31, 2023	For the six months ended June 30, 2024
Customer A	31%	N/A
Customer B	16%	N/A
Customer D	16%	N/A
Customer E	N/A	70%

Our Suppliers

Our suppliers are providers of the infrastructure on which we operate our solutions. As a business that relies on cloud infrastructure to run our solutions, we have selected a number of cloud conglomerates since 2023 to build a multi-cloud infrastructure in order to ensure stability of cloud services received and to support multi-party audio-and video-enabled real-time online interactions. Our suppliers are reputable market leaders among cloud infrastructure providers.

Sales and Marketing

The focus of our marketing efforts is to further strengthen our brand recognition as a leading provider of live commerce and shoppable short videos. To expand our ecosystem to connect with enterprises and other marketing partners, we are dedicated to promoting our solution to target customers through a variety of channels:

(i)	Strategic Alliance Marketing – We benefit from a large network of strategic alliances in the ecosystem who generally have strong willingness to refer their own customers and partnering institutions to us as this also benefits their own businesses. We have built solid business relationships from three pillars, including brand alliances, media buy alliances and audience generating alliances, comprising of multi-channel networks, cloud service providers, marketing agencies, content creation and production companies and mainstream media. Through their referrals, we are able to expand our customer base and address their needs for live commerce or shoppable short videos solutions, for instance, our marketing agencies alliances introduce us to their clients as a technology solution to inject into marketing campaigns. This allows our business to grow exponentially while controlling customer acquisition costs.

(ii)	Inbound Marketing – We also generate interest and acquire new customers from promotions in events and conventions, as well as content marketing by placing paid advertisements on social media and other selected platforms such as google ads and display ads network.

(iii)	Outbound Marketing – Our business development team is constantly outreaching and nurturing our list of prospective clients with content and information that align with their interest, with an aim to bring us the opportunity to converse with such prospects regarding our offerings.

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We aim to continue to implement cutting edge technologies, introduce interactive interfaces and tools, as well as improve user experience in order to generate traffic and sales for the customers, with a goal to increase our active user base and attract prospective customers.

Our Competitive Strengths

As a comprehensive provider of a technology platform, we deliver a market-leading combination of effective and unique, user-friendly functionality, scalability, and ease-of-use to facilitate the growth of clients’ digital commerce businesses.

We are committed to offering our customers technological diversity, quality, and reliability. We offer a diversified portfolio of technological products that can be customized to satisfy our customers’ specialized and unique needs. We believe we have several competitive strengths that will enable us to maintain and increase our market position in the industry. Our competitive strengths include:

Established reputation and proven track record in the industry.

We have been providing live commerce and shoppable short videos to our customers since 2018 and have accumulated extensive industry experience. Our strong research and development and engineering capabilities enable us to design, develop, customize, and integrate our BeLive White Label and BeLive SaaS Solutions to meet each of our customers’ needs. We also benefit from massive domain-specific data accumulated since our inception, which are critical in training our models and algorithms to continuously optimize our solutions.

In 2022, we were accredited by Infocomm Media Development Authority, a statutory board under the Singapore Ministry of Communications and Information as a qualified contender to government and large enterprise buyers with assurance of the functionalities of our solutions.

We believe our strong track record in providing live commerce and shoppable short videos will facilitate the promotion and demand for our products with both existing and new customers, as well as the expansion of our business. We will continue to develop enhanced and addition solutions for different industry end-use applications and to meet the needs of our customers across various industries by expanding our solution product portfolio.

Innovative business model

We have developed both our BeLive White Label Solution, for clients who require a bespoke and customized live video commerce and shoppable short video solution, as well as our BeLive SaaS Solutions for small and medium size enterprises. This product diversification, unlike other market participants whose sole focus is on SaaS solutions, enables us to accommodate the different needs of our customers providing us with additional business opportunities.

Technology innovation, application and research and development capabilities

We have invested significant resources in our research and development capabilities in video and live streaming technologies, big data analytics, AI, and other technologies. Our audience sentiment engine, which focuses on AI technology, was jointly developed with AI Singapore. The technologies have directly contributed to the acceptance of our BeLive Solutions and our user’s experience.

We have developed proprietary video and live streaming technologies that facilitate high-quality content transmission including a video codec which can significantly reduce the size of the media files given the same subjective quality and improve the smoothness of video playback. We also developed a private transmission protocol and an adaptive bitrate streaming standard for our live streams that utilizes joint source channel coding technology to adapt the quality of streaming sources with the fluctuation of network conditions encountered in the real world. This significantly improves the upload speed and transmission stability of live streaming signals on weak networks and allows us to provide a live streaming experience that is smoother with higher resolution and lower latency, thereby increasing user engagement.

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As collection of first party data becomes a priority in marketing analytics for businesses, our technologies enable us to process a high throughput of data being generated every day on our customers’ platforms. This permits us to process (i) multimedia data such as videos to enhance our video streaming quality and improve our analysis and understanding of video content, (ii) mass user behavioral data on our customers’ platforms for analysis, to run computationally complex processes and algorithms for recommendations, searches and other functions, and (iii) to build a highly efficient data warehouse in support of smart and insightful data and sentiment analysis to drive fast iterations of our solutions.

In 2021, we entered into a research collaboration agreement with AI Singapore for a period of nine months, pursuant to which both parties provided funding, manpower and resources on the research project titled “BeLive Audience Sentiment Engine (B.A.S.E)”, to allow businesses hosting livestreams to obtain useful insight and analytics on viewers’ sentiment on different aspects of the stream, such as understanding how well-perceived the stream is, the effectiveness of their stream or host, and further identifying consumer needs and product marketing opportunities. These technologies allow our customer’s platform to continue to scale and are an important aspect of our technological and data advantages. Pursuant to the research collaboration agreement, we owned the intellectual property rights of the Project (the “Project IPR”), and we should make reasonable effort to internally deploy or commercialize the Project IPR for a period of three years from the date of completion of the Project and deliver to AI Singapore a report detailing such internal deployment or commercialization activities on an annual basis. This Project has since been completed and deployed onto our technology stack and we plan to fully commercialize the capability within our BeLive White Label and SaaS Solutions.

Leveraging computer vision and machine learning, we offer a wide array of beautification functions, smart filters, stickers, human computer interactions and augmented reality and mixed reality effects that make video content even more lively for our users. These features foster an interactive and enjoyable experience for content creators and viewers, which in turn contribute to the richness of content and interactivity in our ecosystem.

Broad strategic alliances and relationship network.

We have developed a broad network of strategic alliances with technology entities allowing us to integrate leading edge technical developments into our BeLive Solutions as well as customer acquisition alliances who provide referrals to expand our customer base. Our strategic alliance with Neosapience, a Korean company that develops AI-powered content creation solution, provides us with the capability to integrating AI voices and virtual human features into our BeLive Solutions. Marketing agencies, content creation and production companies and mainstream media, have indicated a strong willingness to refer their own customers to us as these collaborations provides direct benefits to their own businesses.

Experienced and committed management team.

We have an experienced management team, led by Mr. Kenneth Teck Chuan Tan, our Chairman and Chief Executive Officer, who has been instrumental in spearheading the growth of our Group. He has over 8 years of experience in the live streaming, short videos, and e-commerce industries, and held significant position in leading corporations such as DeNA. Mr. Kenneth Teck Chuan Tan is primarily responsible for planning and execution of our Group’s business strategies, including product development, as well as managing our Group’s relationships.

Our other core executive team also possesses rich management experience from companies such as Samsung, Nexstreaming and the Singapore Ministry of Education.

As a company with roots in live streaming, short videos and e-commerce, our corporate culture represents a confluence of entrepreneurship, creativity, and strong execution capabilities. We are driven by a firm commitment to integrity and efficiency which allows us to continuously evolve and adapt to the fast-changing Internet and e-commerce arena.

Stable relationships with our major customers

Since 2018, we have developed stable relationships with our major customers. We believe that our industry knowledge and ability to design, develop and produce live commerce and shoppable short videos, to meet our customers’ requirements and specifications, and our ability to integrate these solutions has been the key drivers for customers to utilize our BeLive Solutions.

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Our Growth Strategies

We plan to expand our business and strengthen our market position in the live commerce and shoppable short video industry by implementing the following business strategies and future plans.

Expand and enhance our current solution offerings

We will continue to enhance and expand our BeLive Solution offerings and industry coverage by developing and integrating new functionalities and features in our solutions to address and fulfil our customers’ needs that arise naturally on their platforms. The combination of these efforts will help us retain existing customers, attract new customers, increase user engagement, and provide a better overall user experience.

Adapt to changing market conditions and customer requirements

Retail companies and e-commerce marketplaces are undergoing a digital transformation to effectively promote their businesses and to boost online sales. As the live streaming and video market continues to develop and demand increases, we believe that if we continue to adapt to changing market conditions and customer requirements, there will be significant opportunities for us to expand our customer penetration not only with retail companies and e-commerce marketplaces, but also to companies that are in the broadcasting, media and advertising, real estate, education, and finance sectors.

Advance our video and live streaming technologies

We believe that advancing our video and live streaming technologies using our research and development capabilities and engineering expertise are vital in maintaining our long-term competitiveness and driving our business growth. Continued development of our technological capabilities in areas such as personalized recommendation, content and data analytics, sentiment analytics, will improve our user experience and engagement. Ongoing updates to our video compression and live streaming technologies will provide an enhanced user experience by ensuring high video quality, lower latency, faster upload speed and transmission stability under various network conditions. Improvements to our machine learning, computer vision and computer graphics capabilities will provide new and attractive content creation tools to our users and will further encourage content creation and interaction among users on our customer’s platform. We will scale up and enhance our network infrastructure as the amount of data generated and stored on our customer’s platform continues to grow.

Selectively pursue strategic alliances

To complement our organic growth, we will continue to selectively pursue strategic alliances, that can strengthen our technological and content production capabilities, and broaden our customer base and solution offerings, as well as our ecosystem generally. We will continue to seek out potential strategic alliances that are complementary to and have synergies with our current business and that will help us attract and retain customers. By expanding our ecosystem, we will continue to grow our business and further provide value to our customers by providing them with more diverse and improved solutions.

Impact of COVID-19

On March 11, 2020, the World Health Organization declared COVID-19 a pandemic. The outbreak has reached almost every country (including Singapore and Vietnam) resulting in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions, and temporarily closing businesses.

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The negative impacts of the COVID-19 pandemic on our business, financial condition, and results of operations include, but are not limited to, the following:

●	Temporary lockdown or suspension of business. In response to the COVID-19 pandemic, local governments in Singapore and Vietnam have imposed restrictions on large-scale gathering activities in various places or imposed extra requirements on participants of such activities from time to time, which have caused suspension of the Company’s business operation in Singapore and in Vietnam.

●	Limitations on our employees’ ability to work and travel. Resulting from the implementation of significant governmental measures in Singapore and Vietnam, including lockdowns, closures, quarantines, and travel bans from time to time, intended to control the spread of COVID-19, our employees’ ability to work and travel was adversely affected and therefore the Company’s ability to manage day-to-day operations and service delivery was impaired in in Singapore and Vietnam.

●	Limitations on in-person business activities. Affected by the self-quarantine requirement and travel restrictions in Singapore and Vietnam, the Company’s marketing staffs were unable to carry out in-person promotion activities and face-to-face communication with customers, which greatly affected the development and introduction of potential customers.

●	Reduction of customer’s spending. The epidemic caused negative impact on the global economy, including Singapore and Vietnam, and severely interrupted our customers’ normal work and businesses, which negatively affected our customers’ spending and investment in their businesses and caused them to be more inclined to reduce expenditures, and in turn affect our revenues and operational results. Although none of our customers has terminated contracts with us to date, we cannot assure you if any customer will in the future terminate its contract with us due to the epidemic.

The COVID-19 outbreak has adversely affected (and a significant outbreak of other infectious diseases could result in an additional widespread health crisis that could adversely affect) the economies and financial markets worldwide, and the business of the Company could be materially and adversely affected by the COVID-19 outbreak and any such other outbreak.

Furthermore, our business may be adversely affected if continued concerns relating to COVID-19 continue to restrict travel, or result in the Company’s personnel, vendors and customers being unavailable to pursue their business objectives free of COVID-19 related restrictions. Although travel restrictions and quarantine requirements have been lifted in Singapore and Vietnam, the extent to which COVID-19 impacts our business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including for example new information which may emerge concerning the severity of COVID-19 and the actions taken by relevant government authorities to contain COVID-19 or treat its impact.

If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our ability to pursue our business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

However, Covid-19 also led to unprecedented growth in e-commerce, including the surge of new trends in the sector, as more retailers were forced to shutter their brick-and-mortar stores and seek alternative methods to reach and engage with their customers. Live commerce and shoppable videos allowed vendors to showcase their products and interact with customers facing severe movement restrictions imposed due to the pandemic as well as the increase of those working remotely. In this context, not only did livestream shopping help weather the crisis, but it also forged a new way of doing business, unlocking a world of opportunities for retailers while also providing consumers who were suffering from social isolation and longing for human connections with a near in-person experience. Therefore, while Covid-19 negatively impacted the Company’s business and may do so again in the future, it, conversely changed the market in which the Company operates providing significant new opportunities to expand it products and services.

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Content Monitoring

We are committed to complying with the applicable laws and regulations regarding the provision of content through the Internet. We leverage our technology to implement procedures to automatically remove inappropriate content with our system’s profanity filter. If requested by our customers to provide such services, we are capable of monitoring and screening text, images, and videos, and may intervene and delete relevant content and images on client request and conduct follow-up reviews.

Intellectual Property

We rely on a combination of copyright and trademarks, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. As of June 30, 2024, we have successfully registered the trademark “BeLive” in eight jurisdictions, being Australia, Indonesia, Israel, Japan, Philippines, Singapore, Taiwan, and the United States. We have also registered the same trademark with the Madrid System of the World Intellectual Property Organization, and have designated its application to Australia, Israel, Japan, Malaysia, Philippines, Thailand, the United States and Vietnam. In relation to the copyright which may subsist in our solutions, we would grant our customers the license to use such copyright in our customer contracts where necessary.

Despite our efforts to protect ourselves from infringement or misappropriation of our intellectual property rights, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual property in violation of our rights. In the event of a successful claim of infringement against us, or our failure or inability to develop non-infringing intellectual property or license the infringed or similar intellectual property on a timely basis, our business could be harmed.

Data Security and Protection

Keeping private data and sensitive information safe is integral to maintaining the trust from our customers and end users. The user privacy policy on our platform describes our data use practices and how privacy works on our platform. Specifically, users are required to acknowledge the terms and conditions of the user agreement before using our products or services, and we provide users with prior notice as to what data are being collected and undertake to manage and use the data collected in accordance with applicable laws.

In addition, we use a variety of technologies to protect the data with which we are entrusted and are constantly reviewing and monitoring our internal data security practices. We also provide regular training and awareness programs to educate employees on the importance of information security and their responsibilities in relation to information management. Only authorized individuals who require the information to fulfil their job responsibilities have access to the relevant information and systems. For our external interfaces, we utilize firewalls, encryption, and other security controls to secure our networks from unauthorized access, use, disclosure, disruption, modification, or destruction.

Employees

The following table sets forth a breakdown of our full-time employees by functions and geographical locations as of June 30, 2024:

	Number of Employees
Function	Singapore	Vietnam	Total

Management	4	1	5
Sales and Marketing	3	-	3
Project Management	2	1	3
Technical and Development	0	18	18
Finance, human resources, and administration	2	3	5

Total	11	23	34

We enter into employment contracts with our full-time employees which contain standard confidentiality and non-compete provisions.

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In addition to salaries and benefits, BeLive Cayman has adopted a share option scheme 2023 (“Share Option Scheme 2023”) in place under which shares of BeLive Cayman would be granted to certain employees subject to the terms and conditions of the Share Option Scheme 2023. Additionally, we are required under Singapore law to make monthly contributions to the central provident fund based on legislated rates for our employees who are Singapore permanent residents. For BeLive Vietnam, we provide performance-based bonuses for our full-time employees on a yearly basis.

We believe that we maintain a good working relationship with our employees, and we have not experienced any material labor disputes in the past. None of our employees is represented by labor unions.

Competition

As a leading player in the fast-growing live commerce and shoppable short videos industry, we face competition from providers of similar services including but not limited to Bambuser and Firework. Our competitors may compete with us in a number of ways, including conducting promotions for their brand and solutions and other marketing activities. They may also attract enterprises through favorable fee arrangements and enter into exclusive contracts with them.

Some of our overseas competitors may have greater financial, marketing or technology resources than we do, which could enable them to respond more quickly to technological innovations or changes in user demands and preferences and devote more resources towards the development and promotion of new solutions than we can.

The industry is still at a development stage with our competitors operating in different domains and countries, serving varying enterprises and customer groups. We will remain competitive and attract, engage, and retain customers with the diversity of our product features, quality of user experience, our brand reputation and active customer relationship management. Our suite of services goes beyond providing an interface and focuses on providing answers best suited to the marketing needs of our clients.

Facilities

Our principal executive offices are located in Singapore, and Vietnam. These facilities have an aggregate of approximately 3,545 square feet and currently accommodate our management headquarters, as well as most of our product development, sales and marketing, and general administrative activities. Our main IT infrastructure includes cloud platforms on which our solutions operate and other microservices. We subscribe for such services from major cloud infrastructure providers and other microservices provider globally.

We lease all of the facilities that we currently occupy. We have entered into a license agreement for our Singapore office situated at 26A Ann Siang Road, #03-00, Singapore 069706 from April 1, 2024 to 31 March 2025 at a monthly rent of S$8,000. We have also entered into a lease agreement for our Vietnam office situated at Unit 1101, Nguyen Lam Tower, 133 Duong Ba Trac Street, Ward 1, District 8, Ho Chi Minh City, from September 1, 2021 to March 10, 2023, which was subsequently extended to March 10, 2025. The monthly base rent under such lease is 52,560,000 VND until March 10, 2022, and 56,940,000 VND until March 10, 2024, equivalent to approximately S$3,000 and S$3,200 respectively, exclusive of management charges. We believe that our existing facilities are generally adequate to meet our needs for the foreseeable future.

Insurance

We maintain liability insurance against injuries, death, or losses due to fire and water leakage, as well as property insurance covering damage to our occupied premises and facilities. Save for the above, we do not maintain any other liability insurance or property insurance policies. Consistent with customary industry practice in Singapore and Vietnam, we do not maintain business interruption insurance, nor do we maintain key-man life insurance.

Litigation

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No current director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No current director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No current director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

However, we may from time to time after the date of this prospectus become subject to claims and litigation arising in the ordinary course of business. One or more unfavorable outcomes in any claim or litigation against us could have a material adverse effect for the period in which such claim or litigation is resolved. In addition, regardless of their merits or their ultimate outcomes, such matters are costly, divert management’s attention, and may materially adversely affect our reputation, even if resolved in our favor.

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REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in Singapore, and Vietnam. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Singapore, and Vietnam on our business and operations.

Laws and Regulations Relating to Our Business in Singapore

Our business operations are not subject to any special legislation or regulatory controls other than those generally applicable to companies and businesses incorporated and/or operating in Singapore.

Laws and regulations relating to our operations.

Workplace Safety and Health Act

The Workplace Safety and Health Act 2006 of Singapore (the “WSHA”) provides that every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of its employees at work. These measures include providing and maintaining for the employees a work environment that is safe, without risk to health, and adequate with regards to facilities and arrangements for employees’ welfare at work, ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees, ensuring that the employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in or near their workplace and under the control of the employer, developing and implementing procedures for dealing with emergencies that may arise while those persons are at work and ensuring that the employees at work have adequate instruction, information, training and supervision as is necessary for them to perform their work. The relevant regulatory body is the MOM.

Any person who breaches his duty under the WSHA is guilty of an offense and will be liable on conviction, in the case of a body corporate, to a fine not exceeding S$500,000 and if the contravention continues after the conviction, the body corporate shall be guilty of a further offense and will be liable to a fine not exceeding S$5,000 for every day or part thereof during which the offense continues after conviction. For repeat offenders, where a person has on at least one previous occasion been convicted of an offense under the WSHA that causes the death of any person and that person is subsequently convicted of the same offense that causes the death of another person, the court may, in addition to any imprisonment, if prescribed, punish the person, in the case of a body corporate, with a fine not exceeding S$1 million and, in the case of a continuing offense, with a further fine not exceeding S$5,000 for every day or part thereof during which the offense continues after conviction.

Under the WSHA, it is the duty of any person who manufactures any machinery, equipment or hazardous substance (“MEHS”), which includes, among other things, welding equipment, for use at work to ensure, so far as is reasonably practicable, that (a) information regarding the safe use of the MEHS is supplied for use at work (which should include precautions to be taken for the proper use and maintenance of such MEHS, the health hazards associated with the MEHS and the information relating to and the results of any examinations or tests of the MEHS that are relevant to its safe use); (b) the MEHS are safe, and without risk to health, when properly used; and (c) the MEHS are examined and tested in compliance with the obligation imposed by paragraph (b). The duties imposed on any person in respect of the aforementioned shall (i) apply only if the MEHS are manufactured or supplied in the course of a trade or business carried on by the person (whether for profit or not); (ii) apply whether the MEHS are exclusively manufactured or supplied for use by persons at work; (iii) extend to the supply of the MEHS by way of sale, transfer, lease or hire and whether as principal or agent, and to the supply of the MEHS to a person for the purpose of supply to others; and (iv) not apply to a person by reason only that the person supplies the machinery or equipment under a lease-purchase agreement, conditional sale agreement or credit-sale agreement to another (“customer”) in the course of a business of financing the acquisition of the machinery or equipment by the customer from others. In the event any person contravenes the relevant provision in the WSHA that imposes the aforementioned duty on such person, that person is guilty of an offense, and liable on conviction (in the case of a natural person) for a fine not exceeding S$200,000 or imprisonment for a term not exceeding two years or both, or (in the case of a body corporate) for a fine not exceeding S$500,000.

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Further, the Commissioner for Workplace Safety and Health (the “CWSH”) may serve a remedial order or a stop-work order in respect of a workplace if he is satisfied that (a) the workplace is in such condition, or is so located, or any part of the machinery, equipment, plant or article in the workplace is so used, that any work or process carried on in the workplace cannot be carried on with due regard to the safety, health and welfare of persons at work; (b) any person has contravened any duty imposed by the WSHA; or (c) any person has done any act, or has refrained from doing any act which, in the opinion of the CWSH, poses or is likely to pose a risk to the safety, health and welfare of persons at work. The remedial order shall direct the person served with the order to take such measures, to the satisfaction of the CWSH, to, among other things, remedy any danger so as to enable the work or process in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work, whereas a stop-work order will direct the person served with the order to immediately cease to carry on any work or process indefinitely or until such measures as are required by the CWSH have been taken, to the satisfaction of the CWSH, to remedy any danger so as to enable the work or process in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work, and shall specify the date on which such order is to take effect.

Pursuant to the Workplace Safety and Health (Noise) Regulations 2011 of Singapore (the “WSHNR”), the occupier of a workplace must take reasonably practicable measures to reduce or control the noise from any machinery or equipment used or from any process, operation or work carried out by him in the workplace, so that no person at work in the workplace is exposed or likely to be exposed to excessive noise. This may include replacing noisy machinery, equipment, processes, operations or work with less noisy machinery, equipment, processes, operations or work, and such other measures as prescribed under the WSHNR. Where it is not practicable to reduce the noise, the occupier of a workplace shall limit the duration of time persons at work are exposed to the noise in accordance with the time limits prescribed in the Schedule under the WSHNR. Any person who contravenes the aforementioned is guilty of an offense and is liable on conviction for a fine not exceeding S$10,000, and in the case of a second or subsequent conviction, for a fine not exceeding S$20,000 or imprisonment for a term not exceeding six months or both.

Pursuant to the Workplace Safety and Health (Risk Management) Regulations, the employer in a workplace is supposed to, among other things, conduct a risk assessment in relation to the safety and health risks posed to any person who may be affected by his undertaking in the workplace, take all reasonably practicable steps to eliminate or minimize foreseeable risks, implement measures or safety procedures to address the risks, and to inform workers of the same, maintain records of such risk assessments and measures/safety procedures for a period of not less than three years and submit such records to the CWSH when required by the CWSH from time to time. Any employer who fails to comply with the aforementioned requirements is guilty of an offense and is liable on conviction for a fine not exceeding S$10,000 for the first offense, and for a fine not exceeding S$20,000 for a subsequent offense or imprisonment for a term not exceeding six months or both.

Work Injury Compensation Act

The Work Injury Compensation Act 2019 of Singapore (The “WICA”), which is regulated by the MOM, applies to all employees who are engaged under a contract of service or apprenticeship with an employer regardless of their level of earnings. The WICA does not cover self-employed persons or independent contractors. However, as the WICA provides that, where any person (referred to as the principal) in the course of or for the purpose of his trade or business contracts with any other person (referred to as the subcontractor employer), the principal shall be liable to compensate those employees of the subcontractor employer who were injured while employed in the execution of work for the principal.

The WICA provides that if an employee dies or sustains injuries in a work-related accident or contracts occupational diseases in the course of the employment, the employer shall be liable to pay compensation in accordance with the provisions of the WICA. An injured employee is entitled to claim medical leave wages, medical expenses and lump sum compensation for permanent incapacity or death, subject to certain limits stipulated in the WICA.

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An employee who has suffered an injury arising out of and in the course of his employment can choose to either:

(a) report the accident to his employer in order to submit a claim for compensation through the MOM without needing to prove fault or negligence on anyone’s part. There is a fixed formula in the WICA for the amount of compensation to be awarded; or

(b) commence legal proceedings to claim damages under common law against the employer for breach of duty or negligence.

Damages under a common law claim are usually more than an award under the WICA and may include compensation for pain and suffering, loss of wages, medical expenses, and any future loss of earnings. However, the employee must show that the employer has failed to provide a safe system of work, or breached a duty required by law or that the employer’s negligence caused the injury.

Under the WICA, every employer is required to insure and maintain insurance under approved policies with an insurer against all liabilities which he may incur under the provisions of the WICA in respect of all employees employed by him, unless specifically exempted. Further, every employer is required to maintain work injury compensation insurance for all employees engaged in manual work labor regardless of their salary level, as well as all employees doing non-manual work who earn S$2,100 or less a month. Failure to provide adequate insurance is an offense carrying a fine of up to S$10,000 or imprisonment for a term of up to 12 months, or both. For further information on our Group’s insurance policies, please refer to the section headed “Business — Insurance”.

Employment Act

The Employment Act 1968 of Singapore (the “Employment Act”) is the main legislation governing employment in Singapore and is administered by the MOM. The Employment Act covers every employee who is under a contract of service with an employer and includes a workman (as defined under the Employment Act) but does not include, among others, any person employed in a managerial or executive position (subject to the exceptions set out below). The definition of “employee” under the Employment Act does not extend to freelance contractors who have entered into a contract for service. Accordingly, freelance contractors are not considered to be employees of our Group.

A workman is defined under the Employment Act as including, among others, (a) any person, skilled or unskilled, who has entered into a contract of service with an employer in pursuance of which he is engaged in manual labor, including any apprentice; and (b) any person employed partly for manual labor and partly for the purpose of supervising in person any workman in and throughout the performance of his work.

Core employment provisions of the Employment Act, such as public holiday and sick leave entitlements, minimum days of annual leave, payment of salary and allowable deductions and release for wrongful dismissal, cover all employees, including persons employed in a managerial or executive position, except public servants, domestic workers, seafarers, and those who are covered separately.

In addition to the core employment provisions of the Employment Act, Part IV of the Employment Act contains provisions relating to, among other things, working hours, overtime, rest days, holidays, annual leave, payment of retrenchment benefit, priority of retirement benefit, annual wage supplements and other conditions of work or service (“Part IV”). However, such Part IV provisions only apply to: (a) workmen earning basic monthly salaries of not more than S$4,500; and (b) employees (excluding workmen) earning basic monthly salaries of not more than S$2,600.

An employer who breaches any provision of Part IV of the Employment Act is guilty of an offense and is liable on conviction for a fine not exceeding S$5,000, and for a second or subsequent offense a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

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From April 1, 2016, employers are required to issue to their employees who are covered by the Employment Act and who are employed for 14 days or more a written record of the key employment terms of the employee. The key employment terms required to be provided (unless inapplicable to such employee) include, among other things, working arrangements (such as daily working hours, number of working days per week and rest day(s)), salary period, basic salary, fixed allowances and deductions, overtime rate of pay, types of leave and other medical benefits.

Data Protection

The PDPA generally requires organizations to give notice and obtain consents prior to collection, use or disclosure of personal data (being data, whether true or not, about an individual who can be identified from that data or from that data and other information to which organizations have or are likely to have access), and to provide individuals with the right to access and correct (any error or omission in) their own personal data. Organizations have mandatory obligations to assess if the data breaches they suffer are notifiable data breaches and are required to notify the PDPC and the affected individuals where the data breach is of a certain severity (where the data breach results in or is likely to result in significant harm to the affected individual, and/or is, or is likely to be of significant scale). The PDPA also imposes various baseline obligations on organizations in connection with permitted uses of, accountability for, the protection of, the retention of, and overseas transfers of, personal data. In addition, the PDPA requires organizations to check “Do-Not-Call” registries prior to sending marketing messages (whether in sound, text, visual or other forms) addressed to Singapore telephone numbers (or other telephone numbers as may be prescribed), through voice calls, fax, text messages or other means.

The PDPA creates various offenses in connection with the improper use and/or disclosure of personal data, certain methods of collecting personal data and certain failures to comply with the requirements under the PDPA. These offences may be applicable to organizations, their officers and/or their employees. Offenders are liable on conviction to fines and/or imprisonment. The PDPA empowers the PDPC with significant regulatory powers to ensure compliance with the PDPA, including powers to investigate, give directions and impose a financial penalty of up to SGD1 million on convicted organizations and SGD200,000 in the case of an individual. In addition, the PDPA creates a right of private action, pursuant to which the Singapore courts may, upon such persons’ application, grant damages, injunctions, declarations, and such other relief the courts deem fit to persons who suffer loss or damages directly as a result of contraventions of certain requirements under the PDPA.

The PDPA was last amended by the Personal Data Protection (Amendment) Act 2020 (the “Amendment Act”), which is only partially in force. As of the date of this prospectus, key portions of the Amendment Act not yet in force include a requirement for organizations to transfer personal data of an individual (that is held in electronic form) to a different organization where requested by the individual (generally referred to as “data portability”), and enhanced financial penalties (for organizations with more than SGD10 million annual turnover in Singapore, the maximum financial penalty the PDPC may impose will be 10% of their annual turnover in Singapore, or in any other case, SGD1 million).

Central Provident Fund Act

The Central Provident Fund (“CPF”) system is a mandatory social security savings scheme funded by contributions from employers and employees. Pursuant to the Central Provident Fund Act 1953 of Singapore (“CPFA”), an employer is obliged to make CPF contributions for all employees who are Singapore citizens or permanent residents who are employed in Singapore by an employer (save for employees who are employed as a master, a seaman or an apprentice in any vessel, subject to an exception for non-exempted owners). CPF contributions are not applicable for foreigners who hold employment passes, S passes or work permits. CPF contributions are required for both ordinary wages and additional wages (subject to an ordinary wage ceiling and a yearly additional wage ceiling) of employees at the applicable prescribed rates which is dependent on, among other things, the amount of monthly wages and the age of the employee. An employer must pay both the employer’s and employee’s share of the monthly CPF contribution. However, an employer can recover the employee’s share of CPF contributions by deducting it from their wages when the contributions are paid for that month.

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Where the amount of the contributions which an employer is liable to pay under the CPFA in respect of any month is not paid within such period as may be prescribed, the employer shall be liable for the payment of interest on the amount for every day the amount remains unpaid commencing from the first day of the month succeeding the month in respect of which the amount is payable and the interest shall be calculated at the rate of 1.5% per month or the sum of S$5, whichever is greater. Where any employer who has recovered any amount from the monthly wages of an employee in accordance with the CPFA fails to pay the contributions to the CPF within such time as may be prescribed, he will be guilty of an offense and will be liable on conviction for a fine not exceeding S$10,000 or imprisonment for a term not exceeding seven years or both. Where an offense has been committed under the CPFA but there are no penalties provided, the offender may be liable for a fine not exceeding S$5,000 or imprisonment for a term not exceeding six months or both, and where the offense is repeated by the same offender, the offender may be liable for a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

Intellectual property rights

Inventions are protected in Singapore under the Patents Act 1994 of Singapore and may be registered either through a domestic application filed with the Registry of Patents within the Intellectual Property Office of Singapore (the “IPOS”) or an international application filed in accordance with the Patent Cooperation Treaty, with the Registry of Patents acting as the receiving office for the application. A patent may be granted for an invention which is a product or a process, and such invention must (a) be new; (b) involve an inventive step (being a step that is not obvious to a person who is skilled in the relevant art); (c) be capable of industrial application; and (d) not encourage offensive, immoral, or anti-social behavior through its publication or exploitation.

Trademarks may be protected both under the Trade Marks Act 1998 of Singapore (the “TMA”) and under common law. These two systems are independent of each other. Protection under the TMA is conditional upon registration of the trademark with the Registry of Trade Marks within the IPOS. There are three key criteria for registration: the subject matter must be (a) a ‘trademark’, which is any sign capable of being graphically represented that is used, or proposed to be used, by a trader to distinguish his goods or services from those of other traders; (b) ‘distinctive,’ if it is not descriptive of those goods or services. It is a question of degree in every case whether the sign is so descriptive of the goods or services in question that it will be refused registration; and (c) does not conflict with an earlier trademark, that is an earlier registered trademark or a trademark (whether registered or not) which is well known in Singapore.

Laws and regulations relating to taxation.

The summary below of certain taxes in Singapore is of a general nature and based on current tax laws in Singapore and regulations and decisions now in effect, all of which are subject to change (possibly with retroactive effect). These laws and regulations are also subject to various interpretations and the relevant tax authorities, or the courts of Singapore could later disagree with the explanations or conclusions set out below. This summary is not intended to constitute a complete analysis of the taxes mentioned. It is not intended to be and does not constitute legal or tax advice. Prospective investors should consult their own tax advisers concerning the application of Singapore tax laws to their situation.

Corporate tax

With effect from year of assessment 2010, a company is taxed at a flat rate of 17% on its chargeable income regardless of whether it is a local or foreign company. Eligible companies enjoy partial tax exemption prevailing from time to time at reduced tax rates for part of the chargeable income. In addition, the Singapore government from time to time also grants companies corporate income tax rebates. As for 2021 to 2023, the Singapore government did not provide any rebate. The following table sets forth the corporate income tax rebates for the years of assessment indicated.

Year of assessment	Corporate Income Tax Rebate	Capped at
2023	0%		N/A
2022	0%		N/A
2021	0%		N/A
2020	25%	S$	15,000
2019	20%	S$	10,000
2018	40%	S$	15,000

Dividend distributions

Singapore adopts a one-tier corporate taxation system. Under this system, tax collected from a company resident in Singapore is a final tax and the after-tax profits of the company resident in Singapore may be distributed to the shareholders as dividends that are non-taxable. These dividends are exempt from Singapore tax in the hands of the shareholders.

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Save for any distribution of real estate investment trusts, Singapore does not impose withholding tax on dividends paid to resident or non-resident shareholders.

Goods and services tax

GST in Singapore is a consumption tax levied on the import of goods into Singapore, and nearly all supplies of goods and services in Singapore at the prevailing rate of 7%. The Singapore government has announced in Budget 2018 that the GST rate will increase from 7% to 9% sometime between 2021 and 2025, and further announced in Budget 2020 that the GST rate will remain at 7% in 2021. In Budget 2022, the Singapore government announced that the GST rate will be increased from 7% to 8% with effect from 1 January 2023, and from 8% to 9% with effect from 1 January 2024.

Laws and Regulations Relating to our Business in Vietnam

Our business operations are not subject to any special legislation or regulatory controls other than those generally applicable to companies and businesses incorporated and/or operating in Vietnam.

Laws and regulations relating to our operations.

Regulations on Data Protection and Information Security

Vietnam does not currently have any specialized laws regulating data privacy. Regulations on personal data protection are provided in a number of legal regulations, including but not limited to Vietnam’s Constitution, Vietnam’s Civil Code 2015, the Law on Electronic Transactions No. 51/2005/QH11, the Law on Information Technology No. 67/2006/QH11, the Law on Protection of Consumers’ Rights No. 59/2010/QH12, the Law on Cybersecurity No. 24/2018/QH14, the Law on Cyber Information Security No. 86/2015/QH13, the Law on Access to Information No. 104/2016/QH13 and the respective implementing regulations. Among these laws, the Law on Cybersecurity is considered the most dominant and influential.

On November 19, 2015, the Vietnam National Assembly issued the Law on Cyber Information Security, which sets forth regulations on cyber information security. Accordingly, individuals and companies must implement measures to assure the security of cyber information. For example, entities providing information technology services must comply with regulations on the storage and use of personal information, apply blocking and handling measures upon receipt of a notice that sending such information is illegal, and implement measures to allow recipients to refuse the receipt of information. The regulation that is most concerned by businesses and public opinion is the requirements on data storage in Vietnam, applying to any on-shore and off-shore entities which have the activities of collecting, exploiting, analyzing, and processing: (i) personal information data, (ii) service users’ relations, (iii) data created by service users, must store those data within Vietnam.

On February 9, 2021, the Ministry of Public Security issued a draft decree on personal data protection. This Decree, after being promulgated, will be Vietnam’s first comprehensive law on personal data and shall regulate personal data processing, personal data protection measures, the Personal Data Protection Commission, the handling of personal data breaches and the responsibility of relevant agencies, organizations, and individuals in respect of personal data protection.

On March 7, 2022, the Government issued a resolution to approve, amongst others, the contents of the draft decree on personal data protection by the Ministry of Public Security, following which the decree on personal data protection is expected to be put into effect in the near future.

On April 17, 2023, the Government passed the Decree No. 13/2023 on protection of personal data, which comes into effect on July 1, 2023 (“Decree No. 13/2023”). This decree imposes significant changes and numerous obligations on entities in the collection, analysis, processing, and storage of personal data.

Since the effect of Decree No.13/2023, the Ministry of Public Security will be the main authority assisting the Government in uniform state management of personal data protection.

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According to Decree No. 13/2023, the processing of personal data refers to one or multiple activities that impact on personal data, including collection, recording, analysis, confirmation, storage, rectification, disclosure, combination, access, traceability, retrieval, encryption, decryption, copying, sharing, transmission, provision, transfer, deletion, destruction, or other relevant activities.

The fundamental principles for the processing of personal data are as follows: (i) the personal data shall be processed for the purposes that have been registered and declared by controllers, processors, the controller-cum-processors and the third parties; (ii) collection, storage, use, disclosure and transfer of any information which are the personal data of any individual must be notified to and consented by such individual, unless otherwise required by the competent authority or by law; (iii) the scope and purpose of the collection and use of the personal data of an individual must be clearly and openly notified to and consented by such individual; (iv) the purchase and sale of personal data are prohibited in any form; and (v) the collected information must be protected and secured throughout the processing.

The collection, processing and use of personal data in the network environment are also subject to the following additional principles: (i) the relevant individual must be informed of the following details: the form and place of data collection and processing, and the scope and purpose of the collection and use of the personal data; (ii) the collected personal data must only be stored for a given period as required by law or as agreed by the relevant parties; (iii) necessary managerial and technical measures must be taken to ensure that personal data shall not be lost, stolen, disclosed, modified or destroyed; and (iv) necessary measures must be immediately taken upon the receipt of a request to re-inspect, correct or destroy information; such personal data should not be provided or used until such matter is corrected.

The processing of personal data does not require data subject’s consent in certain cases: (i) to protect the life and health of the data subject or others in an emergency situation, (ii) disclosure of personal data in accordance with the law, (iii) processing of personal data by competent regulatory authorities in the event of a state of emergency regarding national defense, security, social order and safety, major disasters, or dangerous epidemics; when there is a threat to security and national defense but not to the extent of declaring a state of emergency; to prevent and fight riots and terrorism, crimes and law violations according to the provisions of law, (iv) to fulfill obligations under contracts the data subjects with relevant agencies, organizations and individuals as prescribed by law, and (v) to serve authorities’ operations as prescribed by relevant laws.

If personal data is transferred outside of Vietnam, the sender, who may be controller, the controller-cum-processor, the processor and the third party, is required to conduct an assessment of impact of this activity and submit it to the Ministry of Public Security.

Regulations on Intellectual Property Rights

Intellectual property rights in Vietnam are governed by the Law on Intellectual Property, together with certain international agreements to which Vietnam is a signatory (such as Vietnam’s WTO commitments on Trade-Related Aspects of Intellectual Property, and the Madrid Agreement Concerning the International Registration of Marks). Since the Law on Intellectual Property passed and came into effect on 2005, it has been amended three times, in 2009, 2019 and 2022.

In Vietnam, not all types of intellectual property rights are required to be registered for recognition and protection.

Copyrights and related rights, trade names, trade secrets and protection against unfair competition do not require registration.

On the other hand, other intellectual property rights such as industrial properties (including patents, industrial designs, layout designs, trademarks, or geographical indications) and plant variety rights must undergo a registration process to obtain titles.

While copyright registration with the Department of Copyright of Vietnam is optional, it helps establish a strong legal basis in case of infringement. The administration and registration of these intellectual property rights are handled by the National Office of Intellectual Property of Vietnam (for industrial properties) or the Department of Crop Production of Vietnam (for plant variety rights).

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Regulations on Labor

Vietnam’s latest Labor Code, which passed by the National Assembly on November 20, 2019, along with a number of guiding instruments, regulates the relationship between employers and employees in Vietnam, including both Vietnamese nationals and expatriates. It specifies that an employment contract must be made in writing. Whether in physical form or electronic data form, an employment contract shall have the same legal value. There are broadly two types of labor contracts: indefinite term contracts, and fixed term contracts. An employer is only permitted to offer two consecutive fixed term contracts, subsequent to which the employment contract must be an indefinite term contract. Except for expatriates, their employment contract shall align with the duration of their obtained work permits.

Vietnam has a particularly employee friendly labor law regime. Employees are entitled to statutory benefits payable by the employer, including health, social and unemployment insurance. Employees have the freedom to unilateral terminate the employment contracts, provided that they comply with prior notice period. On the other hand, employers are not only bound by the prior notice period but also by statutory reasons for termination.

Complying with a lay-off process can be challenging and time-wasting as it involves multiple steps and requires engagement with the authorities. However, offering compensation is a popular option when employers aim to reach a mutual agreement on termination, save for instances of dismissal for cause. Moreover, non-compete, non-solicitation and any other labor contract clauses which may be deemed to interfere in a person’s right to seek employment are difficult, if not impossible, to enforce. The level of compromise and suitability of interests is an important factor to consider when accessing the enforceability of such clauses. As an additional piece of information, there were cases where the courts and arbitrations recognized the validity of non-competition agreements.

Impact of COVID-19

On January 29, 2020, the Minister of Vietnam Ministry of Health issued Decision No. 219/QÐ-BYT adding acute respiratory infections caused by corona virus (Covid-19) to the list of Group A infectious diseases, the highest danger level.

Since then, Vietnam has experienced five major waves of COVID-19 infections over 2020 and 2021 across the country: the first in March and April 2020, the second in July and August 2020, the third from January to March 2021, the fourth from May to June 2021, and the fifth in July and August 2021. Each wave resulted in containment, social distancing, lockdown measures, border closures, cancelations of gatherings and events and closures of schools, universities, restaurants, stores, and other businesses, nationally or regionally. In turn, these measures caused short-term operational disruptions to our business. In response, we have adapted various internal designs and processes to mitigate the impact of such disruptions including implementing COVID-19 prevention measures and ensuring that all of our employees are fully vaccinated.

As Vietnam emerged from the pandemic in 2022, re-opened its economy and removed most of its COVID-related restrictions, the pandemic did not have a significant impact on our business or results of operations for the year ended December 31, 2022.

At the beginning of June, following the meeting of the National Steering Committee for Covid-19 Prevention and Control, COVID-19 was re-classified from a Group A infectious disease to Group B. The final and official decision from the Ministry of Health is still awaited.

There are still uncertainties of COVID-19’s future impact, and the extent of the impact will depend on a number of factors, including the duration and severity of COVID-19, the development and progress of distribution of COVID-19 vaccine and other medical treatment, the potential change in user’s behaviors, the actions taken by government authorities, particularly to contain the outbreak, stimulate the economy to improve business condition especially for small and medium enterprises, almost all of which are beyond the Company’s control.

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Laws and regulations relating to our investment.

Regulations on Foreign Exchange

Vietnam does not possess a fully liberalized foreign exchange control regime, and the use, exchange and remittance of foreign currencies are regulated by the Ordinance on Foreign Exchange Control and its guiding instruments, along with miscellaneous regulations on inward investment.

The use of, and exchange of foreign currencies for, Vietnamese Dong, is broadly dependent on whether such foreign currencies are used for capital investment purposes or general transactional purposes. Capital investment comprises both indirect investment and direct investment, with direct investment defined as any foreign investment where the investor inject capital, purchase shares or capital from existing shareholders or members of the invested company. Foreign currencies and Vietnamese Dong are permitted to be used for direct investments and only Vietnamese Dong may be used for indirect investments. All capital investments into Vietnam, whether direct or indirect, must be made through specialized investment capital bank accounts, and any dividend distributions and returns of capital from such investments must be made through the same accounts. There are no foreign exchange control or remittance restrictions imposed on amounts held in such investment capital bank accounts.

Vietnamese Dong held in current accounts can generally be freely exchanged for foreign currency and subsequently remitted offshore, provided that the origin of such amounts and the reason for the exchange and remittance are legitimate and legal. Contracts for the supply of goods or services entered into between a Vietnamese individual or company and a foreign company are one of the valid bases for such foreign currency exchange transactions. However, if the Vietnamese company and the foreign company has a parent relationship, such contracts may be considered as related-party transactions and must comply with the requirements for submitting reports as prescribed by Decree No. 132/2020/ND-CP which governs tax administration for enterprises engaged in related-party transactions.

Foreign investment policy

Foreign investment into Vietnam will be subject to international treaties to which Vietnam is a member and other domestic laws. According to the Commercial Law 2005, there are four types of commercial presences that foreign investors are allowed to establish in Vietnam: (i) representative office, (ii) branches, or (iii) establishing new enterprise in Vietnam. Under the Law on Investment 2020, foreign investors may invest in Vietnam in several forms, including (i) establishing new enterprises in Vietnam; (ii) acquiring shares of existing local enterprises in Vietnam; and (iii) entering into public private partnership (PPP) and business cooperation contract (BCC) arrangements.

The Law on Investment 2020 introduces a list of market access conditions that are applicable to foreign investors engaging in certain conditional business sectors in Vietnam. Vietnam shall apply full national principles where foreign investors are entitled to the same market access conditions as applicable to domestic investors except for those business sectors explicitly set out in the list. Conditional rules apply to foreign investors when making investments in Vietnam, including:

(i)	requirement of additional licenses or operational contents;
(ii)	foreign ownership restrictions in specific business sectors;
(iii)	form of investment and involvement of local partner;
(iv)	financial capacity of the investors; and
(v)	other conditions specified in international treaties to which Vietnam is a member.

Foreign exchange management for foreign investment activities in Vietnam

Circular 06/2019/TT-NHNN came into effect on 26 June 2019 providing guidance on foreign exchange management for foreign direct investment in Vietnam (“Circular 06”).

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Under the provisions of Circular 06, wholly foreign invested enterprises (“FIE”) shall be obliged to open and use direct investment capital accounts (DICAs) at permitted financial institutions with the aim of controlling their investment activities and transactions in Vietnam. DICAs can be opened in Vietnamese Dong or foreign currency. Regarding DICAs in foreign currency, the following revenue and expenditure transactions must be made through DICAs:

i. Foreign loan receipt and repayment - Any amount of borrowing and repayment of foreign loans of FIEs must be conducted in accordance with the prevailing regulations on foreign loans in Vietnam, which provides that it is mandatory for medium- and long-term loans to go through DICAs but optional for short term loans.

ii. Payment for capital transfers in merger and acquisition transactions, except for transactions between non-resident investors. Non-resident investors selling their equity interest in a Vietnamese company to other non-resident investors are permitted to receive the payment of the purchase price directly into their overseas bank accounts (i.e., without transiting through DICAs in Vietnam).

iii. Investment capital contribution made by foreign investors.

iv. Overseas transfer of profits and legal revenues from foreign direct investment in Vietnam of the foreign investors; and

v. Other lawful revenues and expenditures in Vietnam relating to foreign direct investment in Vietnam.

Regulations on profit remittance abroad

Under Circular No. 186/2010/TT-BTC, remittance of profit abroad can be categorized as either (i) annual profit remittance abroad, which is applicable upon the expiry of the relevant financial year; or (ii) profit remittance abroad upon ceasing of direct investment in Vietnam, which is a one-time profit remittance to abroad and is applicable when the foreign investors cease their investment activities in Vietnam. In either case, foreign investors shall only be allowed to remit their profits in which they have legally earned through their enterprises after successfully receiving evidence of tax clearance issued by the tax authorities certifying that all taxes due from their respective enterprises up to the end of the financial year have been paid. Foreign investors are required to submit the Notice of Transfer of Profits Aboard to local tax authorities at least seven days before the remittance.

However, not all profits generated during the financial year may be remitted abroad. For instance, foreign investors will not be entitled to make remittance of profit abroad if the financial statements indicate that there is a remaining deficit from prior financial years.

Under Decree No. 70/2014/ND-CP, if the profits are in Vietnamese Dong, foreign investors are entitled to purchase foreign currencies at permitted financial institutions and remit the profits abroad in foreign currencies provided the remittance is done within 30 business days from the date the foreign currencies were purchased.

Financial Support Provided by Offshore Entities

Financial support in the form of loans, direct cash injections and guarantees provided by an offshore entity to a Vietnam entity is permitted under Vietnamese laws, including Vietnam’s foreign exchange control regime. Convertible loan to shares is a popular loan settlement option. On September 30, 2022, the State Bank of Vietnam passed the Circular No. 12/2022/TT-NHNN, which replace the previous regulations. Loans provided by offshore lenders to Vietnam entities with a term of more than 12 months must be registered with the State Bank of Vietnam and must satisfy certain conditions with respect to the term, type, and purpose of the loan. There is no dollar amount limitation imposed on any of the foregoing financial support mechanisms. It is significant to note that loans provided by offshore lenders can be used by the Vietnamese entities to restructure their other foreign debts, but not their domestics debts.

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MANAGEMENT

The following table sets forth the names, ages and titles of our directors, director nominees, executive officers, and key personnel as of the date of this prospectus.

Name	Age	Position(s)
Executive Officers
Kenneth Teck Chuan Tan	39	Chief Executive Officer and Chairman
Abdul Latif Bin Zainal	44	Chief Financial Officer, Chief Strategy Officer, Secretary, and Director
Ken Jing Wei Ang	39	Chief Operating Officer
Hassan Abid	40	Chief Technology Officer

Non-Employee Director Nominee
Ling Yi Quek(1)(2)(3)	34	Independent Director Nominee
Ronald Longfa Wong (1)(2)(3)	41	Independent Director Nominee
Natalie Tara Si Ying Heng (2)(3)	52	Independent Director Nominee
Kammy Swee Keng Choo(1)	69	Independent Director Nominee

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Nomination and Corporate Governance Committee

The business address of all such senior management and directors is 26A Ann Siang Road, #03-00, Singapore 069706.

Executive Officers and Directors

Kenneth Teck Chuan Tan has served as our Chief Executive Officer since August 2023 and our Director since February 2023 and as our Chairman since August 2023. Mr. Tan founded BeLive Singapore, our operating subsidiary, in June 2014 and has served as its director and managing director since May 2016. In May 2016, he also took on the role of chief executive officer of BeLive Singapore. From February 2016 to May 2016, Mr. Tan served as the chief product officer of BeLive Singapore. From August 2013 to February 2016, Mr. Tan served as the operational director of DeNA Asia Pacific Holdings Pte. Ltd., a company principally engaged in mobile gaming business in Southeast and South Asia. Mr. Tan received a Diploma in Digital Media Design in Nanyang Polytechnic in 2014. We believe Mr. Tan’s wealth of industry experience qualify him to serve on our Board.

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Abdul Latif Bin Zainal has served as our Chief Strategy Officer and Chief Financial Officer since August 2023, our Secretary since February 2024, and our Director since April 2023. Mr. Bin Zainal has also served as a director and chief strategy officer of BeLive Singapore since October 2021 and February 2021, respectively. From January 2017 to December 2020, Mr. Bin Zainal served as the chief information officer of Smartblock Pte. Ltd., a provider of fintech and blockchain solutions, and later served as financial director of Smartblock Ltd (Hong Kong) from December 2019 to January 2021. From June 2004 and December 2017, Mr. Bin Zainal served in the Ministry of Education as an Education Officer, completed his career as Head of Senior High in National Junior College and is part of the team that orchestrated the pilot boarding curriculum. Mr. Bin Zainal received a Bachelor of Science in Architectural and Building Studies from the National University of Singapore in 2004, a Postgraduate Diploma in Education from the Nanyang Technological University in 2008, a Master of Public Administration from the National University of Singapore in 2014. Mr. Bin Zainal also participated in the Oxford Blockchain Strategy Programme from the University of Oxford in 2017.

Ken Jing Wei Ang has served as our Chief Operating Officer since August 2023. Mr. Ang has also served as the chief operating officer of BeLive Singapore since May 2016. From September 2013 to April 2016, Mr. Ang served as an assistant quality assurance manager of Samsung Asia Pte Ltd, a company principally engaged in the design and manufacturing of electronic equipment and gadgets. From April 2012 to May 2013, Mr. Ang served as quality assurance lead of Nubee Pte Ltd, a mobile entertainment provider. From July 2010 to February 2012, Mr. Ang served as quality assurance lead of Rainbow Media Pte Ltd, a company principally engaged in the production of animated content. From August 2008 to June 2009, Mr. Ang worked at the quality assurance department of Electronic Arts Asia Pacific Pte Ltd, a company providing software publishing services. Mr. Ang received a Bachelor of Information Technology (Computing) from the University of Wollongong in 2011.

Hassan Abid has served as our Chief Technology Officer since August 2023. Mr. Abid has also served as a chief technology officer of BeLive Singapore since March 2018, leading the successful launch of LORA, our live and video commerce SaaS solution in February 2022. From June 2012 to March 2018, Mr. Abid served as a senior software engineer at KineMaster Corp, a software development company (KOSDAQ: 139670), where he was integral in the development of an end-to-end platform for video streaming solution. He was selected as Google Developers Expert in the category of Technology/Android in 2016 and has spoken in several events on the topics of Android architecture, JetPack, ExoPlayer, Android native development kit (NDK) and Google virtual reality software development kit (SDK). Mr. Abid received a Bachelor of Electrical Engineering from National University of Sciences and Technology in 2007 and a Master of Science majoring in Computer Engineering from the Kyung Hee University in 2012.

Ling Yi Quek will be appointed as our Independent Director effective upon the closing of this offering. Ms. Quek is a qualified advocate and solicitor and has worked at Dentons Rodyk & Davidson LLP (formerly Rodyk & Davidson LLP) since September 2015, and as a partner at Dentons Myanmar Limited since September 2018. Her areas of focus include corporate, real estate, litigation and dispute resolution, trusts, estates and wealth preservation, employment and labor, and banking and finance. She also has extensive experience in the areas of corporate regulations, investment structures, commercial dispute resolution, infrastructure projects, mergers, and acquisitions as well as direct investment transactions. Ms. Quek received a Bachelor of Laws from the University of Nottingham in 2012 and was admitted as an advocate and solicitor in Singapore in 2014.

Ronald Longfa Wong will be appointed as our Independent Director effective upon the closing of this offering. Mr. Wong has served as a managing partner of FTAG Management Pte Ltd. (“FTAG”) since December 2021. Prior to joining FTAG, he served as the head of transport of the Thailand region at Grab, a Southeast Asia’s leading super-app that offers everyday services such as deliveries, mobility, financial services, etc., from July 2017 to December 2018. He was then promoted to country head of Cambodia region of Grab and deputy group head of Grab Express from January 2019 to September 2019 and from September 2019 to November 2021, respectively. From December 2015 to June 2017, Mr. Wong served as the country head of Vietnam and Thailand regions at Ninja Van, a Southeast Asia’s growing technology-driven last-mile logistics company, powering businesses with innovative transport solutions. Mr. Wong co-founded several companies, including (i) Bumbox Logistics Pte. Ltd. in July 2013, one of the local pioneers in automated locker solutions and provides a carrier agnostics smart-locker platform, and served as its chief executive officer from July 2013 to August 2015; (ii) Tech Plus Art in March 2013, a creative agency and software development house focusing on e-commerce, marketing and branding services and customized ERP software, and served as its business development director from March 2013 to February 2017; and (iii) PPC Security Services Pte. Ltd. in January 2012, a company specialized in manpower provision, security technology platforms and products, and served as its managing director from January 2012 to July 2014. Mr. Wong received a Bachelor of Business Administration and MSc (Management & Strategy) from the National University of Singapore in May 2010 and a CEMS Master in International Management from Richard Ivey School of Business, University of Western Ontario, in May 2012. Mr. Wong also participated in the Grab-Harvard Business School Executive Leadership Program in 2018.

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Natalie Tara Si Ying Heng will be appointed as our Independent Director effective upon the closing of this offering. Ms. Heng has worked at Trident Law Corporation (“Trident”) as a counsel and is head of its corporate department since September 2021. Prior to joining Trident, she has gained substantial experience in both private practice and in-house from serving as a director at the legal department of Crystal Jade group of companies, namely Crystal Jade Culinary Concepts Holding Pte Ltd comprising all of its worldwide subsidiaries from April 2018 to October 2019, Corporate of Gabriel Law Corporation from May 2017 to March 2018, associate director of Drew & Napier LLC from November 2015 to October 2016, vice president of the legal department of Hi-P International Limited from March 2014 to September 2015, head of legal of Dairy Farm (Singapore & North Asia, reporting into the Dairy Farm group listed holding company, and member of the Jardines group of companies) from November 2005 to July 2013, senior associate of Yeo Wee Kiong Law Corporation from March 2003 to October 2005, associate of Messrs. J Koh & Co from December 2001 to August 2002, trust advisor of Commerzbank International Trust from September 1999 to December 2000, and litigation associate of Messrs. David Lim & Partners from May 1997 to May 1999. Ms. Heng received a double degree in Bachelor of Laws and Accounting from the University of Manchester in 1995, a Diploma in Singapore Law from the National University of Singapore in 1996 and was admitted as an advocate and solicitor in Singapore in 1997.

Kammy Swee Keng Choo will be appointed as our Independent Director effective upon the closing of this offering. Ms. Choo has served as the General Manager and licensed as the Qualified Individual by ACRA (Accounting and Corporate Registrar Authority of Singapore) to serve as a Secretarial Service Provider for LGD Advisory, a corporate service provider since October 2019. From October 2018 to October 2019 and again since September 2022, she has served as the Head of the Finance Department for RMA Contracts Pte. Ltd. a business process outsource provider. Mr. Choo received a Bachelor of Accountancy from the National University of Singapore in 1978.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee, and a nomination and corporate governance committee, each of which will operate pursuant to a charter to be adopted by our board of directors and will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The board of directors may also establish other committees from time to time to assist the Company and the board of directors. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act, the Nasdaq Listing Rules and the SEC rules and regulations, if applicable. Upon our listing on Nasdaq, each committee’s charter will be available on our website at www.belive.sg. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit Committee

Ling Yi Quek, Ronald Longfa Wong, and Kammy Swee Keng Choo will serve on the audit committee, which will be chaired by Ms. Kammy Swee Keng Choo. Our board of directors has determined that each is “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Ms. Kammy Swee Keng Choo as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee is responsible for, among other things:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

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●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited consolidated financial statements shall be included in our Annual Report on Form 20-F;

●	monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;

●	continuously engage in the analysis of and review for a potential cybersecurity risks as part of the Company’s overall risk management program; and

●	reviewing earnings releases.

Audit committee charter. On June 3, 2024, our Board of Directors authorized and approved an amendment to the Audit Committee Charter (the “Audit Committee Charter”). pursuant to which it adopted a cybersecurity policy (the “Cybersecurity Policy”) and further approved that the Audit Committee will have full authority and powers to implement the Cybersecurity Policy. The Audit Committee Charter provides the members of the Audit Committee with authorization and authority to conduct continuous analysis of and review for any potential cybersecurity risks as part of the Company’s overall risk management program and to create a cyber-resilient organization, which will contribute to the value preservation of the Company. The Audit Committee Charter further provides authority and responsibility to the members of the Audit Committee to: (i) understand the economic drivers and impact of cyber risk, including the financial impact to our Company; (ii) align cyber-risk management policies with our business needs by integrating cyber-risk analysis into significant business decisions; (iii) ensure our organizational structure supports cybersecurity goals; and (iv) incorporate cybersecurity expertise into board governance.

Compensation Committee

Ling Yi Quek, Ronald Longfa Wong, and Natalie Tara Si Ying Heng will serve on the compensation committee, which will be chaired Mr. Ronald Longfa Wong. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

●	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our Chief Executive Officer; and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;

●	reviewing and recommending to the board of directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy, and policy;

●	overseeing and administering our compensation, share option scheme, and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq Listing Rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors;

●	reviewing and determining the necessity for recovery of certain incentive compensation previously paid to the Company’s officers and directors in the event of a restatement of the Company’s financial statements for any fiscal year; and

●	preparing the compensation committee report required by SEC rules, if and when required.

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Compensation committee charter. On June 3, 2024, our Board of Directors authorized and approved an amendment to the Compensation Committee Charter (the “Compensation Committee Charter”). pursuant to which it adopted a compensation recovery policy (the “Compensation Recovery Policy”) and further approved that the Compensation Committee will have full authority and powers to implement the Compensation Recovery Policy. The Compensation Committee Charter provides the members of the Compensation Committee with authorization and authority to carry out such duties and responsibilities associated with the Compensation Recovery Policy. The Compensation Committee shall, in the event of a restatement of the Company’s financial statements, have the authority and power to: (i) determine such executive officers who served at any time during the performance period for the incentive-based compensation; (ii) determine the relevant recovery period; (iii) determine the amount of incentive-based compensation that must be subject to the Company’s Compensation Recovery Policy and establish procedures for recovery; (iv) maintain documentation of the above-referenced determinations; and (v) prepare and have filed all disclosures with respect to the Compensation Recovery Policy in accordance with Federal securities laws, including the disclosure required by the applicable Securities and Commission filings.

Nomination and Corporate Governance Committee

Ling Yi Quek, Ronald Longfa Wong, and Natalie Tara Si Ying Heng will serve on the nomination and corporate governance committee, which will be chaired by Ms. Natalie Tara Si Ying Heng. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity, and availability of service to us;

●	selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

●	developing, reviewing the corporate governance principles adopted by the board and advising the board with respect to significant developments in the law and practice of corporate governance and our compliance with such laws and practices;

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

●	evaluating the performance and effectiveness of the board as a whole.

While we do not have a formal policy regarding board diversity, our nomination committee and board of directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender, or national origin). Our nomination committee’s and board of directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

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Code of Conduct and Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt a written code of business conduct and ethics that applies to our directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller or persons performing similar functions. Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of this code will be posted on the Corporate Governance section of our website, which is located at http://www.belive.sg. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers, and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq Capital Market.

Family Relationships

There are no family relationships or other arrangements or understandings between or among any of the directors, director nominees, executive officers, or other person pursuant to which such person was selected to serve as a director or officer.

Board Diversity

While we do not have a formal policy on diversity, our board of directors considers diversity to include the skill set, background, reputation, type, and length of business experience of our board members as well as a particular nominee’s contributions to that mix. Our board of directors believes that diversity promotes a variety of ideas, judgments, and considerations to the benefit of our Company and shareholders.

On August 6, 2021, the Securities and Exchange Commission approved a proposed rule from Nasdaq on diversity of boards of directors of companies listed on Nasdaq. Under the rule as approved, “foreign private issuers” can meet the diversity requirement with either two female directors or one female director and one director who is an underrepresented individual based on national, racial, ethnic, indigenous, cultural, religious, or linguistic identity in its home country or LGBTQ+. Companies with five or fewer directors can meet the requirement by having at least one director who meets the definition of “diverse” under the new rule. The requirements will become effective from August 7, 2023.

Employment Agreements

Upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part, we will enter into employment agreements with each of our Executive Officers, pursuant to which such individuals have agreed to serve as our Executive Officer from the effective date of the registration statement. We may terminate the employment for cause at any time for certain acts, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate the employment without cause at any time upon three months’ advance written notice. Each Executive Officer may resign at any time upon three months’ advance written notice

Each Executive Officer will agree to hold, both during and after the termination or expiry of his employment agreement, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment or pursuant to applicable law, any of our confidential or proprietary information or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. Each Executive Officer will agree to disclose in confidence to us all inventions, designs, and trade secrets which he conceives, develops, or reduces to practice during his employment with us and to assign all right, title, and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs, and trade secrets.

In addition, each Executive Officer will agree to be bound by non-competition and non-solicitation restrictions during the term of the employment and for six months following the last date of employment. Specifically, each Executive Officer will agree not to: (i) engage or assist others in engaging in any business or enterprise that is competitive with our business, (ii) solicit, divert, or take away the business of our clients, customers, or business partners, or (iii) solicit, induce, or attempt to induce any employee or independent contractor to terminate his or her employment or engagement with us. The employment agreements will also contain other customary terms and provisions.

Directors’ Agreements

Each of our directors has entered into a Director’s Agreement with the Company effective upon the registration statement of which this prospectus forms a part becoming effective. The terms and conditions of such Directors’ Agreements are similar in all material aspects. Each Director’s Agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Each director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms, and provisions of his or her Director’s Agreement will remain in full force and effect. Any Director’s Agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote.

Under the Directors’ Agreements, the initial annual salary that is payable to each of our Non-Employee Directors is USD$24,000.

In addition, our directors will be entitled to participate in such share option scheme as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the Board of Directors, provided that each director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that director.

Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

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Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Compensation

For the years ended December 31, 2022, and 2023 and for the six months ended June 30, 2023 and 2024, we paid an aggregate of S$356,040, S$288,888, S$144,240 and S$144,240, respectively in cash and benefits in-kind granted to or accrued on behalf of all of our Directors and members of senior management for their services, in all capacities, and we did not pay any additional compensation to our Directors and members of senior management. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our Executive Officers and Directors.

Share Option Scheme 2023

The Company adopted a share option scheme 2023 on July 17, 2023 (the “Share Option Scheme 2023”) to provide incentive to the grantees by enabling them to participate in the future sale or listing of the Company, attract, motivate, and retain eligible participants, and align the interests of the grantees more closely with the Shareholders of the Company and provide greater incentive for the grantees to focus on long-term goals of the Group.

The maximum aggregate number of Ordinary Shares that may be issued under the Share Option Scheme 2023 shall be no more than 1,180,000 Shares (retrospectively restated for effect of the Reverse Split). under the Share Option Scheme 2023.

The following paragraphs summarize the principal terms of the Share Option Scheme 2023.

Administration. The Share Option Scheme 2023 will be administered by the Compensation Committee.

Eligibility. The Compensation Committee may grant awards to employees, directors and/or consultants determined to be eligible for participation in the Share Option Scheme 2023 in accordance with its terms.

Vesting Schedule. The Compensation Committee determines the vesting schedule, which is specified in the relevant award agreements.

Exercise of Awards. The Compensation Committee determines the exercise or purchase price, as applicable, for each award, which is stated in the relevant award agreement. Options that are vested and exercisable will terminate if they are not exercised prior to the time as the Compensation Committee determines at the time of grant.

Types of Awards. The Share Option Scheme 2023 permits the award of Employee Options at the sole discretion of the Compensation Committee as follows:

1.	C-Suite Executives (Senior level management)

	a.	Each option to subscribe for one ordinary share of the Company

		i.	Following vesting and exercise, the grantee has the right to vote and sell the ordinary shares of the Company at their discretion.

2.	Employees of the Group

	a.	Each option to subscribe for one Ordinary share of the Company (“Trust Shares underlying the Options”) and such shares (“Trust Shares”, together with the Trust Share underlying the Options, the “Trust Property”) shall be issued in the name of BSIP (BVI) Company Limited (the “Nominee”), which is a wholly owned subsidiary of Singapore Global Trust Pte. Ltd. (the “Trustee”)

	b.	The Trustee, through a Trust Deed, holds the Trust Property through the Nominee for the benefit of the grantee.

		i.	The Trustee administers the Trust subject to recommendations to, advice of instructions (as the case may be) from the Compensation Committee
		ii.	Pursuant to the Trust Deed, all rights of voting conferred by the Trust Shares shall be exercised by the Trustee in such manner as directed by the Compensation Committee
		iii.	The Trustee must not accept any offer made for any of the grantee’s Trust Shares and not give effect to any purported sale of acceptance by a grantee in respect of their Trust Shares unless in accordance with instructions from the Compensation Committee.

Transfer Restrictions. Awards may not be transferred in any manner other than in accordance with the exceptions provided in the Share Option Scheme 2023 or the relevant award agreement or otherwise determined by the Compensation Committee, such as transfers by will or the laws of descent and distribution.

Termination of the Share Option Scheme 2023. The Share Option Scheme 2023 will continue and be in full force and may be terminated at any time by the Compensation Committee in its absolute discretion.

On February 1, 2024, an aggregate of 1,180,000 options (after giving effect to the Reverse Split) to purchase Ordinary Shares at an exercise price of $0.0005 per share which were under the Share Option Scheme 2023, vested and were exercised as follows.

(i)	820,000 Ordinary Shares were issued to C-Suite Executives upon the exercise of the options as follows:

Name	Position	Number of Shares Issued (after giving effect to the Reverse Split)

Kenneth Teck Chuan Tan	Chief Executive Officer	460,000
Abdul Latif Bin Zainal	Chief Financial Officer	120,000
Ken Jing Wei Ang	Chief Operating Officer	120,000
Hassan Abid	Chief Technology Officer	120,000

(ii)	360,000 Ordinary Shares were issued to BSIP (BVI) Company Limited upon the exercise of the options, and which are held as Trust Shares for the benefit of fourteen employees, including 174,000 Ordinary Shares held in trust for Abdul Latif Bin Zainal.

Incentive Compensation

We do not maintain any cash incentive or performance-based compensation programs and did not maintain any such programs during the years ended December 31, 2023 and during the six months ended June 30, 2024.

Financial Advisor

The Company has engaged Arc Group Limited (“ARC”) as its Financial Advisor in connection with its registration statement and press releases related to its IPO. ARC has agreed to provide 15 hours of financial advisory in consideration of the Company granting ARC permission to use its name and transaction information on its website, brochure and any other marketing materials as deemed fit by ARC, explicitly including a “deal tombstone” on ARC’s website.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

●	each of our named executive officers;

●	each of our directors and independent non-executive directors; and

●	all of our current executive officers, directors, and independent non-executive directors as a group.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is 26A Ann Siang Road, #03-00, Singapore 069706.

	Shares Beneficially Owned Before this Offering		Shares Beneficially Owned after this Offering
Name of Beneficial Owner	Number	Percentage(1)	Number	Percentage(2)

Executive Officers:
Kenneth Teck Chuan Tan	520,010	6.38%	520,010	5.25%
Abdul Latif Bin Zainal(3)	294,000	3.61%	294,000	2.97%
Ken Jing Wei Ang	120,000	1.47%	120,000	1.21%
Hassan Abid	120,000	1.47%	120,000	1.21%

Independent Directors:
Ling Yi Quek	-	-	-	-
Ronald Longfa Wong	-	-	-	-
Natalie Tara Si Ying Heng	-	-	-	-
Kammy Swee Keng Choo	-	-	-	-

All executive officers, directors, and independent non-executive directors as a group 7 persons)	1,054,010	12.93%	1,054,010	10.64%

5% Shareholders:
FTAG Ventures Pte. Ltd(4)	4,714,586	57.83%	4,714,586	47.61%

(1)	Based on Ordinary Shares issued and outstanding as of the date of this prospectus.
(2)	Based on 9,902,574 Ordinary Shares issued and outstanding immediately after the offering assuming no exercise of the underwriters’ over-allotment option.
(3)	Includes 174,000 Ordinary Shares issued upon exercise of options under the Share Option Scheme 2023 and held in trust by BSIP.
(4)	FTAG Ventures Pte. Ltd., a company incorporated in the Republic of Singapore, is the record and beneficial owner of these shares and whose controlling shareholder is Mr. Kelvin Chng Boon Kian by virtue of his 69.42% ownership of FTAG Ventures. The address of FTAG Ventures Pte. Ltd is 26A Ann Siang Road #03-00, Singapore 069706.

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RELATED PARTY TRANSACTIONS

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

Set forth below are related party transactions for the years ended December 31, 2021, 2022, and 2023 and for the six months ended June 30, 2024, which are identified in accordance with the rules prescribed under Form F-1 and Form 20-F and may not be considered as related party transactions under Singapore law.

Employment Agreements

See “Management – Employment Agreements”

Share Option Scheme

See “Management – Share Option Scheme 2023”

Other Related Party Transactions

Redeemable, convertible, and cumulative preference shares

On November 30, 2021, BeLive Singapore issued 6,000,000 RCCPS of S$1 each to FTAG Ventures Pte. Ltd., at a total consideration of S$6,000,000. These RCCPS carried cumulative dividends at the rate of 2.5% per quarter of each calendar year. Out of the total consideration of the RCCPS, S$1,200,000 was payable in 2021 and S$4,800,000 was payable in 2022. The RCCPS can be either redeemed or converted into either ordinary shares or founder/venture builder shares of BeLive Singapore, at the sole discretion of FTAG Ventures Pte. Ltd.

On September 23, 2022, FTAG Ventures Pte. Ltd. converted all its 6,000,000 RCCPS into 30,000,000 founder/venture builder shares of BeLive Singapore. On the date of conversion, the fair value of the RCCPS was S$18,000,000. FTAG Ventures Pte. Ltd. forewent all the accrued and cumulative dividends due and payable to it.

A fair value loss on the RCCPS of S$15,200,000 was recorded for the year ended December 31, 2021, and a fair value gain of S$3,200,000 was recorded for the year ended December 31, 2022.

Convertible loans

On December 1, 2017, BeLive Singapore issued a convertible loan amounting to S$600,000 (“CL 1”) to FTAG Ventures Pte. Ltd. Such CL 1 was interest-free, repayable on demand and there was no maturity date. It could be convertible into the ordinary shares of BeLive Singapore at a conversion price of S$1.31 per share. FTAG Ventures Pte. Ltd. can either convert, in part, or in full, for any outstanding sum due at any time prior to the full repayment of such loan.

On March 2, 2021, BeLive Singapore issued a convertible loan amounting to S$500,000 (“CL 2”) to FTAG Ventures Pte. Ltd. Such CL 2 was interest-free and with maturity date being 48 months, from the date of issue. It could be convertible into the ordinary shares of BeLive Singapore at a conversion price based on the net book value of BeLive Singapore’s shares as at December 31, 2020 with an added premium of S$2 per share. FTAG Ventures Pte. Ltd. can either convert, in part, or in full, for any outstanding sum due at any time prior to the maturity date.

FTAG Ventures Pte. Ltd. converted all the CL 1 and CL 2 into ordinary shares of BeLive Singapore on September 18, 2021.

Other transactions with our shareholders

The table below sets out the significant related party transactions of the Group for the periods indicated:

	For the Six Months Ended June 30,	For the Years Ended December 31,
	2024	2023	2022	2021
	S$	S$	S$	S$

Sales to a shareholder(1)	21,652	77,229	134,751	410,864
Management fee paid to a shareholder(2)	-	(3,500)	(45,500)	-
Purchases from a shareholder(3)	-	-	(135,000)	-

Notes:

(1) For the years ended December 31, 2021, 2022 and 2023 and for the six months ended June 30, 2024, we had transactions with Mediacorp Pte. Ltd., one of our shareholders, amounting to S$50,000, S$134,751, S$77,229 and S$21,652, respectively, being services fees received in relation to our BeLive White Label development service provided to Mediacorp Pte. Ltd. for their live commerce platform. In addition, we recorded revenue of S$360,864 for the year ended December 31, 2021 from HyperLive Pte. Ltd., a company incorporated in Singapore, which shared the same ultimate beneficial owner as FTAG Ventures Pte. Ltd., until December 7, 2021, for providing BeLive White Label development service for their over-the-top platform.

(2) For the year ended December 31, 2022, we have paid S$45,500 to FTAG Management Pte. Ltd., a company incorporated in Singapore and having the same ultimate beneficial owner as FTAG Ventures Pte. Ltd., for the engagement of a management personnel to assist in the Group’s corporate and finance strategy. The personnel played both an operational and advisory role to formulate go-to-market strategies and financial modeling for the Company. For the year ended December 31, 2023, we have paid $3,500 to FTAG Management Pte. Ltd. for the provision of financial and business strategy advisory services.

(3) For the year ended December 31, 2022, we have secured a contract from a client to develop additional live and video streaming features which include a non-fungible token (NFT) platform. Since we do not have expertise in this particular area, we have engaged FTAG Technology Pte. Ltd., a company incorporated in Singapore and having the same ultimate beneficial owner as FTAG Ventures Pte. Ltd., to develop the NFT platform as part of the scope of services to be rendered to the client.

Compensation of key management personnel

The table below sets out the compensation of key management personnel for the periods indicated:

	For the Six Months Ended June 30,	For the Years Ended December 31,
	2024	2023	2022	2021
	S$	S$	S$	S$

Salaries, bonuses, and allowances	132,000	264,000	319,320	297,400
Employer’s contribution to Central Provident Fund	12,240	24,888	36,720	29,100

Total	144,240	288,888	356,040	326,500

Save as disclosed above, in the ordinary course of business, from time to time, we may carry out transactions and enter into arrangements with related parties, none of which is considered to be material for the years ended December 31, 2021, 2022 and 2023 and for the six months ended June 30, 2024.

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DESCRIPTION OF SHARE CAPITAL

A copy of our Memorandum and Articles of Association is filed as an exhibit to the registration statement of which this prospectus is a part.

We are an exempted company incorporated with limited liability in the Cayman Islands and, upon completion of this offering, our affairs will be governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$500,000 divided into 1,000,000,000 Ordinary Shares, par value US$0.0005 each.

The following are summaries of certain material provisions of our Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

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Ordinary Shares

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Dividends

Subject to the Companies Act and our Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide:

(i)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, although no amount paid up on a share in advance of calls shall for this purpose be treated as paid up on the share;
(ii)	all dividends shall be apportioned and paid pro rata in accordance with the amount paid up on the shares during any portion(s) of the period in respect of which the dividend is paid; and
(iii)	our board of directors may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to our Company on account of calls, instalments or otherwise.

Where our board of directors or our Company in general meeting has resolved that a dividend should be paid or declared, our board of directors may resolve:

(aa)	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or
(bb)	that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our board of directors may think fit.

Upon the recommendation of our board of directors, our Company may by ordinary resolution in respect of any one particular dividend of our Company determine that it may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, bonus, or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our board of directors or our Company in general meeting has resolved that a dividend be paid or declared, our board of directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

Our board of directors may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as our board of directors may decide, but a payment in advance of a call shall not entitle the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the share or the due portion of the shares upon which payment has been advanced by such member before it is called up.

All dividends, bonuses, or other distributions unclaimed for one year after having been declared may be invested or otherwise used by our board of directors for the benefit of our Company until claimed and our Company shall not be constituted a trustee in respect thereof. All dividends, bonuses, or other distributions unclaimed for six years after having been declared may be forfeited by our board of directors and, upon such forfeiture, shall revert to our Company.

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No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Our Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants remain uncashed on two consecutive occasions or after the first occasion on which such a cheque or warrant is returned undelivered.

Voting Rights

Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting: (a) on a poll every member present in person or by proxy or, in the case of a member being a corporation, by our duly authorized representative shall have one vote for every share which is fully paid or credited as fully paid registered in his name in the register of members of our Company but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for this purpose as paid up on the share; and (b) on a show of hands every member who is present in person (or, in the case of a member being a corporation, by our duly authorized representative) or by proxy shall have one vote. Where more than one proxy is appointed by a member which is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. On a poll, a member entitled to more than one vote need not use all his votes or cast all the votes he does use in the same way.

Transfer of Ordinary Shares

Subject to the Companies Act and our Articles of Association, all transfers of shares shall be effected by an instrument of transfer in the usual or common form or in such other form as our board of directors may approve and may be under hand or, if the transferor or transferee is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), under hand or by machine imprinted signature, or by such other manner of execution as our board of directors may approve from time to time.

Execution of the instrument of transfer shall be by or on behalf of the transferor and the transferee, provided that our board of directors may dispense with the execution of the instrument of transfer by the transferor or transferee or accept mechanically executed transfers. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share.

Our board of directors may, in our absolute discretion, at any time and from time to time remove any share on the principal register to any branch register or any share on any branch register to the principal register or any other branch register. Unless our board of directors otherwise agrees, no shares on the principal register shall be removed to any branch register nor shall shares on any branch register be removed to the principal register or any other branch register. All removals and other documents of title shall be lodged for registration and registered, in the case of shares on any branch register, at the registered office and, in the case of shares on the principal register, at the place at which the principal register is located.

Our board of directors may, in our absolute discretion, decline to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve or on which our Company has a lien. It may also decline to register a transfer of any share issued under any share option scheme upon which a restriction on transfer subsists or a transfer of any share to more than four joint holders.

Our board of directors may decline to recognize any instrument of transfer unless a certain fee, up to such maximum sum as Nasdaq may determine to be payable, is paid to our Company, the instrument of transfer is properly stamped (if applicable), is in respect of only one class of share and is lodged at our registered office or the place at which the principal register is located accompanied by the relevant share certificate(s) and such other evidence as our board of directors may reasonably require is provided to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

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The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of Nasdaq, be suspended at such times and for such periods (not exceeding in the whole thirty days in any year) as our board of directors may determine.

Fully paid shares shall be free from any restriction on transfer (except when permitted by Nasdaq) and shall also be free from all liens.

Procedures on liquidation

A resolution that our Company be wound up by the court or be wound up voluntarily shall be a special resolution of our shareholders.

Subject to any special rights, privileges, or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

(i)	if our Company is wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid up on the shares held by them respectively; and
(ii)	if our Company is wound up and the surplus assets available for distribution among the members are insufficient to repay the whole of the paid-up capital, such assets shall be distributed, subject to the rights of any shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up on the shares held by them, respectively.

If our Company is wound up (whether the liquidation is voluntary or compelled by the court), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie or kind the whole or any part of the assets of our Company, whether the assets consist of property of one kind or different kinds, and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be so divided and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, but so that no member shall be compelled to accept any shares or other property upon which there is a liability.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to these Articles and to the terms of allotment, our board of directors may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by instalments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum as our board of directors shall fix from the day appointed for payment to the time of actual payment, but our board of directors may waive payment of such interest wholly or in part. Our board of directors may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all, or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20% per annum as our board of directors may decide.

If a member fails to pay any call or instalment of a call on the day appointed for payment, our board of directors may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited.

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If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our board of directors to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him to our Company in respect of the shares together with (if our board of directors shall in our discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20% per annum as our board of directors may prescribe.

Redemption of Ordinary Shares

Subject to the Companies Act, our Articles of Association, and, where applicable, the Nasdaq listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of Shares, any power of our Company to purchase or otherwise acquire all or any of its own Shares (which expression as used in this Article includes redeemable Shares) be exercisable by our board of directors in such manner, upon such terms and subject to such conditions as it thinks fit.

Subject to the Companies Act, our Articles of Association, and to any special rights conferred on the holders of any Shares or attaching to any class of Shares, Shares may be issued on the terms that they may, at the option of our Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as our board of directors may deem fit.

Variations of Rights of Shares

Subject to the Companies Act and without prejudice to our Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified, or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of the Articles relating to general meetings shall mutatis mutandis apply to every such separate general meeting, but so that the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be not less than a person or persons together holding (or, in the case of a member being a corporation, by our duly authorized representative) or representing by proxy not less than one-third in nominal value of the issued shares of that class. Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, and any holder of shares of the class present in person or by proxy may demand a poll.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

General Meetings of Shareholders

Our Company must hold an annual general meeting each financial year other than the financial year of our Company’s adoption of our Articles of Association.

Extraordinary general meetings may be convened on the requisition of one or more members holding, at the date of deposit of the requisition, not less than one tenth of the paid up capital of our Company having the right of voting at general meetings. Such requisition shall be made in writing to our board of directors or the secretary of our Company for the purpose of requiring an extraordinary general meeting to be called by our board of directors for the transaction of any business specified in such requisition. Such meeting shall be held within two months after the deposit of such requisition. If within 21 days of such deposit, our board of directors fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our board of directors shall be reimbursed to the requisitionist(s) by our Company.

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Every general meeting of our Company shall be called by at least 10 clear days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and must specify the time, place and agenda of the meeting and particulars of the resolution(s) to be considered at that meeting and the general nature of that business.

Although a meeting of our Company may be called by shorter notice than as specified above, such meeting may be deemed to have been duly called if it is so agreed:

(i)	in the case of an annual general meeting, by all members of our Company entitled to attend and vote thereat; and
(ii)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting holding not less than 95% of the total voting rights at the meetings of all our shareholders.

All business transacted at an extraordinary general meeting shall be deemed special business. All business shall also be deemed special business where it is transacted at an annual general meeting, with the exception of the election of Directors which shall be deemed ordinary business.

No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business and continues to be present until the conclusion of the meeting.

The quorum for a general meeting shall be two members entitled to vote and present in person (or in the case of a member being a corporation, by our duly authorized representative) or by proxy representing not less than one-third (1/3) in nominal value of the total issued voting shares in our Company throughout the meeting.

Inspection of Books and Records

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our company. They will, however, have such rights as may be set out in our Articles of Association.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;
(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;
(c)	sub-divide our shares or any of them into our shares of smaller amount than is fixed by our Company’s Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced our shares shall be the same as it was in case of the share from which the reduced our shares is derived;
(d)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and
(e)	convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

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CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value, negotiable or bearer shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We currently intend to comply with the Nasdaq Capital Market listing rules in lieu of following home country practice after the closing of this offering.

Differences in Corporate Law

The Companies Act is modeled after similar laws in the United Kingdom but does not follow recent changes in United Kingdom laws. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States, such as in the State of Delaware.

	Cayman Islands	Delaware
Mergers and Similar Arrangements	The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property, and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a statement setting out of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Under Delaware law, with certain exceptions, a merger, a consolidation, or a sale, lease, or exchange of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. However, unless required by its certificate of incorporation, approval is not required by the holders of the outstanding stock of a constituent corporation surviving a merger if:

●   the merger agreement does not amend in any respect its certificate of incorporation;

●   each share of its stock outstanding prior to the merger will be an identical share of stock following the merger; and

●   either no shares of the surviving corporation’s common stock and no shares, securities or obligations convertible into such stock will be issued or delivered pursuant to the merger, or the authorized unissued shares or treasury shares of the surviving corporation’s common stock to be issued or delivered pursuant to the merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered pursuant to the merger do not exceed 20% of the shares of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger.

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Cayman Islands	Delaware
A merger between a Cayman Islands parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.	Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.	Generally, a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number representing 75% in value of the creditors or class of creditors (where a compromise or arrangement is proposed between a company and its creditors or any class of them, as the case may be) or 75% in value of the members or class of members (where a compromise or arrangement is proposed between a company and its members or class of members, as the case may be), that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●   the statutory provisions as to the required majority vote have been met;

●   the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●   the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●   the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

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	Cayman Islands	Delaware
The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of ninety percent (90%) of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●   a company acts or proposes to act illegally or ultra vires;

●   the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●   those who control the company are perpetrating a “fraud on the minority”.

Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit a winning plaintiff to recover attorneys’ fees incurred in connection with such action.

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	Cayman Islands	Delaware
Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

A corporation has the power to indemnify any director, officer, employee, or agent of the corporation who was, is or is threatened to be made a party to an action, suit or proceeding who acted in good faith and in a manner, they believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct would be unlawful, against amounts actually and reasonably incurred. Additionally, under the Delaware General Corporation Law, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.

In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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	Cayman Islands	Delaware
Shareholder Action by Written Consent

Our Articles of Association provide that any action required or permitted to be taken at general meetings of our Company may only be taken upon the vote of shareholders at general meeting and shareholders may approve corporate matters by way of a unanimous written resolution without a meeting being held.

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder Proposals	The Companies Act does not provide shareholders with rights to requisition a general meeting nor any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association allow any one or more of our shareholders who together hold shares which carry in aggregate not less than one tenth of the paid up capital of our company having the right of voting at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.	Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors, or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative Voting

As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Under the Delaware General Corporation Law, cumulative voting for election of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.

Removal of Directors	Under our Articles of Association, directors may be removed by an ordinary resolution of our shareholders.	Under the Delaware General Corporation Law, holders of a majority of the shares then entitled to vote at an election of directors may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation or bylaws, directorship vacancies may be filled by a majority of the directors elected or then in office, or by the stockholders.

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	Cayman Islands	Delaware
Transactions with Interested Shareholders	Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.	The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years.

This statute has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Dissolution; Winding Up	Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Articles of Association, our company may be dissolved, liquidated, or wound up by a special resolution of our shareholders.	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of Rights of Shares	Under our Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.	Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Amendment of Governing Documents	As permitted by Cayman Islands law, our Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.	Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Under Delaware General Corporation Law, there are no restrictions on foreign shareholders, and all the stock or membership interests in a Delaware company can be owned by non-U.S. nationals.

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Data Protection in the Cayman Islands - Privacy Notice

This privacy notice explains the manner in which the Company collects, processes, and maintains personal data about investors of our Company pursuant to the Data Protection Act (2021 Revision) of the Cayman Islands, as amended from time to time, and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

Our Company is committed to processing personal data in accordance with the DPA. In its use of personal data, our Company will be characterized under the DPA as a ‘data controller’, whilst certain of our Company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in our Company, our Company and certain of our Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for our Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g., to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

Our Company will only transfer personal data in accordance with the requirements of the DPA and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals, and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 9,902,574 Ordinary Shares issued and outstanding, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares and 10,165,074 Ordinary Shares outstanding if the over-allotment option is exercised in full.

All of the Ordinary Shares sold in this offering by the Company will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares, and while we intend to apply for the listing of our Ordinary Shares on Nasdaq, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-Up Agreements

We have agreed with the underwriters, for a period of 180 days after completion of this offering, subject to certain exceptions, not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares; (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise; or (3) file any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to take any such action.

Furthermore, each of our directors and executive officers has also entered into a similar lock-up agreement for a period of 180 days after completion of this offering, subject to certain exceptions, with respect to our Ordinary Shares, and securities that are substantially similar to our Ordinary Shares.

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

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Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Ordinary Shares; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is effected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S) and subject to certain other conditions. In general, this means that our shares may be sold in some manner outside the United States without requiring registration in the United States.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding ninety (90) days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the date of this prospectus before selling shares pursuant to Rule 701.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Appleby, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

Pursuant to section 6 of the Tax Concessions Act (2018 Revision) of the Cayman Islands, our Company has obtained an undertaking from the Financial Secretary that:

(i)	no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciation shall apply to our Company or our operations; and
(ii)	no tax be levied on profits, income gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable by our Company:
(aa)	on or in respect of the shares, debentures, or other obligations of our Company; or
(bb)	by way of withholding in whole or in part of any relevant payment as defined in section 6(3) of the Tax Concessions Act (2018 Revision).

The undertaking for our Company is for a period of 30 years from 9 March 2023.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies save for those which hold interests in land in the Cayman Islands.

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United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income under Section 1411 of the Code. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

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Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such Ordinary Shares determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

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While we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets, and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our Company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our Ordinary Shares on Nasdaq, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

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If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

We have entered into an underwriting agreement with R.F. Lafferty & Co., Inc., as representative of the several underwriters (the “Representative”) with respect to the Ordinary Shares sold in this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter named below has severally agreed to purchase from us, the number of Ordinary Shares set forth opposite its name below, at the initial public offering price per share, less the underwriting commissions and discounts set forth on the cover page of this prospectus.

Name	Number of shares
R.F. Lafferty & Co., Inc.	[●]
Total	1,750,000

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the underwriters’ over-allotment option described below.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Over-allotment Option

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 262,500 Ordinary Shares at the initial public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions, solely to cover over-allotments, if any. The option may be exercised in whole or in part, and may be exercised more than once, during such 45-day period. To the extent that the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriters in the preceding table.

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Underwriting Discounts, Commission and Expenses

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $1,500,000. We will pay to the underwriters fees and commissions equal to 7.5% of the gross proceeds raised in the offering, with any proceeds received by the Company in the offering from investors identified and introduced by the Company, attracting a reduced underwriting discount equal to 3.75% of the gross proceeds for those investors. The following table shows the per share price and total underwriting discounts and commissions to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment.

The Representative has advised us that the underwriters propose to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$[●] per share. After this offering, the public offering price, concession, and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the price per share and total public offering price, underwriting discounts and commissions and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Total
	Per Share		No Exercise		Full Exercise
Initial public offering price(1)	US$	4.00	US$	7,000,000	US$	8,050,000
Underwriting discounts and commissions	US$	0.300	US$	525,000	US$	603,750
Proceeds, before expenses, to us	US$	3.700	US$	6,475,000	US$	7,446,250

(1) Assuming an initial public offering price of US$4.00 per share as set forth on the cover page of this prospectus.

We have agreed to pay all reasonable expenses relating to the offering: (a) all filing fees and communication expenses relating to the registration of the Ordinary Shares to be sold in the offering with the SEC and the filing of the offering materials with FINRA; (b) all fees and expenses relating to the listing of the Ordinary Shares on such stock exchange as the Company and the Representative together determine; (c) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (d) all fees, expenses and disbursements relating to the registration or qualification of the Ordinary Shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate; (e) all fees and expenses associated with the “road show”; (f) the costs of all mailing and printing of the underwriting documents, registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Representative may reasonably deem necessary; (g) the costs and expenses of the public relations firm; (h) the costs of preparing, printing and delivering certificates representing the Ordinary Shares; (i) fees and expenses of the transfer agent for the Ordinary Shares; (j) stock transfer taxes, if any, payable upon the transfer of securities from the Company to the Representative; (k) the $5,000 cost associated with the Representative’s clearing system data services and communications expenses, (l) the $10,000 cost associated with the Representative’s Capital IQ system for comparable company analysis and valuation, (m) the fees and expenses of the Representative’s legal fees and expenses, in an amount not to exceed $150,000 in the event of a Closing of the Offering, or not to exceed $100,000 in the event that there is not a closing of this offering. The Company shall be responsible for costs and expenses of up to $100,000 if the offering is not consummated.

We have also agreed to pay the Representative at closing a non-accountable expense allowance equal to 0.5% of the gross proceeds received by us from the sale of the Ordinary Shares.

Additionally, we have agreed to pay to the Representative an expense advance of twenty-five thousand dollars (US$25,000) as an advance against actual accountable out-of-pocket expenses. the Representative shall, in accordance with FINRA Rule 5110(g)(4), return any portion of the Advance not used to pay its accountable out-of-pocket expenses actually incurred.

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Tail Financing

We have granted the Representative the right, for a period of twelve (12) months after the termination or expiration of the Representative’s engagement with us, to receive a cash fee equal to seven and one-half percent (7.5%) of the gross proceeds received by us from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to the Company in connection with any public or private financing or capital raise, provided that such transaction is by a party actually introduced to us in an offering in which we have direct knowledge of such party’s participation.

Right of First Refusal

Until the date that is twelve (12) months after the closing date of this offering, the Representative shall have the right of first refusal to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity debt offering, including all equity linked financings, on terms customary to the Representative. The Representative will have the sole right to determine whether or not any other broker dealer will have the right to participate in such offering and the economic terms of such participation.

Lock-Up Agreements

We, on behalf of ourselves and any successor entity, agree that, without the prior written consent of the Representative, we will not, for a period of 180 days after the closing of the offering (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit or other financing arrangements with a traditional bank or other institutional type of investor, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of our Ordinary Shares or such other securities, in cash or otherwise.

Additionally, our directors and officers and any other holder(s) of 5% or more of our outstanding Ordinary Shares as of the effective date of the Registration Statement (and all holders of securities exercisable for or convertible into Ordinary Shares) shall enter into customary “lock-up” agreements in favor of the Representative pursuant to which such persons and entities shall agree, for a period of 180 days after the closing of offering, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares, subject to customary exceptions.

Listing

We have applied to have our Ordinary Shares approved for listing on Nasdaq under the symbol “BLIV”. We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not proceed with this offering if our Ordinary Shares are not approved for listing on Nasdaq.

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Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the Nasdaq Capital Market may engage in passive market making transactions on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Determination of Offering Price

Before this offering, there has been no public market for our Ordinary Shares. Accordingly, the initial public offering price will be negotiated between us and the Representative. Among the factors to be considered in these negotiations are:

●	the information set forth in this prospectus and otherwise available to the underwriter;
●	the prospects for our Company and the industry in which we operate;
●	an assessment of our management;
●	our past and present financial and operating performance;
●	our prospects for future earnings;
●	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;
●	the prevailing conditions of United States securities markets at the time of this offering; and
●	other factors deemed relevant.

Neither we nor the underwriter can assure investors that an active trading market will develop for shares of our common stock, or that the shares will trade in the public market at or above the initial public offering price.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids, and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

●	Over-allotment transactions involve sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involves purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriter sells more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be affected on the Nasdaq Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

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Passive Market Making

In connection with this offering, underwriter, and selling group members may engage in passive market making transactions in our securities on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

Our securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

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European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation, or each, a Relevant Member State, an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of our securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Hong Kong

Our securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of our securities.

Accordingly, the securities have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

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For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Ordinary Shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Ordinary Shares. The securities may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred en bloc without subdivision to a single investor.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired our securities under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (c) where no consideration is or will be given for the transfer; (d) where such transfer is by operation of law; or (e) as specified in Section 276(7) of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

Socialist Republic of Vietnam

This document has not been and will not be registered or filed with, or approved by, and the securities have not been and will not be registered or filed with, or approved by, the State Securities Commission of Vietnam pursuant to securities laws of Vietnam and may not be offered or sold in Vietnam through a public offering or in circumstances which constitute an offer within the meaning of the securities laws of Vietnam.

115

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and expenses, which are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares by us. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

SEC registration fee	US$	2,451
FINRA filing fee	US$	5,530
Nasdaq listing fee	US$	55,000
Printing and engraving expenses	US$	12,500
Legal fees and expenses	US$	729,000
Accounting fees and expenses	US$	596,000
Miscellaneous (1)	US$	99,519
Total	US$	1,500,000

(1) Includes financial advisory fees, due diligence expenses, transfer agent fees and other miscellaneous expenses.

LEGAL MATTERS

Certain legal matters in connection with this offering with respect to United States federal securities law will be passed upon us by Schlueter & Associates, P.C. The validity of the Ordinary Shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Appleby. Certain legal matters as to Singapore law will be passed upon for us by Trident Law Corporation and certain legal matters as to Vietnam law will be passed upon for us by Investpush Legal. The underwriters are being represented by Lucosky Brookman LLP with respect to the law of the State of New York and as to United States federal securities laws.

EXPERTS

The consolidated financial statements as of and for the year ended December 31, 2022, and 2023, included in this prospectus have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the consolidated financial statements). Such consolidated financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of Onestop Assurance PAC is located at 10 Anson Road, #06-15 International Plaza, Singapore 079903.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Ordinary Shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. We maintain a website at www.belive.technology, at which, following completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

116

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements as of and for the years ended

December 31, 2023 and 2022

Unaudited Interim Condensed Consolidated Financial Statements as of and for the six months ended

June 30, 2024 and 2023

F-1

BELIVE HOLDINGS AND ITS SUBSIDIARIES

CONSOLIDATED FINANCIAL

STATEMENTS FOR THE FINANCIAL

YEARS ENDED DECEMBER 31, 2023 AND 2022

F-2

BELIVE HOLDINGS AND ITS SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of BeLive Holdings

Opinion on the Financial Statements

We have audited the accompanying statements of financial position of BeLive Holdings and its Subsidiaries (the Group) as of December 31, 2023 and 2022, and January 1, 2022 and the related consolidated statements of profit or loss and other comprehensive income, change in equity, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2023, and 2022, and January 1, 2022 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Restatement of Previously Issued Financial Statements

As discussed in Note 27 to the consolidated financial statements, the 2022 consolidated financial statements has been restated to correct misstatements.

Basis for Opinion

These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC

We have served as the group’s auditor since 2024.

Singapore

July 2, 2024 except for Note 9 as to which the date is August 14,2024

F-3

BELIVE HOLDINGS AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

	Note	2023	2022
		S$	S$
			(Restated)

Revenue	4	3,090,361	4,189,838
Cost of sales		(1,391,923)	(1,608,781)
Gross profit		1,698,438	2,581,057
Other income	5	255,292	381,235
Fair value gain on redeemable, convertible, and cumulative preference shares (“RCCPS”)	23	-	3,200,000
Less: Expenses
- Marketing		(327,782)	(413,254)
- Administrative expenses		(3,457,587)	(3,409,099)
- Provision for expected credit loss (“ECL”)	21(a)(i)	(26,049)	-
- Bad debt written off	21(a)(i)	(227,067)	(696,526)
- Finance cost	6	(9,414)	(2,310)
(Loss)/profit before tax	7	(2,094,169)	1,641,103
Income tax expenses	8	-	(5,202)
(Loss)/profit for the year		(2,094,169)	1,635,901
Other comprehensive loss:
Items that may be reclassified subsequently to profit or loss:
- Exchange differences on translation of foreign operations		(1,663)	(1,050)
Total comprehensive (loss)/income for the year		(2,095,832)	1,634,851
(Loss)/profit per share for the loss attributable to owners of the Company (in dollar)
Basic	9	(0.31)	1.89
Diluted	9	(0.31)	0.25

F-4

BELIVE HOLDINGS AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As at December 31, 2023 and 2022

(in Singapore Dollars)

	Note	December 31, 2023	December 31, 2022	January 1, 2022
		S$	S$	S$
			(Restated)

ASSETS
Non-current assets
Plant and equipment, net	10	120,445	261,225	71,520
Intangible assets, net	11	855,950	825,987	231,100
		976,395	1,087,212	302,620

Current assets
Trade and other receivables, net	12	438,447	1,946,496	753,501
Contract assets	13	11,931	361,493	139,601
Amount due from shareholder	14	-	-	3,750,000
Cash	15	197,709	216,752	225,348
		648,087	2,524,741	4,868,450
Total assets		1,624,482	3,611,953	5,171,070

EQUITY AND LIABILITIES
LIABILITIES
Non-current liabilities
Lease liabilities	18	19,151	32,403	-
RCCPS	23	-	-	21,200,000
		19,151	32,403	21,200,000
Current liabilities
Trade and other payables	19	447,069	581,277	662,464
Income tax payable		-	5,214	280
Amount due to shareholder	14	-	-	50,000
Lease liabilities	18	41,409	115,459	15,577
		488,478	701,950	728,321
Total liabilities		507,629	734,353	21,928,321

EQUITY
Share capital	16	4,559	4,324	4,324
Accumulated losses		(22,045,101)	(19,950,932)	(21,586,833)
Reserves	17	23,157,395	22,824,208	4,825,258
		1,116,853	2,877,600	(16,757,251)

Total equity and liabilities		1,624,482	3,611,953	5,171,070

F-5

BELIVE HOLDINGS AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGE IN EQUITY

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

	Share Capital	Share Premium	Accumulated losses	Other reserve (Note 17)	Foreign currency translation reserve (Note 17)	Total
	S$	S$	S$	S$	S$	S$

2022 Balance at January 1, 2022 (restated)	4,324	-	(21,586,833)	4,824,575	683	(16,757,251)
Conversion of RCCPS (Note 24) (restated)	-	-	-	18,000,000	-	18,000,000
Profit for the year (restated)	-	-	1,635,901	-	-	1,635,901
Other comprehensive income	-	-	-	-	(1,050)	(1,050)
Total comprehensive income for the year	-	-	1,635,901	-	(1,050)	1,634,851
At December 31, 2022 (restated)	4,324	-	(19,950,932)	22,824,575	(367)	2,877,600
2023 Balance at January 1, 2023	4,324	-	(19,950,932)	22,824,575	(367)	2,877,600
Issuance of shares	235	334,850	-	-	-	335,085
Loss for the year	-	-	(2,094,169)	-	-	(2,094,169)
Other comprehensive loss	-	-	-	-	(1,663)	(1,663)
Total comprehensive loss for the year	-	-	(2,094,169)	-	(1,663)	(2,095,832)
At December 31, 2023	4,559	334,850	(22,045,101)	22,824,575	(2,030)	1,116,853

F-6

BELIVE HOLDINGS AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

	Note	2023	2022
		S$	S$
			(Restated)

Cash flows from operating activities
(Loss)/profit before tax		(2,094,169)	1,641,103
Adjustments for:
Depreciation of plant and equipment	10	207,649	123,006
Amortization of intangible assets	11	217,124	85,474
Provision for expected credit loss		26,049	-
Bad debt written off		227,067	696,526
Interest income		(6,467)	-
Interest expense		9,414	2,310
Fair value (gain)/loss on RCCPS	24	-	(3,200,000)
Loss on disposal of plant and equipment	7	-	245
Loss on plant and equipment written-off	7	1,731	7,925
Operating cash flows before working capital changes		(1,411,602)	(643,411)
Changes in working capital:
Trade and other receivables		1,254,933	(1,889,521)
Contract assets		349,562	(221,892)
Amount due from shareholder		-	(50,000)
Trade and other payables		(134,208)	(81,187)
Cash generated from/(used in) operations		58,685	(2,886,011)
Interest received		6,467	-
Income tax paid		(5,214)	(268)
Net cash generated from/(used in) operating activities		59,938	(2,886,279)

Cash flows from investing activities
Purchase of plant and equipment		(2,145)	(113,154)
Capitalization of intangible assets		(247,087)	(680,361)
Proceeds from disposal of plant and equipment		-	802
Net cash used in investing activities		(249,232)	(792,713)

Cash flows from financing activities
Proceeds from issuance of RCCPS		-	3,750,000
Proceeds from issuance of shares		335,085	-
Interest paid		(9,414)	(2,310)
Repayment of principal portion of lease liabilities		(153,757)	(76,244)
Net cash generated from financing activities		171,914	3,671,446

Net (decrease)/increase in cash and cash equivalents		(17,380)	(7,546)
Effect of exchange rate changes on cash and cash equivalents		(1,663)	(1,050)
Cash and cash equivalents at January 1		216,752	225,348
Cash and cash equivalents at December 31	15	197,709	216,752

F-7

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

1.	General

BeLive Holdings (“the Company”, and together with its subsidiaries, “the Group”) was incorporated on February 24, 2023 and domiciled in the Cayman Islands. The address of its registered office is Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, George Town, Grand Cayman, KY1-1106, Cayman Islands.

BeLive Technology Group Ltd. (“BeLive BVI”), a wholly-owned subsidiary of the Company, was incorporated on March 7, 2023 and domiciled in British Virgin Islands. The address of its registered office is at Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands.

BeLive Technology Pte. Ltd. (“BeLive SG”), a wholly-owned subsidiary of BeLive BVI, was incorporated on June 18, 2014 and domiciled in Singapore. The address of its registered office is at 26A Ann Siang Road, #03-00, Singapore 069706.

BeLive Technology (Vietnam) Company Ltd. (“BeLive Vietnam”), a wholly-owned subsidiary of BeLive SG, was incorporated on June 16, 2021 and domiciled in Vietnam. The address of its registered office is at 133 Duong Ba Trac, Ward 1, District 8, Ho Chi Minh City, Vietnam.

The principal activities of the Group are those related to development of software and programming activities.

On June 9, 2023, the Shareholders of BeLive SG (the “Shareholders”) have agreed to sell and BeLive BVI has agreed to buy the entire issued share capital of BeLive SG in consideration for the Company to allot and issue an aggregate of 32,268,663 fully paid ordinary shares of par value US$0.0001 each at the aggregate issue price of US$3,227.

As BeLive SG, BeLive BVI and the Company are under common control, the series of contractual arrangements between BeLive SG, BeLive BVI and the Company in 2023 constituted a reorganization under common control. The consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods. This includes a retrospective presentation for all equity related disclosures, including issued share capital, which have been revised to reflect the effects of the reorganization in accordance with International Financial Reporting Standards (“IFRS”) as of January 1, 2022, December 31, 2022 and 2023. Consequently, in accordance with this policy being applied to these consolidated financial statements, as of December 31, 2022 and 2023, BeLive SG had 32,268,663 and 34,026,203 issued and fully paid ordinary share, respectively.

F-8

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

1.	General (Continued)

Information about subsidiaries

Details of the Company’s principal subsidiaries are as follows:-

Name	Principal activities	Country of business/ incorporation

BeLive BVI	Investment holding	British Virgin Islands

BeLive SG	Development of other software and programming activities	Singapore

BeLive Vietnam	Computer programming and system administration	Vietnam

2.	Basis of preparation of consolidated financial statements and material accounting policy information

2.1	Basis of preparation

The consolidated financial statements of the Group have been prepared in accordance with IFRS as issued by the International Accounting Standards Board (“IASB”). The IASB has issued a number of new and revised IFRS Accounting Standards. In preparing the consolidated financial statements, the Group has consistently applied all new and revised IFRS Accounting Standards throughout the reporting period.

These consolidated financial statements have been prepared on a historical cost convention except for share options and cumulative preference shares (“RCCPS”) which are measured at fair value.

The preparation of consolidated financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions.

The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 3.

F-9

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.2	Standards issued but not yet effective

The Group has not early applied the following new and amendments to IFRSs that have been issued but are not yet effective:

Amendments to IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture[1]
Amendments to IFRS 16	Lease Liability in a Sale and Leaseback[2]
Amendments to IAS 1	Classification of Liabilities as Current or Non-current and related amendments to Hong Kong Interpretation 5 (2020)[2]
Amendments to IAS 1	Non-current Liabilities with Covenants[2]
Amendments to IAS 7 and IFRS 7	Supplier Finance Arrangements[2]
Amendments to IAS 21	Lack of Exchangeability[3]

1 Effective for annual periods beginning on or after a date to be determined.

2 Effective for annual periods beginning on or after 1 January 2024.

3 Effective for annual periods beginning on or after 1 January 2025.

The directors of the Company anticipate that the application of new and amendments to IFRSs will have no material impact on the consolidated financial statements in the foreseeable future.

2.3	Material accounting policy information
(a)	Basis of consolidation

The consolidated financial statements comprise the consolidated financial statements of the Company and its subsidiaries as at December 31, 2023 and 2022. A subsidiary is an entity (including a structured entity), directly or indirectly, controlled by the Company. Control is achieved when the Company is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee (i.e., existing rights that give the Company the current ability to direct the relevant activities of the investee).

When the Company has, directly or indirectly, less than a majority of the voting or similar rights of an investee, the Company considers all relevant facts and circumstances in assessing whether it has power over an investee, including:-

●	the contractual arrangement with the other vote holders of the investee;
●	rights arising from other contractual arrangements; and
●	the Group’s voting rights and potential voting rights.

The consolidated financial statements of subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. The results of subsidiaries are consolidated from the date on which the Group obtains control and continue to be consolidated until the date that such control ceases.

Profit or loss and each component of other comprehensive income (“OCI”) are attributed to the owners of the parent of the Group and to the non-controlling interests, even if this results in the non-controlling interest having a deficit balance. All intra-group transactions, balances, income, and expenses are eliminated in full on consolidation.

F-10

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(a)	Basis of consolidation (continued)

The Group reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control described in the accounting policy for subsidiaries below.

Changes in the Group’s ownership interests in subsidiaries that do not result in the Group losing control over the subsidiaries are accounted for as equity transactions.

When the Group loses control of a subsidiary, the profit or loss on disposal is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any investment retained and (ii) the previous carrying amount of the assets (including goodwill), and liabilities of the subsidiary and any non-controlling interests. The Group’s share of components previously recognized in consolidated other comprehensive income is reclassified to the consolidated statements of profit or loss or retained profits, as appropriate, on the same basis as would be required if the Group had directly disposed of the related assets or liabilities.

The Group can elect to apply an optional concentration test, on a transaction-by-transaction basis, that permits a simplified assessment of whether an acquired set of activities and assets is not a business. The concentration test is met if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. The gross assets under assessment exclude cash and cash equivalents, deferred tax assets, and goodwill resulting from the effects of deferred tax liabilities. If the concentration test is met, the set of activities and assets is determined not to be a business, and no further assessment is needed.

F-11

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(b)	Taxes

Income tax and deferred tax

Income tax represents the sum of current and deferred tax. Income tax relating to items recognized outside profit or loss is recognized outside profit or loss, either in consolidated other comprehensive income or directly in equity.

Current tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period, taking into consideration interpretations and practices prevailing in the countries in which the Group operates.

Deferred tax is provided, using the liability method, on all temporary differences at the end of the reporting period between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognized for all taxable temporary differences, except:-

●	when the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

●	in respect of taxable temporary differences associated with investments in subsidiaries, associates, and joint ventures, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

F-12

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(b)	Taxes (continued)

Income tax and deferred tax (continued)

Deferred tax assets are recognized for all deductible temporary differences, the carryforward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences, the carryforward of unused tax credits and unused tax losses can be utilized, except:

●	When the deferred tax asset relating to the deductible temporary differences arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

●	in respect of deductible temporary differences associated with investments in subsidiaries, associates and joint ventures, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

in respect of deductible temporary differences associated with investments in subsidiaries, associates and joint ventures, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at the end of each reporting period and are recognized to the extent that it has become probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be recovered.

F-13

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(b)	Taxes (continued)

Income tax and deferred tax (continued)

Deferred tax is calculated, without discounting, at the tax rates that are expected to apply in the period when the asset is realized or the liability is settled, based on the tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Sales tax

Revenues, expenses, and assets are recognized net of the amount of sales tax except:

●	where the sales tax incurred on a purchase of assets or services is not recoverable from the taxation authority, in which case the sales tax is recognized as part of the cost of acquisition of the asset or as part of the expense item as applicable; and

●	receivables and payables that are stated with the amount of sales tax included.

The net amount of sales tax recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the consolidated statements of financial position.

(c)	Foreign currency transactions and translation

The consolidated financial statements are presented in Singapore Dollars (“S$”), which is also the Company’s functional currency. Each entity in the Group determines its own functional currency and items included in the consolidated financial statements of each entity are measured using that functional currency. All financial information presented in Singapore Dollars has been rounded to the nearest dollar, unless otherwise indicated.

F-14

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(c)	Foreign currency transactions and translation

(i)	Transactions and balances

Transactions in foreign currencies are measured in the respective functional currencies of the Company and its subsidiaries and are recorded on initial recognition in the functional currencies at exchange rates approximating those ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the end of the reporting period. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was measured.

Exchange differences arising on the settlement of monetary items or on translating monetary items at the end of the reporting period are recognized in consolidated statement of profit or loss.

(ii)	Consolidated financial statements

For consolidation purpose, the assets and liabilities of foreign operations are translated into Singapore Dollars at the rate of exchange ruling at the end of the reporting period and their profit or loss are translated at the exchange rates prevailing at the date of the transactions. The exchange differences arising on the translation are recognized in consolidated other comprehensive income. On disposal of a foreign operation, the component of other comprehensive income relating to that particular foreign operation is recognized in consolidated statement of profit or loss.

F-15

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(d)	Plant and equipment

All items of plant and equipment are initially recorded at cost. Subsequent to recognition, plant and equipment are measured at cost less accumulated depreciation and any accumulated impairment losses.

The cost of an item of property, plant and equipment comprises its purchase price and any directly attributable cost of bringing the asset to its working condition and location for its intended use. Expenditure incurred after the item has been put into operation, such as repairs and maintenance and overhaul costs, is normally charged to the consolidated statement of profit or loss the year in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in future economic benefits expected to be obtained from the use of the item, the expenditure is capitalized as an additional cost of the item. When an item of property, plant and equipment is sold, its cost and accumulated depreciation are removed from the consolidated financial statements and any gain or loss resulting from the disposal, being the difference between the net disposal proceeds and the carrying amount of the asset, is included in the consolidated statement of profit and loss.

Depreciation is calculated using the straight-line method to allocate depreciable amounts over their estimated useful lives. The estimated useful lives are as follows:

Useful lives
Computer	1 – 3 years
Furniture and fixtures	1 – 5 years
Office equipment	3 years
Renovation	3 years

Where parts of an item of property, plant and equipment have different useful lives, the cost of that item is allocated on a reasonable basis among the parts and each part is depreciated separately. Residual values, useful lives and the depreciation method are reviewed, and adjusted if appropriate, at least at each financial year end.

An item of property, plant and equipment including any significant part initially recognized is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss on disposal or retirement recognized in the consolidated statement of profit or loss in the year the asset is derecognized is the difference between the net sales proceeds and the carrying amount of the relevant asset.

F-16

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(e)	Intangible assets

Intangible assets acquired separately

Intangible assets acquired separately and with finite useful lives are carried at cost less accumulated amortization and accumulated impairment losses, if any. Amortization for intangible assets with finite useful lives is provided on a straight-line basis over their estimated useful lives. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at each financial year end.

Gains or losses arising from derecognition of an intangible asset are measured at the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the consolidated statement of profit or loss when the asset is derecognized.

Research and development expenditure

Expenditure on research activities is recognized as an expense in the period in which it is incurred.

An internally-generated intangible asset arising from development (or from the development phase of an internal project) is recognized if, and only if, all of the following have been demonstrated:-

●	the technical feasibility of completing the intangible asset so that it will be available for use or sale;

●	the intention to complete the intangible asset and use or sell it;

●	the ability to use or sell the intangible asset;

●	how the intangible asset will generate probable future economic benefits;

●	the availability of adequate technical, financial, and other resources to complete the development and to use or sell the intangible asset; and

●	the ability to measure reliably the expenditure attributable to the intangible asset during its development.

F-17

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(e)	Intangible assets (continued)

The amount initially recognized for an internally-generated intangible asset is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria. Where no internally-generated intangible asset can be recognized, development expenditure is charged to the consolidated statement of profit or loss in the period in which it is incurred.

Subsequent to initial recognition, internally-generated intangible assets are measured at cost less accumulated amortization and accumulated impairment losses (if any), on the same basis as intangible assets that are acquired separately.

The Group’s intangible assets have finite useful lives. All intangible assets are amortized on a straight-line basis over the following period:-

Software	5 years

(f)	Impairment of non-financial assets

Where an indication of impairment exists, or when annual impairment testing for an asset is required (other than contract assets), the recoverable amount of the asset is estimated. An asset’s recoverable amount is the higher of the value in use of the asset or cash-generating unit to which it belongs and its fair value less costs to sell, and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets, in which case the recoverable amount is determined for the cash-generating unit to which the asset belongs.

An impairment loss is recognized only if the carrying amount of an asset exceeds its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. An impairment loss is charged to the consolidated statement of profit or loss in the period in which it arises in those expense categories consistent with the function of the impaired asset.

F-18

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(f)	Impairment of non-financial assets (continued)

An assessment is made at the end of each reporting period as to whether there is any indication that previously recognized impairment losses may no longer exist or may have decreased. If such indication exists, the recoverable amount is estimated. A previously recognized impairment loss of an asset is reversed only if there has been a change in the estimates used to determine the recoverable amount of that asset, but not to an amount higher than the carrying amount that would have been determined (net of any depreciation/amortization), had no impairment loss been recognized for the asset in prior years. A reversal of such impairment loss is credited to the consolidated statement of profit or loss in the period in which it arises.

(g)	Investments and other financial assets

Financial assets

Financial assets are recognized when a Group entity becomes a party to the contractual provisions of the instrument. All regular way purchases or sales of financial assets are recognized and derecognized on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace.

Financial assets are initially measured at fair value except for trade receivables arising from contracts with customers which are initially measured in accordance with IFRS 15 Revenue from Contracts with Customers (“IFRS 15”). Transaction costs that are directly attributable to the acquisition of financial assets (other than financial assets at fair value through profit or loss (“FVTPL”)) are added to the fair value of the financial assets, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets at fair value through profit or loss are recognized immediately in consolidated statement of profit or loss.

The effective interest method is a method of calculating the amortized cost of a financial asset and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial asset, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

F-19

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(g)	Investments and other financial assets (continued)

Financial assets (continued)

Interest which is derived from the Group’s ordinary course of business is presented as revenue.

Classification and subsequent measurement of financial assets

Financial assets that meet the following conditions are subsequently measured at amortized cost:

●	the financial asset is held within a business model whose objective is to collect contractual cash flows; and

●	the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Financial assets that meet the following conditions are subsequently measured at fair value through other comprehensive income (“FVTOCI”):

●	the financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling; and

●	the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

F-20

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(g)	Investments and other financial assets (continued)

Financial assets (continued)

All other financial assets are subsequently measured as FVTPL, except that at the date of initial application/initial recognition of a financial asset the Group may irrevocably elect to present subsequent changes in fair value of an equity investment in OCI if that equity investment is neither held for trading nor contingent consideration recognized by an acquirer in a business combination to which IFRS 3 Business Combinations applies.

A financial asset is classified as held for trading if:

●	it has been acquired principally for the purpose of selling in the near term; or

●	on initial recognition it is a part of a portfolio of identified financial instruments that the Group manages together and has a recent actual pattern of short-term profit-taking; or

●	it is a derivative that is not designated and effective as a hedging instrument.

In addition, the Group may irrevocably designate a financial asset that is required to be measured at the amortized cost or FVTOCI as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch.

(i)	Amortized cost and interest income

Interest income is recognized using the effective interest method for financial assets measured subsequently at amortized cost and debt instruments / receivables subsequently measured at FVTOCI. Interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset, except for financial assets that have subsequently become credit-impaired (see below). For financial assets that have subsequently become credit-impaired, interest income is recognized by applying the effective interest rate to the amortized cost of the financial asset from the next reporting period. If the credit risk on the credit-impaired financial instrument improves so that the financial asset is no longer credit-impaired, interest income is recognized by applying the effective interest rate to the gross carrying amount of the financial asset from the beginning of the reporting period following the determination that the asset is no longer credit impaired.

F-21

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(g)	Investments and other financial assets (continued)

Financial assets (continued)

Impairment of financial assets

The Group recognizes a loss allowance for expected credit losses (“ECL”) on financial assets which are subject to impairment under IFRS 9 (including trade and other receivables, contract assets and amount due from shareholder). The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition.

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of the relevant instrument. In contrast, 12-month ECL (“12m ECL”) represents the portion of lifetime ECL that is expected to result from default events that are possible within 12 months after the reporting date. Assessments are done based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions, and an assessment of both the current conditions at the reporting date as well as the forecast of future conditions.

The Group always recognizes lifetime ECL for trade and other receivables, contract assets and amount due from shareholder. The ECL on these assets are assessed individually for debtors with significant balances and/or collectively using a provision matrix with appropriate groupings.

For all other instruments, the Group measures the loss allowance equal to 12m ECL, unless when there has been a significant increase in credit risk since initial recognition, the Group recognizes lifetime ECL. The assessment of whether lifetime ECL should be recognized is based on significant increases in the likelihood or risk of a default occurring since initial recognition.

(i)	Significant increase in credit risk

In assessing whether the credit risk has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort.

F-22

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(g)	Investments and other financial assets (continued)

Financial assets (continued)

Impairment of financial assets (continued)

(i)	Significant increase in credit risk (continued)

In particular, the following information is taken into account when assessing whether credit risk has increased significantly:

●	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;
●	significant deterioration in external market indicators of credit risk, e.g. a significant increase in the credit spread, the credit default swap prices for the debtor;
●	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;
●	an actual or expected significant deterioration in the operating results of the debtor;
●	an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Group presumes that the credit risk has increased significantly since initial recognition when contractual payments are more than 60 days past due, unless the Group has reasonable and supportable information that demonstrates otherwise.

The Group regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

F-23

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(g)	Investments and other financial assets (continued)

Financial assets (continued)

(ii)	Definition of default

For internal credit risk management, the Group considers an event of default occurs when information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Group, in full (without taking into account any collaterals held by the Group).

Irrespective of the above, the Group considers that default has occurred when a financial asset is more than 365 days past due unless the Group has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.

(iii)	Credit-impaired financial assets

A financial asset is credit-impaired when one or more events of default that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:

(a)	significant financial difficulty of the issuer or the borrower;
(b)	a breach of contract, such as a default or past due event;
(c)	the lender(s) of the borrower, for economic or contractual reasons relating to the borrower’s financial difficulty, having granted to the borrower a concession(s) that the lender(s) would not otherwise consider;
(d)	it is becoming probable that the borrower will enter bankruptcy or other financial reorganization; or
(e)	the disappearance of an active market for that financial asset because of financial difficulties.

(iv)	Write-off policy

The Group writes off a financial asset when there is information indicating that the counterparty is in severe financial difficulty and there is no realistic prospect of recovery, for example, when the counterparty has been placed under liquidation or has entered into bankruptcy proceedings, or in the case of trade receivables, when the amounts are over one year past due, whichever occurs sooner. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. A write-off constitutes a derecognition event. Any subsequent recoveries are recognized in consolidated statement of profit or loss.

F-24

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(g)	Investments and other financial assets (continued)

Financial assets (continued)

Impairment of financial assets (continued)

(v)	Measurement and recognition of ECL

The measurement of ECL is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information. Estimation of ECL reflects an unbiased and probability-weighted amount that is determined with the respective risks of default occurring as the weights.

Generally, the ECL is the difference between all contractual cash flows that are due to the Group in accordance with the contract and the cash flows that the Group expects to receive, discounted at the effective interest rate determined at initial recognition.

Where ECL is measured on a collective basis or specifically for cases where evidence at the individual instrument level may not yet be available, the financial instruments are grouped on the following basis:

●	Nature of financial instruments (i.e. the Group’s trade and other receivables and contract assets are each assessed as a separate group. Amount due from shareholder is assessed for expected credit loss on an individual basis);
●	Past-due status;
●	Nature, size, and industry of debtors; and
●	External credit ratings where available.

The grouping is regularly reviewed by management to ensure the constituents of each group continue to share similar credit risk characteristics.

Interest income is calculated based on the gross carrying amount of the financial asset unless the financial asset is credit impaired, in which case interest income is calculated based on amortized cost of the financial asset.

F-25

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(h)	Derecognition of financial assets

A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is primarily derecognized (i.e., removed from the Group’s consolidated statements of financial position) when:

●	the rights to receive cash flows from the asset have expired; or

●	The Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a “pass-through” arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset but has transferred control of the asset.

When the Group has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, it evaluates if and to what extent it has retained the risk and rewards of ownership of the asset.

Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Group could be required to repay.

On derecognition of a financial asset measured at amortized cost, the difference between the asset’s carrying amount and the sum of the consideration received, and receivable is recognized in consolidated statement of profit or loss.

(i)	Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax from the proceeds.

Preference shares, if mandatorily redeemable at a specific date or redeemable at the option of the holder, are classified as liabilities. The dividend on these preference shares is recognized in the consolidated statement of profit or loss, if any.

F-26

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(j)	Financial liabilities

Initial recognition and measurement

Financial liabilities are classified, at initial recognition, as financial liabilities at fair value through profit or loss and loans and borrowings, as appropriate.

All financial liabilities are recognized initially at fair value and, in the case of loans and borrowings, net of directly attributable transaction costs.

The Group’s financial liabilities include trade and other payables, amount due to shareholder, lease liabilities and RCCPS.

Subsequent measurement

The subsequent measurement of financial liabilities depends on their classification as follows:-

Financial liabilities at fair value through profit or loss

Financial liabilities are classified as at FVTPL when the financial liability is (i) contingent consideration of an acquirer in a business combination to which IFRS 3 applies, (ii) held for trading or (iii) they are designated as at FVTPL.

A financial liability is held for trading if:

●	it has been acquired principally for the purpose of repurchasing it in the near term; or

●	on initial recognition it is part of a portfolio of identified financial instruments that the Group manages together and has a recent actual pattern of short-term profit-taking; or

●	it is a derivative, except for a derivative that is a financial guarantee contract or a designated and effective hedging instrument.

F-27

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(j)	Financial liabilities (continued)

A financial liability other than a financial liability held for trading or contingent consideration of an acquirer in a business combination may be designated as at FVTPL upon initial recognition if:

●	such designation eliminates or significantly reduces a measurement or recognition inconsistency that would otherwise arise; or

●	the financial liability forms part of a group of financial assets or financial liabilities or both, which is managed, and its performance is evaluated on a fair value basis, in accordance with the Group’s documented risk management or investment strategy, and information about the Grouping is provided internally on that basis; or

●	it forms part of a contract containing one or more embedded derivatives, and IFRS 9 permits the entire combined contract to be designated as at FVTPL.

For financial liabilities that are designated as at FVTPL, the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability is recognized in consolidated statement of profit or loss, unless the recognition of the effects of changes in the liability’s credit risk in consolidated other comprehensive income would create or enlarge an accounting mismatch in profit or loss. For financial liabilities that contain embedded derivatives, such as RCCPS, the changes in fair value of the embedded derivatives are excluded in determining the amount to be presented in consolidated other comprehensive income.

Loans and borrowings

After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortized cost, using the effective interest rate method unless the effect of discounting would be immaterial, in which case they are stated at cost. Gains and losses are recognized in the consolidated statement of profit or loss when the liabilities are derecognized as well as through the effective interest rate amortization process.

Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the effective interest rate. The effective interest rate amortization is included in finance costs in the consolidated statement of profit or loss.

Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in consolidated statement of profit or loss.

(k)	Dividends

Interim dividends are simultaneously proposed and declared, because the Company’s memorandum and articles of association grant the directors the authority to declare interim dividends. Consequently, interim dividends are recognized immediately as a liability when they are proposed and declared.

F-28

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(l)	Leases

Definition of a lease

A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

For contracts entered into or modified or arising from business combinations on or after the date of initial application, the Group assesses whether a contract is or contains a lease based on the definition under IFRS 16 at inception, modification date or acquisition date, as appropriate. Such contract will not be reassessed unless the terms and conditions of the contract are subsequently changed.

The Group as a lessee

Allocation of consideration to components of a contract

For a contract that contains a lease component and one or more additional lease or non-lease components, the Group allocates the consideration in the contract to each lease component on the basis of the relative stand- alone price of the lease component and the aggregate stand-alone price of the non-lease components.

Short-term leases and leases of low-value assets

The Group applies the short-term lease recognition exemption to leases of office that have a lease term of 12 months or less from the commencement date and do not contain a purchase option. Lease payments on short-term leases are recognized as expense on a straight-line basis or another systematic basis over the lease term.

Right-of-use assets

The cost of right-of-use asset includes:

●	the amount of the initial measurement of the lease liability;

●	any lease payments made at or before the commencement date, less any lease incentives received;

●	any initial direct costs incurred by the Group; and

●	an estimate of costs to be incurred by the Group in dismantling and removing the underlying assets, restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease.

Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities other than adjustments to lease liabilities resulting from Covid-19-related rent concessions in which the Group applied the practical expedient.

Right-of-use assets in which the Group is reasonably certain to obtain ownership of the underlying leased assets at the end of the lease term are depreciated from commencement date to the end of the useful life. Otherwise, right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term.

F-29

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(l)	Leases (continued)

The Group as a lessee (continued)

Right-of-use assets (continued)

The Group presents right-of-use assets that do not meet the definition of investment property or inventory in “property, plant and equipment”, the same line item within which the corresponding underlying assets would be presented if they were owned.

Refundable rental deposits

Refundable rental deposits paid are accounted under IFRS 9 and initially measured at fair value. Adjustments to fair value at initial recognition are considered as additional lease payments and included in the cost of right-of-use assets.

Lease liabilities

At the commencement date of a lease, the Group recognizes and measures the lease liability at the present value of lease payments that are unpaid at that date. In calculating the present value of lease payments, the Group uses the incremental borrowing rate at the lease commencement date if the interest rate implicit in the lease is not readily determinable.

The lease payments include:

●	fixed payments (including in-substance fixed payments) less any lease incentives receivable;

●	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

●	amounts expected to be payable by the Group under residual value guarantees;

●	the exercise price of a purchase option if the Group is reasonably certain to exercise the option; and

●	payments of penalties for terminating a lease, if the lease term reflects the Group exercising an option to terminate the lease.

After the commencement date, lease liabilities are adjusted by interest accretion and lease payments.

The Group remeasures lease liabilities (and makes a corresponding adjustment to the related right-of-use assets) whenever:

●	the lease term has changed or there is a change in the assessment of exercise of a purchase option, in which case the related lease liability is remeasured by discounting the revised lease payments using a revised discount rate at the date of reassessment.

●	the lease payments change due to changes in market rental rates following a market rent review/expected payment under a guaranteed residual value, in which cases the related lease liability is remeasured by discounting the revised lease payments using the initial discount rate.

F-30

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(l)	Leases (continued)

The Group as a lessee (continued)

Lease liabilities (continued)

The Group presents lease liabilities as a separate line item on the consolidated statements of financial position.

Lease modifications

Except for Covid-19-related rent concessions in which the Group applied the practical expedient, the Group accounts for a lease modification as a separate lease if:

●	the modification increases the scope of the lease by adding the right to use one or more underlying assets; and

●	the consideration for the leases increases by an amount commensurate with the stand-alone price for the increase in scope and any appropriate adjustments to that stand-alone price to reflect the circumstances of the particular contract.

For a lease modification that is not accounted for as a separate lease, the Group remeasures the lease liability based on the lease term of the modified lease by discounting the revised lease payments using a revised discount rate at the effective date of the modification.

The Group accounts for the remeasurement of lease liabilities by making corresponding adjustments to the relevant right-of-use asset. When the modified contract contains a lease component and one or more additional lease or non-lease components, the Group allocates the consideration in the modified contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand-alone price of the non-lease components.

Covid-19-related rent concessions

In relation to rent concessions that occurred as a direct consequence of the Covid-19 pandemic, the Group has elected to apply the practical expedient not to assess whether the change is a lease modification if all of the following conditions are met:

●	the change in lease payments results in revised consideration for the lease that is substantially the same as, or less than, the consideration for the lease immediately preceding the change;

●	any reduction in lease payments affects only payments originally due on or before June 30, 2022; and

●	there is no substantive change to other terms and conditions of the lease.

A lessee applying the practical expedient accounts for changes in lease payments resulting from rent concessions the same way as if the changes are not lease modifications. Forgiveness or waiver of lease payments is accounted for as variable lease payments. The related lease liabilities are adjusted to reflect the amounts forgiven or waived with a corresponding adjustment recognized in the consolidated statement of profit or loss in the period in which the event occurs.

F-31

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(m)	Provisions

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and the amount of the obligation can be estimated reliably.

Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of economic resources will be required to settle the obligation, the provision is reversed. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability. When discounting is used, the increase in the provision due to the passage of time is recognized as a finance cost.

(n)	Revenue recognition

Revenue from contracts with customers

Under IFRS 15, the Group recognizes revenue when (or as) a performance obligation is satisfied, i.e. when “control” of the goods or services underlying the particular performance obligation is transferred to the customer. In addition, the services provided by the Group within each contract are distinct performance obligations because each service is unique and is independent from each other.

A performance obligation represents a good or service (or a bundle of goods or services) that is distinct or a series of distinct goods or services that are substantially the same.

Control is transferred over time and revenue is recognized over time by reference to the progress towards complete satisfaction of the relevant performance obligation if one of the following criteria is met:

●	the customer simultaneously receives and consumes the benefits provided by the Group’s performance as the Group performs;
●	The Group’s performance creates and enhances an asset that the customer controls as the Group performs; or
●	The Group’s performance does not create an asset with an alternative use to the Group and the Group has an enforceable right to payment for performance completed to date.

F-32

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(n)	Revenue recognition (continued)

Otherwise, revenue is recognized at a point in time when the customer obtains control of the distinct good or service.

A contract asset represents the Group’s right to consideration in exchange for goods or services that the Group has transferred to a customer that is not yet unconditional. It is assessed for impairment in accordance with IFRS 9. In contrast, a receivable represents the Group’s unconditional right to consideration, i.e. only the passage of time is required before payment of that consideration is due.

A contract liability represents the Group’s obligation to transfer goods or services to a customer for which the Group has received consideration (or an amount of consideration is due) from the customer.

A contract asset and a contract liability relating to a contract are accounted for and presented on a net basis.

Over time revenue recognition: measurement of progress towards complete satisfaction of a performance obligation

Output method

The progress towards complete satisfaction of a performance obligation is measured based on the output method, which is to recognize revenue on the basis of direct measurements of the value of the goods or services transferred to the customer to date relative to the remaining goods or services promised under the contract, that best depict the Group’s performance in transferring control of goods or services. There are different key milestones that highlight the progress of the technical and/or product development. Such key milestones would depict the Group’s performance towards complete satisfaction of its obligation.

F-33

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(n)	Revenue recognition (continued)

Variable consideration

For contracts that contain rights of return and volume rebates, the Group estimates the amount of consideration to which it will be entitled using either (a) the expected value method or (b) the most likely amount, depending on which method better predicts the amount of consideration to which the Group will be entitled.

The estimated amount of variable consideration is included in the transaction price only to the extent that it is highly probable that such an inclusion will not result in a significant revenue reversal in the future when the uncertainty associated with the variable consideration is subsequently resolved.

At the end of each reporting period, the Group updates the estimated transaction price (including updating its assessment of whether an estimate of variable consideration is constrained) to represent faithfully the circumstances present at the end of the reporting period and the changes in circumstances during the reporting period.

Refund liabilities

The Group recognizes a refund liability if the Group expects to refund some, or all of the consideration received from customers.

Principal versus agent

When another party is involved in providing goods or services to a customer, the Group determines whether the nature of its promise is a performance obligation to provide the specified goods or services itself (i.e. the Group is a principal) or to arrange for those goods or services to be provided by the other party (i.e. the Group is an agent).

The Group is a principal if it controls the specified good or service before that good or service is transferred to a customer.

The Group is an agent if its performance obligation is to arrange for the provision of the specified good or service by another party. In this case, the Group does not control the specified good or service provided by another party before that good or service is transferred to the customer. When the Group acts as an agent, it recognizes revenue in the amount of any fee or commission to which it expects to be entitled in exchange for arranging for the specified goods or services to be provided by the other party

F-34

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(n)	Revenue recognition (continued)

Further details of the Group’s revenue and other income recognition policies are as follows:-

Installation fee and Source code

Revenue from installation fee and source code are recognized over time based on the services that have been performed and rendered to the customers. They are recognized over time because the services, milestone obligations and each specific price is set out in the contract and would need to be fulfilled and completed before revenue can be recognized. Therefore, such revenue is recognized over time based on the services that have been performed and completed. The transaction price is allocated based on the price stated in the contracts with customers.

Revenue from installation fee refers to income earned by the Group by providing bespoke development services to the customers. Such development is by nature white-label and is dependent on the features requested by the customers.

Revenue from source code refers to income earned by the Group through the sale of source code to the customers. This includes the customized software codes that were developed for the clients to power their livestreaming infrastructure. They come in the form of server infrastructure, chat microservices, database infrastructure and other interactive features such as virtual gifts, polls, quizzes, or ecommerce cart that the customer requested. There are no development services rendered by the Group to such customers. There are different phases that follow after the signing of a source code contract and it will take a period of time to complete, including the deployment of customer’s code repository, user acceptance test and an assurance-type warranty period.

In the category of installation fee and source code, no software licenses are included as they are categorized under subscription fees.

F-35

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(n)	Revenue recognition (continued)

Subscription fees

Revenue from subscription fee is recognized over time on a monthly basis as the services have been performed and rendered. The transaction price is allocated based on the price stated in the contracts with customers.

Server fees

Revenue from server fees is recognized over time on a monthly basis based on the server usage of the customers. The transaction price is allocated based on the price stated in the contracts with the customers.

Transaction Price of Performance Obligations

Selling price for each performance obligation as stated in the contract represents the standalone selling price of the goods and services for which they can be sold separately.

Miscellaneous income

Revenue from miscellaneous income is recognized at a point in time based on the services that have been performed and rendered to the customers.

Revenue from miscellaneous income refers to income earned through incentives and commissions from different partners.

Interest income

Interest income is recognized using the effective interest method. The effective interest rate is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset, or where appropriate, a shorter period.

F-36

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(o)	Other employee benefits

(i)	Defined contribution plans

The Group participates in the national pension schemes as defined by the laws of the countries in which it has operations. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

(ii)	Short-term employee benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognized for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee, and the obligation can be estimated reliably.

(iii)	Share-based payments

The Group operates a share option scheme which is an equity-settled share-based compensation enabling eligible employees of the Group to receive share options for subscribing the shares of the Company (“equity-settled transactions”).

The cost of equity-settled transactions is recognized, together with a corresponding increase in equity, over the period in which the performance and/or service conditions are fulfilled in share option expense. The cumulative expense recognized for equity-settled transactions at the end of each reporting period until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the number of equity instruments that will ultimately vest. The charge or credit to the consolidated statement of profit or loss for a period represents the movement in the cumulative expense recognized as at the beginning and end of that period.

No expense is recognized for awards that do not ultimately vest, except for equity-settled transactions where vesting is conditional upon a market or non-vesting condition, which are treated as vesting irrespective of whether or not the market or non-vesting condition is satisfied, provided that all other performance and/or service conditions are satisfied.

Where the terms of an equity-settled award are modified, as a minimum an expense is recognized as if the terms had not been modified if the original terms of the award are met. In addition, an expense is recognized for any modification that increases the total fair value of the share-based payments or is otherwise beneficial to the employee as measured at the date of modification.

Where an equity-settled award is cancelled, it is treated as if it had vested on the date of cancellation, and any expense not yet recognized for the award is recognized immediately. This includes any award where non-vesting conditions within the control of either the Group or the employee are not met. However, if a new award is substituted for the cancelled award and is designated as a replacement award on the date that it is granted, the cancelled and new awards are treated as if they were a modification of the original award, as described in the previous paragraph.

F-37

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

2.3	Material accounting policy information (continued)
(p)	Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and demand deposits, and short-term highly liquid investments which are readily convertible into known amounts of cash, are subject to an insignificant risk of changes in value and have a short maturity of generally within three months when acquired.

(q)	Related parties

(a)	A person, or a close member of that person’s family, is related to the Group if that person:-

(i)	has control or joint control over the Group;

(ii)	has significant influence over the Group; or

(iii)	is a member of key management personnel of the Group or the Group’s parent;

or

(b)	An entity is related to the Group if any of the following conditions applies:-

(i)	the entity and the Group are members of the same group;

(ii)	one entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member);

(iii)	the entity and the Group are joint ventures of the same third party;

(iv)	one entity is a joint venture of a third entity, and the other entity is an associate of the third entity;

(v)	the entity is a post-employment benefit plan for the benefit of employees of either the Group or an entity related to the Group;

(vi)	the entity is controlled or jointly controlled by a person identified in (a);

(vii)	a person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity); and

(viii)	the entity, or any member of a group of which it is a part, provides key management personnel services to the Group or to the Group’s parent.

Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity and include:

(a)	that person’s children and spouse or domestic partner;

(b)	children of that person’s spouse or domestic partner; and

(c)	dependents of that person or that person’s spouse or domestic partner.

F-38

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

2.	Basis of preparation of consolidated financial statements and material accounting policy information (continued)

(r)	Government grants

Government grants are recognized at their fair value where there is reasonable assurance that the grant will be received, and all attaching conditions will be complied with. When the grant relates to an expense item, it is recognized as income on a systematic basis over the periods that the costs, which it is intended to compensate, are expensed.

(s)	Fair value measurement

The Group measures its derivative financial instruments at fair value at the end of each reporting period. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability, or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Group. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the consolidated financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:-

Level 1 –	based on quoted prices (unadjusted) in active markets for identical assets or liabilities
Level 2 –	based on valuation techniques for which the lowest level input that is significant to the fair value measurement is observable, either directly or indirectly
Level 3 –	based on valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable

For assets and liabilities that are recognized in the consolidated financial statements on a recurring basis, the Group determines whether transfers have occurred between levels in the hierarchy by reassessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

For details, please refer to the Note 21(b) to the consolidated financial statements.

F-39

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

3.	Significant accounting judgements and estimates

The preparation of the consolidated financial statements requires the directors of the Company to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income, and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

The directors of the Company have considered the development, selection and disclosure of the Group’s critical accounting judgements and estimates.

Judgements made in applying accounting policies

In the process of applying the Group’s accounting policies, management has made the following judgements which have the most significant effect on the amounts recognized in the consolidated financial statements:

(a)	Determination of lease term of contracts with extension options

The Group determines the lease term as the non-cancellable term of the lease, together with any period covered by an option to extend the lease if it is reasonably certain to be exercised, or any periods covered by an option to terminate the lease, if it is reasonably certain not be exercised.

The Group has a lease contract that includes an extension option. The Group applies judgement in evaluating whether it is reasonably certain whether or not to exercise the option to extend the lease. That is, it considers all relevant factors that create an economic incentive for it to exercise the extension. After the commencement date, the Group reassesses the lease term to determine whether there is a significant event or change in circumstances that is within its control and affects its ability to exercise or not to exercise the option to extend (e.g. construction of significant leasehold improvements or significant customization to the leased asset).

The Group has not included the extension option for lease of leasehold property as part of the lease term because the Group is not reasonably certain to exercise the option to extend the lease.

F-40

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

3.	Significant accounting judgements and estimates (continued)

(b)	Revenue recognition

Under IFRS 15, control is transferred over time and revenue is recognized over time by reference to the progress towards complete satisfaction of the relevant performance obligation. The Group enters into services contracts with its customers. The services represent a series of distinct services rendered over time and such services are recognized as a performance obligation is satisfied over time as the Group simultaneously transfers the benefit of the services to the customer as it performs. In the opinion of the directors, revenue should be recognized based on the output method.

Key sources of estimation uncertainty

The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period are discussed below. The Group based its assumptions and estimates on parameters available when the consolidated financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising beyond the control of the Group. Such changes are reflected in the assumptions when they occur.

(a)	Provision for ECLs of trade and other receivables

Trade receivables

The Group uses a provision matrix to calculate ECLs for trade receivables. The provision rates are based on days past due for groupings of various customer segments that have similar loss patterns.

The provision matrix is initially based on the Group’s historical observed default rates. The Group will calibrate the matrix to adjust historical credit loss experience with forward-looking information. At every reporting date, historical default rates are updated and changes in the forward-looking estimates are analyzed.

The assessment. Of the correlation between historical observed default rates, forecast economic conditions and ECLs is a significant estimate. The amount of ECLs is sensitive to changes in circumstances and of forecast economic conditions. The Group’s historical credit loss experience and forecast of economic conditions may also not be representative of customer’s actual default in the future. The information about the ECLs on the Group’s trade receivables is disclosed in Note 21(a).

The carrying amount of the Group’s trade receivables as at December 31, 2023 and 2022 are disclosed in Note 12.

F-41

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

3.	Significant accounting judgements and estimates (continued)

Key sources of estimation uncertainty (continued)

(a)	Provision for ECLs of trade and other receivables (continued)

Other receivables

The Group uses a probability of default method to calculate ECLs for other receivables. The probability of default is based on probability of default events that are possible within the next 12-months (a 12-month ECL) for other receivables which there have not been a significant increase in credit risk since initial recognition or probability of default events that are possible over the remaining life of the exposure (a lifetime ECL) for other receivables which there have been a significant increase in credit risk since initial recognition.

The probability of default Is initially based on the Group historical observed default rates. The Group will calibrate the probability to adjust historical credit loss experience with forward-looking information. At every reporting date, historical default rates are updated and changes in the forward-looking estimates are analyzed.

The assessment of the correlation between historical observed default rates, forecast economic conditions and ECLs is a significant estimate. The amount of ECLs is sensitive to changes in circumstances and of forecast economic conditions. The Group’s historical credit loss experience and forecast of economic conditions may also not be representative of debtor’s actual default in the future. The information about the ECLs on the Group’s other receivables are disclosed in Note 21(a).

The carrying amount of the Group’s other receivables as at December 31, 2023 and 2022 are disclosed in Note 12.

F-42

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

3.	Significant accounting judgements and estimates (continued)

Key sources of estimation uncertainty (continued)

(b)	Impairment of plant and equipment and intangible assets

Intangible assets are reviewed for impairment whenever there is an indication that these assets may be impaired. The Group considers the guidance of IFRS 36 in assessing whether there is any indication that an item of the above assets may be impaired. This assessment requires significant judgement.

If any such indication exists, the recoverable amount of the assets is estimated to ascertain the amount of impairment loss. The recoverable amount is defined as the higher of the fair value less cost to sell and value-in-use.

In determining the value-in-use of assets, the Group applies a discounted cash flow model where the future cash flows derived from such assets are discounted at an appropriate rate. Forecasts of future cash flow are estimated based on financial budgets and forecasts approved by the management.

The carrying amount of the plant and equipment and intangible assets as at December 31, 2023 and 2022 are disclosed in Note 10 and Note 11, respectively.

(c)	Estimated useful lives of plant and equipment and intangible assets

The cost of plant and equipment and intangible assets is depreciated on a straight-line basis over the intangible assets’ estimated economic useful lives. The estimated useful life reflects the Group’s estimate of the periods that the Group intends to derive future economic benefits from the use of the Group’s intangible assets.

The carrying amount of the plant and equipment and intangible assets as at December 31, 2023 and 2022 are disclosed in Note 10 and Note 11, respectively.

(d)	Fair value of financial instruments

Where the fair value of financial assets recorded in the consolidated statements of financial position cannot be derived from active markets, they are determined using valuation techniques including the discounted cash flow model. The inputs to these models are taken from observable markets where possible, but where this is not feasible, a degree of judgement is required in establishing fair values. The judgements include considerations of inputs such as liquidity risk, credit risk and volatility. Changes in assumptions about these factors could affect the reported fair value of financial instruments.

(e)	Deferred tax assets

Deferred tax assets are recognized include all unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilized and future deductible temporary difference. Significant judgement is required to determine the amount of deferred tax assets that can be recognized, based upon the likely timing and the level of future taxable profits together with future tax planning strategies.

At the end of the reporting period, the Group has tax losses arising in Singapore of approximately S$7,118,392 (2022: S$3,607,090) that are available indefinitely for offsetting against future taxable profits of BeLive SG. Deferred tax assets have not been recognized in respect of these losses as it is not considered probable that taxable profits will be available against which these tax losses can be utilized.

If the Group was able to recognise all unrecognized deferred tax assets, loss would decrease by approximately S$1,210,000 (2022: profit would increase by approximately S$645,000).

F-43

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

4.	Revenue

	2023	2022
	S$	S$

Gross revenue	3,100,812	4,282,726
Less: Discounts and rebate	(10,451)	(92,888)

	3,090,361	4,189,838

	2023	2022
	S$	S$
Disaggregation of revenue
Revenue from contracts with customers within the scope of IFRS 15, types of goods or services – recognized overtime

Installation fees	596,415	1,165,138
Onboarding fees	6,407	6,897
Subscription fees	1,168,388	368,001
Server costs	147,120	542,351
Source code revenue	1,150,093	2,200,000

	3,068,423	4,282,387
Revenue from contracts with customers within the scope of IFRS 15, types of goods or services – recognized at a point in time

Miscellaneous income	32,389	339

Gross revenue	3,100,812	4,282,726

Discounts	(10,451)	(70,888)
Streaming hours rebate	-	(22,000)
	(10,451)	(92,888)

Net revenue	3,090,361	4,189,838

5.	Other income

	2023	2022
	S$	S$

Interest income	6,467	-
Government grants	148,893	378,682
Rental credit	-	2,553
Exchange gain	96,964	-
Sundry income	2,968	-

	255,292	381,235

The government grants were subsidies granted from the Government in Singapore for several schemes. These conditions had been satisfied in current year.

F-44

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

6.	Finance costs

	2023	2022
	S$	S$

Interest expenses from leases	9,414	2,310

7.	(Loss)/profit before tax

(Loss)/profit before tax has been arrived at after charging/(crediting):

	2023	2022
	S$	S$

Amortization of intangible asset	217,124	85,474
Provision for expected credit loss (“ECL”)	26,049	-
Bad debt written off	227,067	696,526
Depreciation of plant and equipment	207,649	123,006
Employee benefits expense (see below)	1,665,720	1,994,543
Exchange (gain)/loss	(96,964)	115,943
Loss on disposal of plant and equipment	-	245
Loss on plant and equipment written-off	1,731	7,925

Included in the employee benefits expense are as follows:
Salaries, bonuses, and allowances	1,471,162	1,800,863
Employer’s contribution to defined contributions plans	106,688	190,079
Skills development levy	2,035	3,601

Included in the above is key management personnel compensation as follows:

	2023	2022
	S$	S$

Salaries, bonuses, and allowances	264,000	319,320
Employer’s contribution to defined contributions plans	24,888	36,720

	288,888	356,040

F-45

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

8.	Income tax expense

(a)	Major components of income tax expense

No profits tax has been provided for Singapore as there are no assessable profits arising in Singapore during the years ended December 31, 2023 and 2022.

Taxation arising in other jurisdictions is calculated at the rates prevailing in the relevant jurisdictions.

Details of income tax expense recognized in consolidated statement of profit or loss for the years ended December 31, 2023 and 2022 were:

	2023	2022
	S$	S$
Current income tax
- Vietnam	-	5,202

(b)	A reconciliation of the tax expense applicable to profit/(loss) before tax at the statutory rates for the jurisdictions or countries in which the Company and the majority of its subsidiaries are domiciled to the tax expense at the effective tax rates is as follows:-

	2023	2022
	S$	S$
		(Restated)

(Loss)/profit before tax	(2,094,169)	1,641,103
Income tax using the statutory tax rate of 17% (2021: 17%)	(356,009)	278,988
Income not subject to tax	(327,990)	(427,294)
Non-deductible expenses	86,982	51,642
Difference in tax rate in different countries	96	780
Deferred tax assets not recognized	596,921	101,086
Income tax expense	-	5,202

Unutilised tax losses

Deferred income tax assets are recognized for tax losses carried forward to the extent that recognized of the related tax benefits through future taxable profits is probable. The Group have unutilised tax losses of S$7,118,392 (2022: S$3,607,090) at the reporting date which can be carried forward and used to offset against future taxable income subject to meeting certain statutory requirements. The tax losses have no expiry date. In the opinion of the directors, no deferred tax assets have been recognized due to unpredictability of future profit streams.

F-46

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

9.	(Losses)/earnings per shares

	2023	2022
	S$	S$
		(Restated)

(Loss)/profit and total comprehensive (loss)/income for the year attributable to the owners of the Company	(2,094,169)	1,635,901

Weighted average number of ordinary shares for the purpose of calculating the basic (loss)/earnings per share (Note)	6,648,266	864,691
Effect of dilutive potential ordinary shares:
- Adjustments on RCCPS (Note)	-	5,589,060

Weighted average number of ordinary shares for the purpose of calculating the dilutive (loss)/earnings per share	6,648,266	6,453,751

Note:	The weighted average number of ordinary shares has been adjusted to reflect the share consolidation on February 18, 2024, which occurred after the end of the reporting period. For details, please refer to Note 28 to the consolidated financial statements.

F-47

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

10.	Plant and equipment

	Computer	Furniture and fittings	Office equipment	Renovation	Right of use asset	Total
	S$	S$	S$	S$	S$	S$
Cost
At January 1, 2022	98,825	8,167	7,317	80,602	124,654	319,565
Additions	878	7,906	1,620	102,750	208,529	321,683
Written-off	-	(2,156)	(2,690)	(80,602)	(124,654)	(210,102)
Disposals	(1,142)	-	-	-	-	(1,142)
At December 31, 2022	98,561	13,917	6,247	102,750	208,529	430,004
Additions	2,145	-	-	-	66,455	68,600
Written-off	(4,474)	-	-	-	-	(4,474)
At December 31, 2023	96,232	13,917	6,247	102,750	274,984	494,130

Accumulated depreciation
At January 1, 2022	62,792	3,611	5,951	66,006	109,685	248,045
Depreciation	17,305	2,233	987	26,445	76,036	123,006
Written-off	-	(526)	(2,035)	(74,962)	(124,654)	(202,177)
Disposals	(95)	-	-	-	-	(95)
At December 31, 2022	80,002	5,318	4,903	17,489	61,067	168,779
Depreciation	14,556	2,756	414	26,234	163,689	207,649
Written-off	(2,743)	-	-	-	-	(2,743)
At December 31, 2023	91,815	8,074	5,317	43,723	224,756	373,685

Carrying amount
At December 31, 2023	4,417	5,843	930	59,027	50,228	120,445
At December 31, 2022	18,559	8,599	1,344	85,261	147,462	261,225
At January 1, 2022	36,033	4,556	1,366	14,596	14,969	71,520

F-48

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

10.	Plant and equipment (continued)

	December 31, 2023	December 31, 2022
	S$	S$

Expense relating to short-term leases	62,021	39,445

Total cash outflow for leases	225,192	118,000

For both years, the Group leases various offices for its operations. Lease contracts are entered into for fixed terms of 6 months to 2 years.

Extension option

The Group has extension option for leases of office in Singapore. This is used to maximise operational flexibility in terms of managing the asset used in the Group’s operations. The extension option held is exercisable only by the Group and not by the respective lessor.

The Group assesses at lease commencement date whether it is reasonably certain to exercise the extension option.

In addition, the Group reassesses whether it is reasonably certain to exercise an extension option, upon the occurrence of either a significant event or a significant change in circumstances that is within the control of the lessee.

The potential exposures to these future lease payments for extension options in which the Group is not reasonably certain to exercise is summarized below:

		Potential future		Potential future
		lease payments not		lease payments not
		included in		included in
	Lease liabilities	lease liabilities	Lease liabilities	lease liabilities
	recognised as at	(undiscounted)	recognised as at	(undiscounted)
	December 31, 2023	December 31, 2023	December 31, 2022	December 31, 2022
	S$	S$	S$	S$

Office – Singapore	32,403	261,494	147,862	261,494

In addition, the Group reassesses whether it is reasonably certain to exercise an extension option, or not to exercise a termination option, upon the occurrence of either a significant event or a significant change in circumstances that is within the control of the lessee. During the year ended December 31, 2023 and 2022, there is no such triggering event.

F-49

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

11.	Intangible assets

Software
development
S$
Cost

At January 1, 2022	231,100
Additions - internal development	680,361
At December 31, 2022	911,461
Additions - internal development	247,087
At December 31, 2023	1,158,548

Accumulated amortization

At January 1, 2022	-
Amortization	85,474
At December 31, 2022	85,474
Amortization	217,124
At December 31, 2023	302,598

Carrying amount

At December 31, 2023	855,950

At December 31, 2022	825,987

At January 1, 2022	231,100

The Group has capitalized all directly attributable staff costs necessary to create, produce, and prepare the intangible assets to be capable of operating in the manner intended by the directors.

F-50

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

12.	Trade and other receivables

	December 31, 2023	December 31, 2022	January 1, 2022
	S$	S$	S$
		(Restated)

Trade receivables	253,461	1,779,302	679,662
Less: allowance for expected credit losses	(26,049)	-	-

Total trade receivables	227,412	1,779,302	679,662

Other receivables
Prepayments	32,944	46,725	13,797
Deposits	63,066	63,712	47,786
Government grant receivables	-	-	-
Goods and services tax (“GST”) receivables	69,795	2,925	6,321
Other receivables	45,230	53,832	5,935

Total other receivables	211,035	167,194	73,839

Total trade and other receivables	438,447	1,946,496	753,501

Details of impairment assessment of trade and other receivables are set out in Note 21(a).

13.	Contract assets

	December 31, 2023	December 31, 2022	January 1, 2022
	S$	S$	S$

Contract assets	11,931	361,493	139,601

The contract assets mainly relate to the Group’s rights to consideration for work completed but not yet billed at reporting date for its monthly subscription. The contract assets are transferred to trade receivables when the rights become unconditional. The Group classifies these contract assets as current because the Group expects to realize them in its normal operating cycle.

Amount of revenue recognized during the year from performance obligations satisfied (or partially satisfied) in previous periods is S$361,493 (2022: S$139,601).

Details of impairment assessment of contract assets are set out in Note 21(a).

F-51

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

14.	Amounts due from/(to) shareholders

Amounts due from/(to) shareholders were non-trade in nature, unsecured, interest-free, repayable on demand and are to be settled in cash.

15.	Cash

	December 31, 2023	December 31, 2022	January 1, 2022
	S$	S$	S$

Cash at banks	195,828	215,305	214,984
Cash on hand	1,881	1,447	10,364

	197,709	216,752	225,348

Cash at banks earns interest at floating rates based on daily bank deposit rates.

16.	Share capital

	December 31, 2023	December 31, 2022	January 1, 2022
	S$	S$	S$
Ordinary shares

Issued and fully paid:-
34,026,203 (December 31, 2022: 32,268,663; January 1, 2022: 32,268,663) ordinary shares	4,559	4,324	4,324

F-52

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

16.	Share capital (continued)

Note:

On September 26, 2022, 6,000,000 RCCPS were converted to 30,000,000 founder/venture builder shares (Note 23).

On June 12, 2023, the Company issued 1,757,540 shares for a consideration of US$250,000 (equivalent to S$355,085).

Changes in the Share Capital of subsidiaries

The Group historically conducted its business through BeLive SG, a private limited company incorporated in Singapore. In March 2023, a new holding company BeLive BVI, a private limited company in British Virgin Islands was incorporated. In February 2022, the Company, a private limited company in Cayman Islands was incorporated.

On June 5, 2022, as part of a reorganization, BeLive BVI, acquired the entire equity interest in BeLive SG which was incorporated under the laws of Singapore on June 18, 2014, from its shareholders, namely Mediacorp Pte. Ltd., FTAG Ventures Pte. Ltd., Chan Rix Kwong Kee, Tong Wei Liang Loh Renyao, Tan Kenneth Teck Chuan, Lim Kim Hui, Raging Bull Ltd ,Tam Chee Chong, Goh Chan Joo, Tan Chuan Jin, Te Kok Chiew, Ho Chee Weng, Koh Chor Yung, Wong Melvin Teck Meng, Tan Woon Yong, Ng Donald Kiat Siong, Ng Swee Hiang, Lim Swan, Tan Wei Zhen, Wong Chak Chye, Lim Poh Han And Chen Lanfang, The Company allotted and issued its shares to the aforementioned shareholders in the same proportion as their respective shareholdings in BeLive SG. Upon completion of such reorganization, BeLive SG became a wholly-owned subsidiary of BeLive BVI.

Share options

Details of the Company’s share option scheme and the share options issued under the scheme are included in Note 22 to the consolidated financial statements.

F-53

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

17.	Reserves

(i)	Foreign currency translation reserve

Foreign currency translation reserve represents exchange differences arising from the translation of the consolidated financial statements of foreign operations whose functional currencies are different from that of the Group’s presentation currency.

(ii)	Other reserve

Other reserve represents member’s deemed contribution arising from reorganization.

18.	Lease liabilities

	December 31, 2023	December 31, 2022	January 1, 2022
	S$	S$	S$
Lease liabilities payable:

Within one year	41,409	115,459	15,577
Within a period of more than one year but not more than two years	19,151	32,403	-
	60,560	147,862	15,577

Less: portion classified as current liabilities	(41,409)	(115,459)	(15,577)

Non-current liabilities	19,151	32,403	-

F-54

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

19.	Trade and other payables

	December 31, 2023	December 31, 2022	January 1, 2022
	S$	S$	S$
Trade payables
- Third parties	277,211	337,176	132,502
- Related parties	-	-	100,000
	277,211	337,176	232,502

Other payables
- Accruals	96,053	94,591	144,232
- Loan from third parties	-	-	-
- Contract liabilities (Note i)	37,891	70,840	79,341
- Other payables (Note ii)	35,914	78,670	202,806
- GST payable		-	3,583
	169,858	244,101	429,962

Total trade and other payables	447,069	581,277	662,464

Trade and other payables are non-interest bearing and are normally settled on 30 days’ terms.

Note

i)	Contract liabilities are deposit charged before the services commence, until the revenue is recognized on the relevant contract offset against these.

The following table shows movements in contact liabilities:-

S$

January 1, 2022	79,341
Revenue recognized that was included in the contract liabilities balance at the beginning of the year	(79,341)
Increase in contract liabilities as a result of receiving deposits	70,840

December 31, 2022	70,840
Revenue recognized that was included in the contract liabilities balance at the beginning of the year	(70,840)
Increase in contract liabilities as a result of receiving deposits	37,891

December 31, 2023	37,891

ii)	The amounts due to the directors of S$2,941 (2022: S$5,111) are included in the other payables. The amounts due to directors are unsecured, interest-free, and repayable on demand.

F-55

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

20.	Significant related party transactions

In addition to the related party information disclosed elsewhere in the consolidated financial statements, the following transactions with related parties took place at terms agreed between the parties during the financial year, which are at arm’s length:

	2023	2022
	S$	S$

Sales to a shareholder	77,229	134,751
Management fee paid to a shareholder	(3,500)	(45,500)
Purchases from a shareholder	-	(135,000)

The related parties refer to entities with common shareholders.

21.	Financial risk management and fair values of financial instruments

As at December 31, 2023 and 2022, the Group’s financial assets and financial liabilities are classified as loans and receivables and financial liabilities at amortized cost, respectively.

(a)	Financial risk management

The Group’s activities expose it to a variety of financial risks from its operations. The key financial risks include credit risk, liquidity risk and market risk (including interest rate risk and foreign currency risk).

The Directors review and agree policies and procedures for the management of these risks, which are executed by the management team. It is and has been throughout the current and previous financial year, the Group’s policy that no trading in derivatives for speculative purposes shall be undertaken.

The following sections provide details regarding the Group’s exposure to the above- mentioned financial risks and the objectives, policies, and processes for the management of these risks.

There has been no change to the Group’s exposure to these financial risks or the manner in which it manages and measures the risks.

(i)	Credit risk and impairment assessment

Credit risk refers to the risk that the counterparty will default on its contractual obligations resulting in a loss to the Group. The Group’s exposure to credit risk arises primarily from trade and other receivables. In order to minimize the credit risk, the Group has adopted a policy of only dealing with creditworthy counterparties. The Group performs ongoing credit evaluation of its counterparties’ financial condition and generally does not require a collateral.

For other financial assets (including cash and cash equivalents), the Group minimizes credit risk by dealing exclusively with high credit rating counterparties. The credit risks on bank balances are limited because the counterparties are banks / financial institutions with high credit ratings assigned by international credit-rating agencies.

F-56

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

21.	Financial risk management and fair values of financial instruments (continued)

(a)	Financial risk management (continued)

The Group’s internal credit risk grading assessment comprises the following categories:

Category	Definition of category	Basis for recognizing expected credit loss (ECL)
I	Counterparty has a low risk of default and does not have any past-due amounts.	12-month ECL
II	Amount is greater than 60 days but less than 366 days past due or there has been a significant increase in credit risk since initial recognition.	Lifetime ECL – not credit- impaired
III	Amount is greater than 365 days past due or there is evidence indicating the asset is credit-impaired (in default).	Lifetime ECL – credit- impaired
IV	There is evidence indicating that the debtor is in severe financial difficulty and the debtor has no realistic prospect of recovery.	Amount is written off

F-57

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

21.	Financial risk management and fair values of financial instruments (continued)

(a)	Financial risk management (continued)

(i)	Credit risk and impairment assessment (continued)

The table below details the credit quality of the Group’s financial assets, as well as maximum exposure to credit risk by credit risk rating categories:

	Note Category	12-month or lifetime ECL	Gross carrying amount	Loss allowance	Net carrying amount
			S$	S$	S$
			(Restated)		(Restated)

December 31, 2023
Trade receivables	Note 1	Lifetime ECL	253,461	(26,049)	227,412
Other receivables (exclude prepayments and GST receivables)		12-month ECL	108,296	-	108,296

Contract assets	Note 1	12-month ECL	11,931	-	11,931
				(26,049)
December 31, 2022
Trade receivables	Note 1	Lifetime ECL	1,779,302	-	1,779,302
Other receivables (exclude prepayments and GST receivables)		12-month ECL	117,544	-	117,544

Contract assets	Note 1	12-month ECL	361,493	-	361,493
				-
January 1, 2022
Trade receivables	Note 1	Lifetime ECL	679,662	-	679,662
Other receivables (exclude prepayments and GST receivables)		12-month ECL	53,721	-	53,721
Contract assets	Note 1	12-month ECL	139,601	-	139,601
Amount due from shareholder		12-month ECL	3,750,000	-	3,750,000
				-

F-58

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

21.	Financial risk management and fair values of financial instruments (continued)

(a)	Financial risk management (continued)

(i)	Credit risk and impairment assessment (continued)

Note 1:

For trade receivables and contract assets, the Group has applied the simplified approach in IFRS 9 to measure the loss allowance at lifetime ECL. The Group determines the ECL by using a provision matrix, estimated based on historical credit loss experience based on the past due status of the debtors, adjusted as appropriate to reflect current conditions and estimates of future economic conditions. Accordingly, the credit risk profile of trade receivables is presented based on their past due status in terms of the provision matrix.

	Expected	Gross
	loss	carrying	Loss
	rate	amount	allowance
	%	S$	S$
December 31, 2023
Current (not past due)	0%	183,404	-
1-30 days past due	0%	33,045	-
31-60 days past due	0%	6,818	-
61-90 days past due	0%	585	-
More than 90 days past due	63%	41,540	26,049

		265,392	26,049

	Expected	Gross
	loss	carrying	Loss
	rate	amount	allowance
	%	S$	S$
December 31, 2022
Current (not past due)	0%	1,270,084	-
1-30 days past due	0%	861,393	-
31-60 days past due	0%	1,182	-
61-90 days past due	0%	7,704	-
More than 90 days past due	0%	432	-

		2,140,795	-

	Expected	Gross
	loss	carrying	Loss
	rate	amount	allowance
	%	S$	S$
January 1, 2022
Current (not past due)	0%	362,077	-
1-30 days past due	0%	440,899	-
31-60 days past due	0%	14,710	-
61-90 days past due	0%	1,253	-
More than 90 days past due	0%	324	-

		819,263	-

F-59

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

21.	Financial risk management and fair values of financial instruments (continued)

(a)	Financial risk management (continued)

(i)	Credit risk and impairment assessment (continued)

Movement in the loss allowance account in respect of trade receivables and contract assets during the year is as follows:

	2023	2022
	S$	S$
		(Restated)

Balance at January 1	-	-

Impairment losses recognized during the year	253,116	696,526
Amounts written off during the year	(227,067)	(696,526)

Balance at December 31	26,049	-

Excessive risk concentration

Concentrations arise when a number of counterparties are engaged in similar business activities, or activities in the same geographical region, or have economic features that would cause their ability to meet contractual obligations to be similarly affected by changes in economic, political, or other conditions. Concentrations indicate the relative sensitivity of the Group’s performance to developments affecting a particular industry.

The Group’s exposure to credit risk is influenced mainly by the individual characteristics of each customer rather than the industry or country in which the customers operate and therefore significant concentrations of credit risk primarily arise when the Group has significant exposure to individual customers. As of December 31, 2023, 71% (2022: 91%) and 0% (2022: 83%) of the total trade receivables and contract assets was due from the Group’s five largest customers respectively.

Revenue from customers contributing over 10% of the total revenue of the Group is as follows:

	2023	2022
	S$	S$

Customer A	943,683	1,450,000
Customer B	500,000	750,000
Customer C	N/A	554,315
Customer D	500,000	N/A

	1,943,683	2,754,315

F-60

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

21.	Financial risk management and fair values of financial instruments (continued)

(a)	Financial risk management (continued)

Other receivables and amount due from shareholder

The Group and Company assessed the latest performance and financial position of the counterparties, adjusted for the future outlook of the industry in which the counterparties operate in, and concluded that there has been no significant increase in the credit risk since the initial recognition of the financial assets. Accordingly, the Group measured the impairment loss allowance using 12-month ECL and determined that the ECL is insignificant.

(ii)	Liquidity risk

Liquidity risk is the risk that an enterprise will encounter difficulty in raising funds to meet commitments associated with financial instruments. Liquidity risk may result from an inability to sell a financial asset quickly at close to its fair value.

Prudent liquidity risk management implies maintaining sufficient cash. The Group monitors and maintains a level of bank balances deemed adequate to finance the Group’s operations.

The maturity profile of the Group’s non-derivative financial liabilities as at December 31, 2023 and 2022, based on the contracted undiscounted payments, is as follows:-

	On demand
	or less than	1 to 5		Carrying
	one year	years	Total	amount
	S$	S$	S$	S$
December 31, 2023
Trade and other payables	447,069	-	447,069	447,069
Lease liabilities	42,393	19,534	61,927	60,560

	489,462	19,534	508,996	507,629

	On demand
	or less than	1 to 5		Carrying
	one year	years	Total	amount
	S$	S$	S$	S$
December 31, 2022
Trade and other payables	581,277	-	581,277	581,277
Lease liabilities	115,459	32,403	147,862	147,862

	696,736	32,403	729,139	729,139

F-61

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

21.	Financial risk management and fair values of financial instruments (continued)

(a)	Financial risk management (continued)

(iii)	Market risk

Market risk is the risk that changes in market prices, such as interest rates and foreign exchange rates will affect the Group’s income. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk.

(i)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of the Group’s financial instruments will fluctuate because of changes in market interest rates. The Group is not exposed to interest rate risk as the Group has no significant interest-bearing assets and liabilities, the Group’s income and operating cash flows are substantially independent of changes in market interest rates.

(ii)	Foreign currency risk

The Group’s foreign exchange risk results mainly from cash flows from transactions denominated in foreign currencies. At present, the Group does not have any formal policy for hedging against currency risk. The Group ensures that the net exposure is kept to an acceptable level by buying or selling foreign currencies at spot rates, where necessary, to address short term imbalances.

The Group has transactional currency exposures arising from transactions that are denominated in a currency other than the functional currency of the Group, primarily United States Dollar (USD).

The Group’s currency exposures to the USD at the reporting date were as follows:

USD
S$
December 31, 2023
Trade and other receivables	202,839
Cash and cash equivalents	92,808
Trade and other payables	(126,926)

Overall net exposure	168,721

F-62

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

21.	Financial risk management and fair values of financial instruments (continued)

(a)	Financial risk management (continued)

(iii)	Market risk (continued)

(ii)	Foreign currency risk (continued)

USD
S$
December 31, 2022
Trade and other receivables	27,324
Cash and cash equivalents	5,360
Trade and other payables	(134,023)

Overall net exposure	(101,339)

A 4% (2022: 4%) strengthening of Singapore Dollar against the foreign currency denominated balances as at the reporting date would decrease/increase profit or loss by the amounts shown below. This analysis assumes that all other variables remain constant.

	Profit or loss (before tax)
	2023	2022
	S$	S$

United States Dollar	(6,749)	4,054

F-63

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

21.	Financial risk management and fair values of financial instruments (continued)

(b)	Fair values of financial instruments

The fair values of financial assets and financial liabilities have been determined in accordance with generally accepted pricing models based on discounted cash flow analysis.

Management of the Group considers that the carrying amounts of financial assets and financial liabilities recorded at amortized cost in the consolidated financial statements approximate their fair values.

The following table presents the carrying value of the Group’s financial instruments measured at fair value across the three levels of the fair value hierarchy defined in IFRS 13 “Fair Value Measurement” with fair value of each financial instrument categorized in its entirety based on the lowest level of input that is significant to that fair value measurement. The levels are defined as follows:-

●	Level 1: fair values measured using quoted prices (unadjusted) in active markets for identical financial instruments.

●	Level 2: fair values measured using Level 2 inputs i.e. observable inputs which fail to meet Level 1, and not using significant unobservable inputs. Unobservable inputs are inputs for which market data are not available.

●	Level 3: fair values measured using significant unobservable input.

F-64

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

22.	Share option

The Company adopted a share option scheme on July 17, 2023 (the “Share Option Scheme 2023”) to provide an incentive to the grantees by enabling them to participate in a future sale or listing of the Company, attract, motivate, and retain eligible participants, and align the interests of the grantees more closely with the shareholders of the Company and provide greater incentive for the grantees to focus on long-term goals of the Group.

On July 17, 2023, the Company granted a consultant share option equivalent to 3.5% of total number of shares of the Company as of 7 December 2022 with no vesting period. According to the addition terms and conditions on the share option granted to the consultant, the share option is contingent upon the occurrence of a performance condition (i.e. the successful initial public offering), the share option shall not be recognised until the performance condition becomes probable in accordance with IFRS 2 Share-based Payment.

23.	Redeemable, convertible, and cumulative preference shares

On November 30, 2021, BeLive SG issued 6,000,000 RCCPS of S$1 each to one of its shareholders at a total consideration of S$6,000,000. These RCCPS carried cumulative dividends at the rate of 2.5% per quarter of each calendar year. Out of the total consideration of the RCCPS, S$1,200,000 was receivable in 2021 and S$4,800,000 was receivable in 2022.

The RCCPS can be either redeemed or converted into either ordinary shares or founder/venture builder shares of BeLive SG, at the sole discretion of the holder.

If the redemption notice was issued by the holder before January 1, 2027, the redemption amount shall be S$3 per RCCPS. If the redemption notice was issued by the holder on or after January 1, 2027, the redemption amount shall be S$5 per RCCPS.

If the conversion notice was issued by the holder before January 1, 2027, the conversion ratio would be 1 RCCPS to 5 ordinary shares or founder/venture builder shares of BeLive SG. If the conversion notice was issued by the holder on or after January 1, 2027, the conversion ratio would be 1 RCCPS to 10 ordinary shares or founder/venture builder shares of BeLive SG.

F-65

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

23.	Redeemable, convertible, and cumulative preference shares (continued)

RCCPS holder did not have any voting right. Holder of the founder/venture builder shares shall be entitled to 2 votes per share to vote at any meeting, except in relation to a resolution to wind up the Believe SG voluntarily or a resolution to vary any right attached to the founder/venture builder shares and conferred on the holders of the founder/venture builder shares, and in such case, each founder/venture builder share shall have one vote on a poll. Other than this, holder of founder/venture builder shares shall enjoy the same rights and obligations as that of the holders of the ordinary shares of BeLive SG.

The Group designated the entire hybrid contract as financial liabilities at FVTPL. On November 30, 2021, the fair value of the RCCPS was S$22,900,000. As at December 31, 2021, the fair value of the RCCPS was S$21,200,000.

On September 23, 2022, the RCCPS holder converted all its 6,000,000 RCCPS into 30,000,000 founder/venture builder shares of BeLive SG. On the date of conversion, the fair value of the RCCPS was S$18,000,000. The RCCPS holder forewent all the accrued and cumulative dividends due and payable to it.

A fair value gain on the RCCPS of S$3,200,000 was recorded for the year ended December 31, 2022.

The fair values of the RCCPS were determined based on the valuation carried out by Crowe Horwath First Trust Appraisal Pte. Ltd., an independent valuer, by using Binomial Option Pricing Model.

24.	Capital management

The primary objective of the Group’s capital management is to ensure that it maintains a strong credit rating and net current asset position in order to support its business and maximize shareholder value. The capital structure of the Group comprises issued share capital and retained earnings.

The Group manages its capital structure and makes adjustments to it, in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. The Group is not subject to any externally imposed capital requirements. No changes were made to the objectives, policies or processes during the financial years ended December 31, 2023 and December 31, 2022.

F-66

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

25.	Cash flow information

Reconciliation of liabilities from financing activities

A reconciliation of liabilities arising from financing activities is as follows:

	January 1, 2023	Cash flows
	January 1, 2023	Interest paid	Repayment of principal portion of lease liabilities	Additions	Accretion of interest	Other	December 31, 2023
	S$	S$	S$	S$	S$	S$	S$
Lease liabilities
- current	115,459	(9,414)	(153,757)	47,304	9,414	10,145	19,151
- non-current	32,403	-		19,151	-	(10,145)	41,409
	147,862	(9,414)	(153,757)	66,455	9,414	-	60,560

	January 1, 2022	Interest paid	Repayment of principal portion of lease liabilities	Additions	Accretion of interest	Other	December 31, 2022
	S$	S$	S$	S$	S$	S$	S$
Lease liabilities
- current	15,577	(2,310)	(76,244)	60,667	2,310	115,459	115,459
- non-current	-	-	-	147,862	-	(115,459)	32,403
	15,577	(2,310)	(76,244)	208,529	2,310	-	147,862

F-67

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

27.	Prior year retrospective restatement

In preparing the consolidated financial statements of the Group, the directors of the Company revisited the facts and circumstances of certain areas and considered that it is appropriate to correct the understatement of bad debt written off in the prior period. Accordingly, the consolidated statements of financial position as at December 31, 2022 and the consolidated statements of profit or loss and other comprehensive income, the consolidated statements of change in equity, the consolidated statements of cash flows and the relevant notes to the financial statements for the year ended December 31, 2022 have been restated.

The following tables disclose the adjustments that have been made in accordance with the amendment to each of the line items in the consolidated statement of financial position as previously reported as at December 31, 2022, and in the consolidated statements of profit or loss and other comprehensive income for the year ended December 31, 2022 as previously reported:-

Effect on consolidated statement of financial position as at December 31, 2022

	As previously reported	Prior year adjustments	As restated
	S$	S$	S$

Current assets

Trade and other receivables, net	2,633,004	(686,508)	1,946,496

Deficiency

Accumulated losses	(19,264,424)	(686,508)	(19,950,932)

Effect on consolidated profit of loss and other comprehensive income for the year ended December 31, 2022

	As previously reported	Prior year adjustments	As restated
	HK$	HK$	HK$

Bad debt written off	(10,018)	(686,508)	(696,526)

Profit for the year	2,322,409	(686,508)	1,635,901

F-68

BELIVE HOLDINGS AND ITS SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended December 31, 2023 and 2022

(in Singapore Dollars)

28.	Subsequent events

Subsequent to the end of the reporting period, on February 1, 2024, the Group has granted 5,900,000 share options to certain employees of the Group under the Share Option Scheme 2023. The share options contain an exercise price of US$0.0001 per share option with an expiry date on February 29, 2024 and are vested on the same date of acceptance of the share options by employees. All share options have been exercised in February 2024. The fair value of 5,900,000 share options is approximately US$2,690,000 (equivalents to S$3,606,000).

Subsequent to the end of the reporting period, on February 18, 2024, the Company has consolidated every five issued and unissued existing shares of par value of US$0.0001 each into one share of par value of US$0.0005 each.

Subsequent to the end of the reporting period, on April 12, 2024, the Company has issue an aggregate of 167,333 ordinary shares of the Company to certain investors for the consideration of US$501,000 (equivalents to S$671,510).

29.	Authorisation of consolidated financial statements for issue

The consolidated financial statements for the financial years ended December 31, 2023 and 2022 were authorised for issue in accordance with a resolution of the Board of Directors of the Company on June 21, 2024.

F-69

BELIVE HOLDINGS AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL

STATEMENTS FOR THE SIX-MONTH

ENDED JUNE 30, 2024

BELIVE HOLDINGS AND ITS SUBSIDIARIES

Index to unaudited Interim Condensed Consolidated Financial Statements

F-70

BELIVE HOLDINGS AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

For the six month ended June 30, 2024

(in Singapore Dollars)

	Note	(Unaudited) Six-month ended 30 June 2024 S$	(Unaudited) Six-month ended 30 June 2023 S$

Revenue	4	763,922	1,257,154
Cost of sales		(464,536)	(641,736)
Gross profit		299,386	615,418
Other income	5	48,323	69,049
Less: Expenses
- Marketing		(110,187)	(151,366)
- Administrative expenses		(5,123,586)	(3,843,286)
- Finance cost	6	(2,443)	(4,642)
Loss before tax	7	(4,888,507)	(3,314,827)
Income tax expenses	8	-	-
Loss for the period		(4,888,507)	(3,314,827)
Other comprehensive income/(loss): Items that may be reclassified subsequently to profit or loss:
- Exchange differences on translation of foreign operations		(1,201)	298
Total comprehensive loss for the period		(4,889,708)	(3,314,529)
Loss per share for the loss attributable to owners of the Company (in dollar)
Basic	9	(1.25)	(0.51)
Diluted	9	(1.25)	(0.51)

F-71

BELIVE HOLDINGS AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As at June 30, 2024

(in Singapore Dollars)

	Note	(Unaudited) June 30, 2024	(Audited) December 31, 2023
		S$	S$
ASSETS
Non-current assets
Plant and equipment, net	10	11,041	120,445
Intangible assets, net	11	745,144	855,950
Deposits	12	15,126	-
		771,311	976,395
Current assets
Trade and other receivables and deposits, net	12	730,235	438,447
Contract assets	13	7,927	11,931
Cash	14	48,936	197,709
		787,098	648,087
Total assets		1,558,409	1,624,482
EQUITY AND LIABILITIES
LIABILITIES
Non-current liabilities
Lease liabilities	17	18,709	19,151
Current liabilities
Trade and other payables	18	1,056,363	447,069
Lease liabilities	17	8,682	41,409
		1,065,045	488,478
Total liabilities		1,083,754	507,629

EQUITY
Share capital	15	5,462	4,559
Accumulated losses		(26,933,608)	(22,045,101)
Reserves	16	27,402,801	23,157,395
		474,655	1,116,853

Total equity and liabilities		1,558,409	1,624,482

F-72

BELIVE HOLDINGS AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGE IN EQUITY

For the six-month ended June 30, 2024

(in Singapore Dollars)

	Share Capital	Share Premium	Accumulated losses	Other reserve (Note 16)	Share-based payment reserve (Note 16)	Foreign currency translation reserve (Note 16)	Total
	S$	S$	S$	S$	S$	S$	S$

2023 Balance at January 1, 2023 (audited)	4,324	-	(19,950,932)	22,824,575	-	(367)	2,877,600
Issuance of shares	235	334,850	-	-	-	-	335,085
Loss for the period	-	-	(3,314,827)	-	-	-	(3,314,827)
Other comprehensive income	-	-	-	-	-	298	298
Total comprehensive loss for the period	-	-	(3,314,827)	-	-	298	(3,314,529)
At June 30, 2023 (unaudited)	4,559	334,850	(23,265,759)	22,824,575	-	(69)	(101,844)

2024 Balance at January 1, 2024	4,559	334,850	(22,045,101)	22,824,575	-	(2,030)	1,116,853
Exercise of share options	791	3,605,209	-		(3,606,000)	-	-
Issuance of shares	112	641,398	-	-	-	-	641,510
Loss for the period	-	-	(4,888,507)	-	3,606,000	-	(1,282,507)
Other comprehensive loss	-	-	-	-	-	(1,201)	(1,201)
Total comprehensive loss for the period		-	(4,888,507)	-	3,606,000	(1,201)	(1,283,708)
At June 30, 2024 (unaudited)	5,462	4,581,457	(26,933,608)	22,824,575	-	(3,231)	474,655

F-73

BELIVE HOLDINGS AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six-month ended June 30, 2024

(in Singapore Dollars)

	Note	(Unaudited) Six-month ended 30 June 2024 S$	(Unaudited) Six-month ended 30 June 2023 S$
Net cash used in operating activities		(754,671)	(173,023)
Net cash used in investing activities		-	(2,145)
Net cash generated from financing activities		607,099	266,712
Net (decrease)/increase in cash and cash equivalents		(147,572)	91,544
Effect of exchange rate changes on cash and cash equivalents		(1,201)	298
Cash and cash equivalents at January 1		197,709	216,752
Cash and cash equivalents at June 30	14	48,936	308,594

F-74

BELIVE HOLDINGS AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six-month ended June 30, 2024

(in Singapore Dollars)

1.	General

BeLive Holdings (“the Company”, and together with its subsidiaries, “the Group”) was incorporated on February 24, 2023 and domiciled in the Cayman Islands. The address of its registered office is Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, George Town, Grand Cayman, KY1-1106, Cayman Islands.

BeLive Technology Group Ltd. (“BeLive BVI”), a wholly-owned subsidiary of the Company, was incorporated on March 7, 2023 and domiciled in British Virgin Islands. The address of its registered office is at Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands.

BeLive Technology Pte. Ltd. (“BeLive SG”), a wholly-owned subsidiary of BeLive BVI, was incorporated on June 18, 2014 and domiciled in Singapore. The address of its registered office is at 26A Ann Siang Road, #03-00, Singapore 069706.

BeLive Technology (Vietnam) Company Ltd. (“BeLive Vietnam”), a wholly-owned subsidiary of BeLive SG, was incorporated on June 16, 2021 and domiciled in Vietnam. The address of its registered office is at 133 Duong Ba Trac, Ward 1, District 8, Ho Chi Minh City, Vietnam.

The principal activities of the Group are those related to development of software and programming activities and providing consultancy service.

F-75

BELIVE HOLDINGS AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six-month ended June 30, 2024

(in Singapore Dollars)

1.	General (Continued)

Information about subsidiaries

Details of the Company’s principal subsidiaries are as follows:-

Name	Principal activities	Country of business/ incorporation

BeLive BVI	Investment holding	British Virgin Islands

BeLive SG	Development of other software and programming activities and providing consultancy service	Singapore

BeLive Vietnam	Computer programming, computer consultancy and system administration	Vietnam

2.	Summary of significant accounting policies

	(a)	Basis of preparation

The unaudited interim condensed consolidated financial statement for six-month ended June 30, 2024 of the Group have been drawn up in accordance with International Accounting Standard 34, ‘Interim Financial Reporting’. They do not include all of the information required in annual financial statements in accordance with IFRS and should be read in conjunction with the consolidated financial statements for the year ended December 31, 2023.

These unaudited interim condensed consolidated financial statements have been prepared on a historical cost convention except for share-based payments which are measured at fair value.

The preparation of unaudited interim condensed consolidated financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions.

F-76

BELIVE HOLDINGS AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six-month ended June 30, 2024

(in Singapore Dollars)

2.	Summary of significant accounting policies (continued)

	(b)	Application of amendments to IFRSs

Amendments to IFRS 16	Lease Liability in a Sale and Leaseback
Amendments to IAS 1	Classification of Liabilities as Current or Non-current
Amendments to IAS 1	Non-current Liabilities with Covenants
Amendments to IAS 7 and IFRS 7	Supplier Finance Arrangements

The accounting policies adopted in the preparation of the unaudited interim condensed consolidated financial statements are consistent with those applied in the preparation of the Group’s annual consolidated financial statements for the year ended December 31, 2023, except for the adoption of the above revised IFRSs for the first time for the current period’s financial statements.

The adoption of the new and amendments IFRSs has had no significant effect on these unaudited interim condensed consolidated financial statements for the six months ended June 30, 2024 and there have been no significant changes to the accounting policies applied in these unaudited interim condensed consolidated financial statements for the six months ended June 30, 2024.

The Group has not applied new and amendments standards, amendments or interpretations that have been issued but are not yet effective. The Group is currently assessing the impact of the adoption of such new and revised standards, amendments or interpretations to the Group but is yet to be in a position to state whether they would have any material financial impact on the Group’s results of operations and financial position.

F-77

BELIVE HOLDINGS AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six-month ended June 30, 2024

(in Singapore Dollars)

3.	Significant accounting judgements and estimates

The preparation of the unaudited interim condensed consolidated financial statements requires the directors of the Company to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income, and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

The directors of the Company have considered the development, selection and disclosure of the Group’s critical accounting judgements and estimates. These accounting judgements and estimates applied in the unaudited interim condensed financial statements for the six-month ended June 30, 2024 are the same as those applied in the preparation of the Group’s annual consolidated financial statements for the year ended December 31, 2023.

F-78

BELIVE HOLDINGS AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six-month ended June 30, 2024

(in Singapore Dollars)

4.	Revenue

	(Unaudited) Six-month ended June 30, 2024	(Unaudited) Six-month ended June 30, 2023
	S$	S$

Gross revenue	763,922	1,262,380
Less: Discounts and rebate	-	(5,226)

Net revenue	763,922	1,257,154

	(Unaudited) Six-month ended June 30, 2024	(Unaudited) Six-month ended June 30, 2023
	S$	S$
Disaggregation of revenue

Revenue from contracts with customers within the scope of IFRS 15, types of goods or services – recognized overtime

Installation fees	542,975	941,399
Subscription fees	168,299	206,954
Server costs	40,307	83,669
	751,581	1,232,022
Revenue from contracts with customers within the scope of IFRS 15, types of goods or services – recognized at a point in time

Miscellaneous Income	12,341	30,358

Gross revenue	763,922	1,262,380

Discounts	-	(5,226)
	-	(5,226)

Net revenue	763,922	1,257,154

The Group accounts for contracts with customers and recognizes revenue when all of the following criteria are met:

(a) the parties to the contract have approved the contract and are committed to perform their respective obligations;

(b) the entity can identify each party’s rights regarding the goods or services to be transferred;

(c) the entity can identify the payment terms for the goods or services to be transferred;

(d) the contract has commercial substance (i.e. the risk, timing or amount of the entity’s future cash flows is expected to change as a result of the contract); and

(e) it is probable that the entity will collect the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the customer.

At contract inception, the Group assesses and concludes the customers’ ability and intention to pay the amount of consideration when it is due by evaluating and considering their prior historical settlement performance, reputation in the market and financial performance through a due diligence check.

While a few customers, based on historical records, have been slow in making payments, the directors of the Company were of the opinion that it was probable that the entity would collect the consideration to which it would be entitled in exchange for the goods or services provided because the Group was able to review these customers’ live commerce performance on a regular basis, with reference to their overall historical payment performance in prior years. Thus, the Group continued to provide services to these customers during the six-month period ended June 30, 2024 and continued to recognise revenue from them during the six month period ended June 30, 2024.

Revenue from customers contributing over 10%

Revenue from customers contributing over 10% of the total revenue of the Group is as follows:

	(Unaudited) Six-month ended June 30, 2024	(Unaudited) Six-month ended June 30, 2023
	S$	S$

Customer A	N/A	290,000
Customer B	N/A	400,000
Customer C	N/A	N/A
Customer D	N/A	250,000
Customer E	531,374	N/A

	531,374	940,000

F-79

BELIVE HOLDINGS AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six-month ended June 30, 2024

(in Singapore Dollars)

5.	Other income

	(Unaudited) Six-month ended June 30, 2024	(Unaudited) Six-month ended June 30, 2023
	S$	S$

Interest income	-	6,467
Government grants (Note)	48,253	62,582
Others	70	-

	48,323	69,049

Note: The government grants were subsidies granted from the Government in Singapore for several schemes. These conditions had been satisfied in current period.

6.	Finance costs

	(Unaudited) Six-month ended June 30, 2024	(Unaudited) Six-month ended June 30, 2023
	S$	S$

Interest expenses from leases	2,443	4,642

7.	Loss before tax

Loss before tax has been arrived at after charging:

	(Unaudited) Six-month ended June 30, 2024	(Unaudited) Six-month ended June 30, 2023
	S$	S$
Auditor’s remuneration	7,017	255,624
Amortization of intangible assets	110,806	103,158
Allowance of expected credit losses for trade and other receivables	11,673	866,477
Bad debts	-	76,859
Depreciation of plant and equipment	109,404	100,531
Employee benefits expense (see below)	557,842	782,298
Exchange losses	284	3,199
Share-based payment (Note 21)	3,606,000	-

F-80

BELIVE HOLDINGS AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six-month ended June 30, 2024

(in Singapore Dollars)

7.	Loss before tax (continued)

Included in the employee benefits expenses is key management personnel compensation as follows:

	(Unaudited) Six-month ended June 30, 2024	(Unaudited) Six-month ended June 30, 2023
	S$	S$

Salaries, bonuses, and allowances	132,000	132,000
Employer’s contribution to defined contributions plans	12,240	12,240

	144,240	144,240

8.	Income tax expense

No profits tax has been provided as there are no assessable profits arising during the six month ended June 30, 2024 and 2023.

9.	Earnings per shares

	(Unaudited) Six-month ended June 30, 2024	(Unaudited) Six-month ended June 30, 2023
	S$	S$

Loss for the period attributable to the owners of the Company	(4,888,507)	(3,314,827)

Weighted average number of ordinary shares for the purpose of calculating the basic loss per share	3,917,680	6,488,689
Effect of dilutive potential ordinary shares: - Adjustments on redeemable, convertible, and cumulative preference shares (“RCCPS”)	-	-
Weighted average number of ordinary shares for the purpose of calculating the dilutive loss per share	3,917,680	6,488,689

The computation of diluted earnings per share for the six-month ended June 30, 2023 does not assume the conversion of the Group’s outstanding RCCPS since their assumed conversion would have an anti-dilutive effect.

The weighted average number of ordinary shares for the six-month ended June 30, 2023 has been adjusted to reflect the share consolidation on February 18, 2024. For details, please refer to Note 15 to the consolidated financial statements.

F-81

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six-month ended June 30, 2024

(in Singapore Dollars)

10.	Plant and equipment

	Computer	Furniture and fittings	Office equipment	Renovation	Right of use asset	Total
	S$	S$	S$	S$	S$	S$
Cost
At January 1, 2023	98,561	13,917	6,247	102,750	208,529	430,004
Additions	2,145	-	-	-	66,455	68,600
Written-off	(4,474)	-	-	-	-	(4,474)
At December 31, 2023 and June 30, 2024	96,232	13,917	6,247	102,750	274,984	494,130

Accumulated depreciation
At January 1, 2023	80,002	5,318	4,903	17,489	61,067	168,779
Depreciation	14,556	2,756	414	26,234	163,689	207,649
Written-off	(2,743)	-	-	-	-	(2,743)
At December 31, 2023	91,815	8,074	5,317	43,723	224,756	373,685
Depreciation	3,131	4,357	930	59,027	41,959	109,404
At June 30, 2024	94,946	12,431	6,247	102,750	266,715	483,089

Carrying amount
At June 30, 2024 (Unaudited)	1,286	1,486	-	-	8,269	11,041
At December 31, 2023 (Audited)	4,417	5,843	930	59,027	50,288	120,445

F-82

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six-month ended June 30, 2024

(in Singapore Dollars)

11.	Intangible assets

Software
development
S$
Cost

At January 1, 2023	911,461
Additions	247,087
At December 31, 2023 and June 30, 2024	1,158,548

Accumulated amortization

At January 1, 2023	85,474
Amortization	217,124
At December 31, 2023	302,598
Amortization	110,806
At June 30, 2024	413,404

Carrying amount

At June 30, 2024 (Unaudited)	745,144

At December 31, 2023 (Audited)	855,950

The Group has capitalized all directly attributable staff costs necessary to create, produce, and prepare the intangible assets to be capable of operating in the manner intended by the directors.

F-83

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six-month ended June 30, 2024

(in Singapore Dollars)

12.	Trade and other receivables

	(Unaudited) June 30, 2024	(Audited) December 31, 2023
	S$	S$

Trade receivables	288,343	253,461
Less: allowance for expected credit losses	(37,722)	(26,049)

Total trade receivables	250,621	227,412

Other receivables
Prepayments	76,067	32,944
Deposits	15,126	63,066
Goods and services tax (“GST”) receivables	23,045	69,795
Other receivables	365,376	45,230

Total other receivables	479,614	211,035

Total trade and other receivables	730,235	438,447

The movement in allowance for expected credit losses of receivables computed based on lifetime and 12-month ECL was as follows:

	(Unaudited) June 30, 2024	(Audited) December 31, 2023
	S$	S$

Balance at beginning of the period	26,049	-
Impairment losses recognized during the period/year	11,673	253,116
Amounts written off during the period/year	-	(227,067)

Balance at end of the period	37,722	26,049

F-84

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six-month ended June 30, 2024

(in Singapore Dollars)

12.	Trade and other receivables (continued)

Ageing Receivables

For trade receivables, the Group has applied the simplified approach in IFRS 9 to measure the loss allowance at lifetime expected credit loss. The Group determines the allowance for expected credit loss by using a provision matrix, estimated based on historical credit loss experience based on the past due status of the debtors, adjusted as appropriate to reflect current conditions and estimates of future economic conditions.

In determining the expected credit loss for each category of trade receivables and contract assets, historical default rates and the past due status of these receivables, the Company’s methodology is consistent with IFRS 9. When evaluating the historical past due status, the Company considers the time value of money impact on the number of days of delay in payment in the calculation of expected credit loss allowance. If there is any evidence that the debts are credit-impaired, the Company adjusts the default rate to 100% in the calculation of expected credit loss allowance.

The following table provides information on the exposure to credit risk for trade receivables and contract assets which are assessed based on the provision matrix as at June 30, 2024, within lifetime expected credit loss (not credit impaired). Credit-impaired debtors with gross carrying amounts of $227,067 as at December 31, 2023 was assessed individually and 100% allowance for expected credit loss was made in respect of these balances was also disclosed below. No balance was assessed as credit-impaired debtors as at June 30, 2024. For the expected credit loss for the remaining trade receivables that are not considered as credit-impaired as at June 30, 2024, in the opinion of the directors of the Company, no allowance for expected credit loss was provided for these balances as the amount due was considered immaterial (2023: Nil) and all the remaining trade receivables and contract assets balances were subsequently settled.

	Expected	Gross
	loss	carrying	Loss
	rate	amount	allowance
	%	S$	S$
June 30, 2024
Current (not past due)	0%	210,281	-
1-30 days past due	0%	32,815	-
31-60 days past due	0%	7,056	-
61-90 days past due	0%	670	-
More than 90 days past due	83%	45,448	37,722

		296,270	37,722

	Expected	Gross
	loss	carrying	Loss
	rate	amount	allowance
	%	S$	S$
December 31, 2023
Current (not past due)	0%	183,404	-
1-30 days past due	0%	33,045	-
31-60 days past due	0%	6,818	-
61-90 days past due	0%	585	-
More than 90 days past due	63%	41,540	26,049

		265,392	26,049

13.	Contract assets

	(Unaudited) June 30, 2024	(Audited) December 31, 2023
	S$	S$

Contract assets	7,927	11,931

The contract assets mainly relate to the Company’s rights to consideration for work completed but not yet billed at reporting date for its monthly subscription. The contract assets are transferred to trade receivables when the rights become unconditional. The Group classifies these contract assets as current because the Group expects to realize them in its normal operating cycle.

14.	Cash

	(Unaudited) June 30, 2024	(Audited) December 31, 2023
	S$	S$

Cash at banks	41,748	195,828
Cash on hand	7,188	1,881

	48,936	197,709

Cash at banks earns interest at floating rates based on daily bank deposit rates.

F-85

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six-month ended June 30, 2024

(in Singapore Dollars)

15.	Share capital

	(Unaudited) June 30, 2024	(Audited) December 31, 2023
	S$	S$
Ordinary shares

Issued and fully paid:-
8,152,574 (December 31, 2023: 34,026,203) ordinary shares	5,462	4,559

Note:

On June 12, 2023, an aggregate of additional 359,940 ordinary shares totaled US$250,000 (equivalent to S$329,825) were issued to a private investor to provide additional capital to the Company. On the same date, 1,397,600 ordinary shares of the Company were issued to an independent company for providing services to the Company (Note 21).

On February 1, 2024, the Group has granted 5,900,000 share options to certain employees of the Group under the Share Option Scheme 2023. The share options contain an exercise price of US$0.0001 per share option with an expiry date on February 29, 2024 and are vested on the same date of acceptance of the share options by employees. All share options have been exercised in February 2024. The fair value of 5,900,000 share options is approximately US$2,690,000 (equivalents to S$3,606,000).

On February 18, 2024, the Company has consolidated every five issued and unissued existing shares of par value of US$0.0001 each into one share of par value of US$0.0005 each.

On April 12, 2024, the Company has issued an aggregate of 167,333 ordinary shares of the Company to certain investors for the consideration of US$501,000 (equivalents to S$671,510).

F-86

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six-month ended June 30, 2024

(in Singapore Dollars)

16.	Reserves

(i)	Foreign currency translation reserve

Foreign currency translation reserve represents exchange differences arising from the translation of the unaudited interim condensed consolidated financial statements of foreign operations whose functional currencies are different from that of the Group’s presentation currency.

(ii)	Other reserve

Other reserve represents member’s deemed contribution arising from reorganization.

(iii)	Share-based payment reserve

The share option reserve comprises the fair value of share options granted which are yet to be exercised. The amount will either be transferred to the other reserves when the related options are exercised or be transferred to accumulated losses should the related options expire after the vesting period.

17.	Lease liabilities

	(Unaudited) June 30, 2024	(Audited) December 31, 2023
	S$	S$
Lease liabilities payable:

Within one year	8,682	41,409
Within a period of more than one year but not more than two years	18,709	19,151
	27,391	60,560

Less: portion classified as current liabilities	(8,682)	(41,409)

Non-current liabilities	18,709	19,151

F-87

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six-month ended June 30, 2024

(in Singapore Dollars)

18.	Trade and other payables

	(Unaudited) June 30, 2024	(Audited) December 31, 2023
	S$	S$
Trade payables
- Third parties	795,846	277,211

Other payables
- Accruals	260,517	96,053
- Contract liabilities	-	37,891
- Other payables (Note i)	147,620	35,914
	408,137	169,858

Total trade and other payables	1,056,363	447,069

Trade and other payables are non-interest bearing and are normally settled on 30 days’ terms.

Note

i)	The amounts due to the directors of S$5,192 (2023: S$2,941) are included in the other payables. The amounts due to directors are unsecured, interest-free, and repayable on demand.

19.	Significant related party transactions

In addition to the related party information disclosed elsewhere in the unaudited interim condensed consolidated financial statements, the following transactions with related parties took place at terms agreed between the parties during the financial period, which are at arm’s length:

	(Unaudited) Six-month ended June 30, 2024	(Unaudited) Six-month ended June 30, 2023
	S$	S$

Sales to a shareholder	21,652	34,761
Management fee paid to a shareholder	-	(3,500)
Purchases from a shareholder	-	(85,000)

The related parties refer to entities with common shareholders.

F-88

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six-month ended June 30, 2024

(in Singapore Dollars)

19.	Significant related party transactions (continued)

Compensation of key management personnel

	(Unaudited) Six-month ended June 30, 2024	(Unaudited) Six-month ended June 30, 2023
	S$	S$

Salaries, bonuses, and allowances	132,000	132,000
Employer’s contribution to Central Provident Fund	12,240	12,240

	144,240	144,240

20.	Redeemable, convertible, and cumulative preference shares

On November 30, 2021, BeLive SG issued 6,000,000 RCCPS of S$1 each to one of its shareholders at a total consideration of S$6,000,000. These RCCPS carried cumulative dividends at the rate of 2.5% per quarter of each calendar year. Out of the total consideration of the RCCPS, S$1,200,000 was payable in 2021 and S$4,800,000 was payable in 2022.

The RCCPS can be either redeemed or converted into either ordinary shares or founder/venture builder shares of BeLive SG, at the sole discretion of the holder.

If the redemption notice was issued by the holder before January 1, 2027, the redemption amount shall be S$3 per RCCPS. If the redemption notice was issued by the holder on or after January 1, 2027, the redemption amount shall be S$5 per RCCPS.

If the conversion notice was issued by the holder before January 1, 2027, the conversion ratio would be 1 RCCPS to 5 ordinary shares or founder/venture builder shares of BeLive SG. If the conversion notice was issued by the holder on or after January 1, 2027, the conversion ratio would be 1 RCCPS to 10 ordinary shares or founder/venture builder shares of BeLive SG.

RCCPS holder did not have any voting right. Holder of the founder/venture builder shares shall be entitled to 2 votes per share to vote at any meeting, except in relation to a resolution to wind up the company voluntarily or a resolution to vary any right attached to the founder/venture builder shares and conferred on the holders of the founder/venture builder shares, and in such case, each founder/venture builder share shall have one vote on a poll. Other than this, holder of founder/venture builder shares shall enjoy the same rights and obligations as that of the holders of the ordinary shares of BeLive SG.

The Group designated the entire hybrid contract as financial liabilities at FVTPL. On November 30, 2021, the fair value of the RCCPS was S$22,900,000. As at December 31, 2021, the fair value of the RCCPS was S$21,200,000.

On September 23, 2022, the RCCPS holder converted all its 6,000,000 RCCPS into 30,000,000 founder/venture builder shares of BeLive SG. On the date of conversion, the fair value of the RCCPS was S$18,000,000. The RCCPS holder forewent all the accrued and cumulative dividends due and payable to it.

F-89

BELIVE HOLDINGS AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six-month ended June 30, 2024

(in Singapore Dollars)

20.	Redeemable, convertible, and cumulative preference shares (continued)

A fair value gain on the RCCPS of S$3,200,000 was recorded for the year ended December 31, 2022.

The fair values of the RCCPS were determined based on the valuation carried out by Crowe Horwath First Trust Appraisal Pte. Ltd., an independent valuer, by using Binomial Option Pricing Model.

21.	Share-based payment

The Company adopted a share option scheme on July 17, 2023 (the “Share Option Scheme 2023”) to provide an incentive to the grantees by enabling them to participate in a future sale or listing of the Company, attract, motivate, and retain eligible participants, and align the interests of the grantees more closely with the shareholders of the Company and provide greater incentive for the grantees to focus on long-term goals of the Group.

On July 17, 2023, the Company granted a consultant share option equivalent to 3.5% of total number of shares of the Company as of 7 December 2022 with no vesting period. According to the addition terms and conditions on the share option granted to the consultant, the share option is contingent upon the occurrence of a performance condition (i.e. the successful initial public offering), the share option shall not be recognised until the performance condition becomes probable in accordance with IFRS 2 Share-based Payment.

On February 1, 2024, the Group has granted 5,900,000 share options to certain employees of the Group under the Share Option Scheme 2023. The share options contain an exercise price of US$0.0001 per share option with an expiry date on February 29, 2024 and are vested on the same date of acceptance of the share options by employees. All share options have been exercised in February 2024.

Fair value of shares granted

The fair value of the 5,900,000 share options granted on February 1, 2024 were estimated using inputs which are considered as Level 3 in the fair value hierarchy. It was determined based on valuation performed by Crowe Horwath First Trust Appraisal Pte Ltd, an independent valuer who holds a recognized and relevant professional qualification in this field. The fair value of S$3,606,000 was measured based on market approach.

F-90

1,750,000 Ordinary Shares

BeLive Holdings

PROSPECTUS

Sole bookrunning manager

R.F. Lafferty & Co., Inc.

October 2, 2024

Until [_____________], 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated _________, 2024

PROSPECTUS

2,139,227 Ordinary Shares

BeLive Holdings

This prospectus relates to resale of 2,139,227 of our ordinary shares (the “Resale Shares”) $0.0005 par value (the “Ordinary Shares”), of BeLive Holdings that may be sold by the selling shareholders named in this prospectus (the “Selling Shareholders”). The Selling Shareholders will not offer for sale the Resale Shares until such time as the Ordinary Shares are listed on Nasdaq Capital Market (“Nasdaq”). Once, and if, our Ordinary Shares are listed on Nasdaq and there is an established market for these Resale Shares, the Selling Shareholders may sell the Resale Shares, in public or private transactions, or both. The Selling Shareholders may sell the Resale Shares to or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders, the purchasers of the Ordinary Shares, or both. Any participating broker-dealers and any Selling Shareholders who are affiliates of broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933, as amended. The Selling Shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their Ordinary Shares. We will pay all expenses (other than discounts, concessions, commissions, and similar selling expenses, if any) relating to the registration of the Resale Shares held by the Selling Shareholders with the Securities and Exchange Commission. See “Plan of Distribution” for a more complete description of the ways in which the Ordinary Shares may be sold by the Selling Shareholders.

We will not receive any proceeds from the sales of outstanding Ordinary Shares by the Selling Shareholders.

We have applied to have our Ordinary Shares listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “BLIV”. There cannot be any assurance that Nasdaq will approve our listing application.

Unless otherwise noted, the share and per share information in this prospectus reflects a 5-for-1 reverse stock split (the “Reverse Split”) of our outstanding Ordinary Shares effective February 18, 2024.

We are a holding company incorporated in the Cayman Islands and conduct all our operations through our subsidiaries in Singapore and Vietnam. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our Ordinary Shares should be aware that the Ordinary Shares do not represent or constitute equity interests in our subsidiaries.

We are an “emerging growth company” and a “foreign private issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company” and “Prospectus Summary – Implications of Being a Foreign Private Issuer.

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors,” beginning on page 9, to read about factors you should consider before investing in our Ordinary Shares.

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2024.

[RESALE PROSPECTUS ALTERNATE PAGE]

TABLE OF CONTENTS

Page
ABOUT THIS PROSPECTUS
PRESENTATION OF FINANCIAL INFORMATION
MARKET, INDUSTRY AND CERTAIN STATISTICAL DATA
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
ENFORCEMENT OF CIVIL LIABILITIES
DEFINITIONS
PROSPECTUS SUMMARY	Alt-3
RISK FACTORS
USE OF PROCEEDS	Alt-4
DIVIDENDS AND DIVIDEND POLICY
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
REGULATORY ENVIRONMENT
MANAGEMENT
PRINCIPAL SHAREHOLDERS
RELATED PARTY TRANSACTIONS
SELLING SHAREHOLDERS	Alt-5
DESCRIPTION OF SHARE CAPITAL
CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS
SHARES ELIGIBLE FOR FUTURE SALE
MATERIAL TAX CONSIDERATIONS
PLAN OF DISTRIBUTION	Alt-6
SELLING RESTRICTIONS
EXPENSES RELATED TO THIS OFFERING
LEGAL MATTERS	Alt-7
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares.

We have not taken any action that would permit a public offering of the Ordinary Shares outside the United States or permit the possession or distribution of this prospectus or any related free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any related free-writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of the prospectus outside the United States.

We obtained the statistical data, market data and other industry data and forecasts described in this prospectus from market research, publicly available information, and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data. We have not sought the consent of the sources to refer to their reports appearing or incorporated by reference in this prospectus.

We were incorporated under the laws of the Cayman Islands as an exempted company limited by shares and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934.

Alt - 2

[RESALE PROSPECTUS ALTERNATE PAGE]

The Offering

Ordinary Shares Offered by the Selling Shareholders:	2,139,227 Ordinary Shares.

Ordinary Shares outstanding: (1)	9,902,574 Ordinary Shares.

Use of Proceeds:	We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

Listing:	We have applied to have our ordinary shares listed on the Nasdaq Capital Market under the symbol “BLIV”. There can be no assurance that our application to have our Ordinary Shares listed on Nasdaq will be approved. If our application is not approved, we will not proceed with this offering.,

Risk Factors:	Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 9 of the Public Offering Prospectus

(1)	The number of Ordinary Shares issued and outstanding assumes the issuance by the Company of 1,750,000 Ordinary Shares pursuant to the Public Offering Prospectus filed contemporaneously with this prospectus, but excludes:

●	262,500 Ordinary Shares issuable upon the exercise of the over-allotment option issued to the underwriters in connection with the Public Offering.

Alt - 3

[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our Ordinary Shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sales of Ordinary Shares offered by it under this prospectus. We have agreed to bear the expenses relating to the registration of the Ordinary Shares for the Selling Shareholders.

Alt - 4

[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING SHAREHOLDERS

We are registering 2,139,227 Ordinary Shares in order to permit the Selling Shareholders to offer the shares for resale from time to time. Except for the ownership of these securities or as otherwise disclosed below, the Selling Shareholders have not had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years and, based upon the information provided to us by the Selling shareholders, no Selling Shareholder is a broker-dealer or an affiliate of a broker-dealer.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any ordinary shares that such person or any member of such group has the right to acquire within sixty (60) days of the date of this prospectus. For purposes of computing the percentage of outstanding Ordinary Shares held by each person or group of persons named below, any shares that such person or persons has the right to acquire within sixty (60) days of the date of this prospectus are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any Ordinary Shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. Column (a) lists the number of Ordinary Shares beneficially owned by each Selling Shareholder after the primary offering of 1,750,000 Ordinary Shares by the Company, assuming no exercise of the overallotment option granted by the Company to the underwriters of the primary offering. Column (b) lists the percentage of Ordinary Shares each Selling Shareholder will own after the closing of the primary offering but before such Selling Shareholder sells any of their registered shares. Column (c) lists the number of Ordinary Shares that we are registering on behalf of each Selling Shareholder. Column (d) lists the number of Ordinary Shares that will be beneficially owned by each Selling Shareholder after the sale of all of their registered shares. Column (e) lists the percentage of outstanding Ordinary Shares each Selling Shareholder will own after the sale of all of their registered shares.

The Selling Shareholders can offer all, some, or none of their Ordinary Shares. See “Plan of Distribution.” We, therefore, have no way of determining the number of Ordinary Shares each Selling Shareholder will hold after this offering. Therefore, the fourth and fifth columns assume that each Selling Shareholder will sell all the Ordinary Shares covered by this prospectus.

All information with respect to share ownership has been furnished by the Selling Shareholders.

Name	Shares Beneficially Owned Prior to Offering(1) (a)	Percent Beneficially Owned Prior to Offering (b)	Shares to be Offered(1) (c)	Amount Beneficially Owned After Offering (d)	Percent Beneficially Owned After Offering (e)
Mediacorp Pte. Ltd. (2)	15,206	0.19%	15,206	0	0%
LIM Kim Hui	10,840	0.14%	10,840	0	0%
TONG Wei Liang	27,264	0.34%	27,264	0	0%
CHAN Rix Kwong Kee	5,259	0.07%	5,259	0	0%
GOH Chan Joo	2,690	0.03%	2,690	0	0%
TE Kok Chiew	2,690	0.03%	2,690	0	0%
TAM Chee Chong	2,557	0.03%	2,557	0	0%
TAN Chuan Jin	2,507	0.03%	2,507	0	0%
HO Chee Weng	108,596	1.36%	108,596	0	0%
KOH Chor Yung	217,193	3.72%	217,193	0	0%
WONG Melvin Teck Meng	93,082	1.17%	93,082	0	0%
TAN Woon Yong	108,596	1.36%	108,596	0	0%
NG Donald Kiat Siong	124,110	1.55%	124,110	0	0%
NG Swee Hiang	124,110	1.55%	124,110	0	0%
LIM Swan	62,055	0.78%	62,055	0	0%
TAN Wei Zhen	93,082	1.17%	93,082	0	0%
WONG Chak Chye	155,137	1.94%	155,137	0	0%
LIM Poh Han	310,275	3.89%	310,275	0	0%
CHEN Lanfang	155,137	1.94%	155,137	0	0%
LIM Ivan Yi Wei	71,988	0.90%	71,988	0	0%
Lui Hin Weng Samuel	279,520	3.50%	279,520	0	0%
Low Chuan Lee	34,000	0.42%	34,000	0	0%
Choo Koon Lip	33,333	0.41%	33.333	0	0%
FTAG Asset Management(3)	100,000	1.23%	100,000	0	0%

(1)	Based on 8,152,574 Ordinary Shares issued and outstanding as of the date of this prospectus and retrospectively restated for effect of the Reverse Split.

(2)	Mediacorp Pte. Ltd., a company incorporated in the Republic of Singapore and wholly owned by Temasek Holdings, an investment holding company owned by the government of Singapore, is the record and beneficial owner of these shares. The address of Mediacorp Pte. Ltd. is 1 Stars Avenue, Singapore 138507.

(3)	FTAG Asset Management Ltd, a company incorporated in accordance with the provisions of the Labuan Companies Act 1990 and wholly owned by Philip Wong Yee Teng and Yow Su Chin. The address of FTAG Asset Management Ltd is Level 15(A1), Main Office Tower, Financial Park Labuan, Jalan Merdeka, 87000, Federal Territory of Labuan, Malaysia.

The Selling Shareholders named above acquired their respective Ordinary Shares on June 9, 2023 and between April 10, 2024 and April 20, 2024, as part of a reorganization prior to the listing or in private transactions, all in reliance upon exemptions from registration pursuant to Section 4(a)(7) and Section 4(a)(1) of the Securities Act of 1933, as amended.

Alt - 5

[RESALE PROSPECTUS ALTERNATE PAGE]

PLAN OF DISTRIBUTION

Each Selling Shareholder and any of its pledgees, donees, assignees, and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares being offered under this prospectus on any stock exchange, market, or trading facility on which our Ordinary Shares are traded or in private transactions. These sales will occur at an assumed initial public offering price of US$4.00 per Ordinary Share until the Ordinary Shares are listed on the Nasdaq Capital Market. Thereafter, these sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Shareholders may use any one or more of the following methods when disposing of Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for the Selling Shareholders, rather than under this prospectus.

The Selling Shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If the Selling Shareholders default on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

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The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Shareholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of and limit the timing of purchases and sales of any of the shares by, the Selling Shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the Ordinary Shares offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether the Selling Shareholders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, the Selling Shareholders and purchaser is responsible for paying any discounts, and similar selling expenses they incur.

LEGAL MATTERS

Certain legal matters in connection with this offering with respect to United States federal securities law will be passed upon for us by Schlueter & Associates, P.C. The validity of the Ordinary Shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Appleby. Certain legal matters as to Singapore law will be passed upon for us by Trident Law Corporation and certain legal matters as to Vietnam law will be passed upon for us by Investpush Legal. Schlueter & Associates, P.C. may rely upon Appleby with respect to matters governed by Cayman Islands law, Trident Law Corporation with respect to matters governed by Singapore law and Investpush Legal with respect to matters governed by Vietnam law.

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[RESALE PROSPECTUS ALTERNATE PAGE]

2,139,227 Ordinary Shares

BELIVE HOLDINGS

Prospectus

_______________, 2024

Through and including ___________________, 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriters were involved in these issuances of securities.

On November 30, 2021, BeLive Singapore issued 6,000,000 RCCPS of S$1 each to FTAG Ventures Pte. Ltd., at a total consideration of S$6,000,000. These RCCPS carried cumulative dividends at the rate of 2.5% per quarter of each calendar year. Out of the total consideration of the RCCPS, S$1,200,000 was payable in 2021 and S$4,800,000 was payable in 2022. The RCCPS can be either redeemed or converted into either ordinary shares or founder/venture builder shares of BeLive Singapore, at the sole discretion of FTAG Ventures Pte. Ltd. On September 23, 2022, FTAG Ventures Pte. Ltd. converted all its 6,000,000 RCCPS into 30,000,000 founder/venture builder shares of BeLive Singapore. On the date of conversion, the fair value of the RCCPS was S$18,000,000. FTAG Ventures Pte. Ltd. forewent all the accrued and cumulative dividends due and payable to it.

On June 9, 2023, in connection with the Company’s reorganization, the Company closed on the Share Swap Agreement. Pursuant to the Share Swap Agreement, the Company issued 6,453,723(1) Ordinary Shares to the shareholders of BeLive Singapore in consideration of them agreeing to sell and BeLive (at the direction of the Company) agreeing to purchase all of the outstanding shares of BeLive Singapore.

On June 12, 2023, the Company issued:

(i)	279,520(1) Ordinary Shares to an entity as payment for general business advisory services to BeLive Singapore; and
(ii)	71,988(1) Ordinary Shares for consideration of US$250,000 pursuant to a private offering of its securities.

Effective February 18, 2024, the Company:

(i)	amended its Memorandum of Association to change the authorized share capital to $50,000 divided into 100,000,000 ordinary shares of a par value of $0.0005 each; and
(ii)	completed a 5:1 reverse stock split resulting in 7,985,241 Ordinary Shares outstanding.

On April 10, 2024, the Company issued 100,000 Ordinary Shares in consideration of US$300,000 pursuant to a private offering of its securities.

On April 17, 2024, the Company issued 34,000 Ordinary Shares in consideration of US$102,000 pursuant to a private offering of its securities.

On April 20, 2024, the Company issued 33,333 Ordinary Shares in consideration of US$99,000 pursuant to a private offering of its securities.

Effective June 20, 2024, the Company changed the authorized share capital to $500,000 divided into 1,000,000,000 ordinary shares of par value of $0.0005 each.

On February 1, 2024, an aggregate of 1,180,000(1) options to purchase Ordinary Shares at an exercise price of $0.0005 per share which were granted under the Share Option Scheme 2023, vested, and were exercised as follows.

(i)	820,000(1) Ordinary Shares were issued to C-Suite Executives upon the exercise of the options as follows:

(ii)	Name	Position	Number of Shares Issued(1)

	Kenneth Teck Chuan Tan	Chief Executive Officer	460,000
	Abdul Latif Bin Zainal	Chief Financial Officer	120,000
	Ken Jing Wei Ang	Chief Operating Officer	120,000
	Hassan Abid	Chief Technology Officer	120,000

(iii)	360,000(1) Ordinary Shares were issued to BSIP (BVI) Company Limited upon the exercise of the options which are held as Trust Shares for the benefit of fourteen employees, including 174,000 Ordinary Shares held in trust for Abdul Latif Bin Zainal.

(1)	Retrospectively restated for effect of a 5:1 reverse stock split

Between April 10, 2024 and April 20, 2024, the Company entered into a series of Regulation S Subscription Agreements pursuant to which it sold an aggregate of 167,333 Ordinary Shares to three Selling Shareholders for aggregate gross proceeds of USD$501,999. The shares were sold by the Company in reliance upon an exemption from registration pursuant to Section 4(a)(7) and under Section 4(a)(1) of the Securities Act of 1933, as amended.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description of document
1.1**	Form of Underwriting Agreement
2.1**	Share Swap Agreement between the Registrant, the Shareholders and BeLive Technology Group Ltd
3.1**	Memorandum and Articles of Association of the Registrant dated February 24, 2023
3.2**	Amended and Restated Memorandum and Articles of Association effective on March 5, 2024
5.1**	Opinion of Appleby regarding the validity of securities being registered
10.1**	Form of Directors’ Agreement
10.2**	Form of Indemnification Agreement
10.3	License Agreement - Singapore
10.4**	Lease Agreement - Vietnam
10.5+**	BeLive Holdings Share Option Scheme 2023
10.6+**	BeLive Holdings Share Option Scheme 2023 Trust Deed
10.7**	Form of Source Code Acquisition Agreement
10.8**	Form of Service Agreement (End to End Development)
10.9**	Form of Terms of Use and Service (End to End Development)
14.1**	Code of Ethics of the Registrant
21.1**	List of Subsidiaries of the Registrant
23.1	Consent of Onestop Assurance PAC
23.2**	Consent of Appleby (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature pages)
99.1**	Amended and Restated Audit Committee Charter
99.2**	Amended and Restated Compensation Committee Charter
99.3**	Nomination and Corporate Governance Committee Charter
99.4**	Insider Trading Policy
99.5**	Consent of Ling Yi Quek (director nominee)
99.6**	Consent of Ronald Longfa Wong (director nominee)
99.7**	Consent of Natalie Tara Si Ying Heng (director nominee)
99.8**	Consent of Kammy Swee Keng Choo (director nominee)
107**	Filing Fee Table

+ Denotes management compensatory agreement.

* To be filed by amendment

** Previously filed

(b)	Financial Statement Schedules – None.

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ITEM 9. UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on October 2, 2024.

BeLive Holdings

By:	/s/ Kenneth Teck Chuan Tan
Kenneth Teck Chuan Tan
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Abdul Latif Bin Zainal
Abdul Latif Bin Zainal
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	October 2, 2024	/s/ Kenneth Teck Chuan Tan
Kenneth Teck Chuan Tan, Chief Executive Officer (Principal Executive Officer), Chairman and Director

Date:	October 2, 2024	/s/ “*”
Abdul Latif Bin Zainal, Chief Financial Officer (Principal Financial and Accounting Officer) and Director

Date:	October 2, 2024	* By:	/s/ Kenneth Teck Chuan Tan
		Name:	Kenneth Teck Chuan Tan
		Title:	Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT IN THE UNITED STATES

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America has signed this Registration Statement or amendment thereto in New York, United States on October 2, 2024.

COGENCY GLOBAL, INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

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